As filed with the Securities and Exchange Commission on June 21, 2010

                                                     Registration No. 333-165638
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CIRALIGHT GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                 3444                        26-4549003
(State or Other Jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)        Classification Code Number)       Identification Number)

                           670 E. Parkridge, Suite 112
                                Corona, CA 92879
                                 (877) 520-5005
          (Address and telephone number of principal executive offices and principal place of business)

             Jeffrey S. Brain, President and Chief Executive Officer
                  670 E. Parkridge, Suite 112 Corona, CA 92879
                                 (877) 520-5005
            (Name, address and telephone number of agent for service)

                                    Copy to:
                       David E. Wise, Esq. Attorney at Law
                    The Colonnade 9901 IH-10 West, Suite 800
                            San Antonio, Texas 78230
                                 (210) 558-2858
                           (210) 579-1775 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered        Registered (1)       per Share (2)        Offering Price       Registration Fee (3)
------------------------------------------------------------------------------------------------------------
Common Stock,               966,049              $ .25              $241,512.25               $17.22
$.001 par value
------------------------------------------------------------------------------------------------------------
Totals                      966,049              $ .25              $241,512.25               $17.22
============================================================================================================

(1) Represents shares of common stock offered for resale by shareholders of record beginning when this Registration Statement becomes effective.
(2)  This price was arbitrarily determined by us.
(3) Estimated solely for the purpose of calculating the registration fee under Rule 457 (0) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED __________, 2010

PROSPECTUS

                             CIRALIGHT GLOBAL, INC.

                         966,049 Shares of Common Stock

     Ciralight Global, Inc. is registering an aggregate of 966,049 shares of our common stock to be sold, from time to time, by one or more of the selling shareholders, none of whom is an officer or director of Ciralight Global, Inc. The selling shareholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $.25 per share until a trading market develops in our common stock, at which time the selling shareholders may sell shares at prevailing market prices, which may vary, or they may sell shares at privately negotiated prices. The proceeds from the sale of the selling shareholders' shares will go directly to the selling shareholders and will not be available to us.

     The selling shareholders and any broker/dealer executing sell orders on behalf of the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended.

     Currently, no public market exists for our common stock. We will seek to have a market maker publish quotations for our common stock on the OTC Bulletin Board ("OTCBB"), which is maintained by the Financial Institutions National Regulatory Authority. However, we have no agreement or understanding with any potential market maker to do so. We cannot assure you that a public market for our common stock will develop. Ownership of our common stock is likely to be an illiquid investment.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" BEGINNING ON PAGE 6.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                            __________________, 2010

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE  SECURITIES  AND EXCHANGE  COMMISSION  ACTING  PURSUANT TO SAID
SECTION 8(A) MAY DETERMINE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


GENERAL                                                                       3
PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  6
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS                         14
TAX CONSIDERATIONS                                                           14
USE OF PROCEEDS                                                              14
DETERMINATION OF OFFERING PRICE                                              14
DILUTION                                                                     15
SELLING SHAREHOLDERS                                                         15
PLAN OF DISTRIBUTION                                                         17
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                     21
DESCRIPTION OF SECURITIES                                                    22
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       25
LEGAL REPRESENTATION                                                         26
EXPERTS                                                                      26
TRANSFER AGENT                                                               26
DESCRIPTION OF BUSINESS                                                      26
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS                         34
SUMMARY FINANCIAL DATA                                                       35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS                                                    36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE                                                    47
DIRECTORS AND EXECUTIVE OFFICERS                                             48
EXECUTIVE COMPENSATION                                                       51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               55
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                             58
WHERE YOU CAN FIND ADDITIONAL INFORMATION                                    58
INDEX TO FINANCIAL STATEMENTS                                               F-1


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                     GENERAL

     As used in this prospectus, references to "Ciralight Global," "Ciralight," "company," "we," "our," "ours" and "us" refer to Ciralight Global, Inc., a Nevada corporation, unless the context otherwise requires. In addition, any references to "financial statements" are to our financial statements contained herein, except as the context otherwise requires and any references to "fiscal year" refers to our fiscal year ending December 31. Unless otherwise indicated, the terms "Common Stock," "common stock" and "shares" refer to shares of our $.001 par value, common stock.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE DETAILED INFORMATION CONTAINED UNDER THE HEADING "RISK FACTORS," THE FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES TO THOSE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                       THE COMPANY

WHERE YOU CAN FIND US

     Our principal executive offices are located at 670 E. Parkridge, Suite 112, Corona, CA 92879. Our telephone number is (877) 520-5005. Our website address is http://www.ciralightglobal.com.

     The information on our website is not a part of this prospectus.

CORPORATE BACKGROUND

     We were incorporated in the state of Nevada on February 26, 2009, under the name "Ciralight West, Inc." On March 13, 2009, we changed our name to "Ciralight Global, Inc." We are a manufacturer and wholesaler of "advanced skylights" for use in warehouses, schools, retail stores, airports, military installations and residential buildings.

     Prior to our incorporation, there existed a company named "Ciralight, Inc." (referred to herein as "Old Ciralight") that was in the advanced skylights business. By the end of 2008, Old Ciralight was in dire financial straits and was having difficulty retaining staff, making sales, paying for component parts and other trade payables, paying its office and warehouse rents and servicing its heavy debt load. In January 2009, several officers and directors resigned from Old Ciralight and many of its employees either left the company or were laid off.

     On January 27, 2009, Old Ciralight granted Mr. George Adams, Sr., its only secured creditor, the right to (i) manufacture the Old Ciralight product on an exclusive basis and unconditionally and (ii) market and sell the its product, and agreed to ship all of its inventory to a facility owned or controlled by Mr. Adams in Anaheim, California. For all intents and purposes, Old Ciralight ceased its operations on January 27, 2009.


     The only revenue recognized by Old Ciralight during the quarter ended March 31, 2009, resulted from sales orders for Suntracker products received in 2008 for inventory items that were in inventory at December 31, 2008 and shipped during January 2009. After January 27, 2009, no meaningful or material business activities occurred in Old Ciralight. For a few weeks thereafter, the Old Ciralight's staff was reduced to two people who were charged with sorting out the debts and winding down the business.

     Mr. Adams began working with the people who would become the management and principals of Ciralight Global, Inc. during February 2009 and such management incorporated Ciralight Global, Inc. on February 26, 2009. The original plan between Mr. Adams and Ciralight Global, Inc. was for Ciralight Global, Inc. to handle sales, manufacturing, marketing and fulfillment of Ciralight products on behalf of Mr. Adams. So, Ciralight Global, Inc. immediately began manufacturing the Suntracker One(TM) products, leased warehouse space, negotiated with suppliers for component parts, agreed to repair or replace defective products that had been previously sold by Old Ciralight and installed by Old Ciralight's dealers and contractors.

     On March 15, 2009, Mr. Adams formally foreclosed on all of the assets of Old Ciralight. By the end of March 2009, Mr. Adams and Ciralight Global, Inc.'s management began negotiations pursuant to which Ciralight Global, Inc. would purchase all of the foreclosed assets from Mr. Adams.

     In April 2009, we entered into an Exchange of Stock for Assets Agreement with Mr. Adams ("Adams Agreement") to acquire certain assets including, but not limited to, a United States patent, a United States patent application, a Canadian patent application, a European patent application and a Mexican patent application, artwork, trademarks, equipment, furniture, databases, technical drawings, promotional materials, trade names and inventory parts and marketing rights related to the Suntracker One(TM), Suntracker Two(TM) previously owned and distributed by Old Ciralight,, such assets having been foreclosed on by Mr. Adams, who was the secured creditor of Old Ciralight. We did not acquire any equity securities of Old Ciralight. We did not acquire any assets directly from Old Ciralight and we have no affiliation, contractual or otherwise, with Old Ciralight.

     In April 2009, we acquired all of the above described assets from Mr. Adams, except for the United States patent and the patent applications pending in Canada, Europe, Mexico and the United States, in exchange for 3,200,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock. In December 2009, we acquired the United States patent and the patent applications pending in Canada, Europe, Mexico and the United States from Mr. Adams in exchange for the issuance by us of an additional 400,000 shares of our common stock and a convertible promissory note in the amount of $250,000. The promissory note we issued to Mr. Adams is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. As a result of this transaction, Mr. Adams is our largest shareholder and has voting control over us.

                                  THE OFFERING

Securities Being Offered           Up to 966,049 shares of common stock.

Initial Offering Price             The selling shareholders will sell our shares
                                   at $.25 per share until our shares are quoted
                                   on the OTC Bulletin  Board or Pink Sheets and
                                   thereafter  at  prevailing  market  prices or
                                   privately  negotiated prices.  This price was
                                   arbitrarily   determined   by  our  board  of
                                   directors and may not be indicative of the real value of a share of our common stock.

Terms of the Offering              The selling  shareholders will determine when
                                   and how they will sell their common stock offered in this prospectus.

Termination of the Offering        The offering  will  conclude  when all of the
                                   966,049 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares.

Risk Factors                       The securities  offered hereby involve a high
                                   degree of risk and should not be purchased by
                                   investors who cannot afford the loss of their
                                   entire   investment.   See   "Risk   Factors"
                                   beginning on page 6.

Common Stock Issued and
 Outstanding Before Offering       11,312,446  shares  of our  common  stock are
                                   issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by the selling shareholders.

Use of Proceeds                    We will not  receive  any  proceeds  from the
                                   sale of the common stock by the selling shareholders.

                                  RISK FACTORS

     PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.


     This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information contained in this prospectus before deciding whether or not to purchase our common stock. The risks and uncertainties described below are those that our management currently believes may significantly affect us. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed and investors in our common stock could lose part or all of their investment in our shares The numbers preceding the risk factors below are for ease of reference only and are not intended as a ranking of such risk factors.


                          RISKS RELATED TO OUR BUSINESS

1. WE DO NOT HAVE AN INDEPENDENT AUDIT OR COMPENSATION COMMITTEE. THE ABSENCE OF WHICH COULD LEAD TO CONFLICTS OF INTEREST OF OUR OFFICERS AND DIRECTORS AND WORK AS A DETRIMENT TO OUR SHAREHOLDERS.

     We do not have an independent audit or compensation committee. The absence of an independent audit and compensation committee could lead to conflicts of interest of our officers and directors, which could work as a detriment to our shareholders.

2. WE HAVE A VERY LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, THEN WE MAY SUSPEND OR CEASE OUR OPERATIONS AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT IN OUR COMMON STOCK.


     We were incorporated on February 26, 2009, and generated $640,425 in revenues through December 31, 2009. We generated $286,436 in revenues during the period from January 1, 2010, through March 31, 2010. However, we have not generated any cumulative profits. We also have very little operating history upon which an evaluation of our future success or failure can be made. As of December 31, 2009, we had incurred a net loss of $820,289. From February 26, 2009, through March 31, 2010, we had incurred a cumulative net loss of $1,078,087. The success of our future operations is dependent upon our ability to carry out our planned marketing and sales activities, fund our operations and compete effectively with other skylight manufacturers. Based on our current business plan, we expect to incur operating losses through the second quarter of 2010 and break even by the end of the third quarter of 2010. We cannot guarantee that we will ever be successful in generating revenues sufficient to cover our operating costs and overhead or achieve profitability. Our failure to achieve profitability may cause us to suspend or cease our operations.


3. AS A RESULT OF OUR INTENSELY COMPETITIVE INDUSTRY, WE MAY NOT GAIN ENOUGH MARKET SHARE TO BE PROFITABLE.

     The industrial lighting industry is intensely competitive. We have numerous competitors in the United States and elsewhere. Our major competitors in the active skylight market are Solar Tracking Skylights, Inc., Natural Lighting, Inc. and Sundolier. Our major competitors in the passive skylight market are Solatube, Inc., Sun Optics and Mondraught Skylights. These competitors have already successfully marketed and commercialized products that compete with our products.

     Most of our passive skylight competitors have greater financial resources, larger staffs and more effective marketing and manufacturing organizations than ours, while our active skylight competitors are smaller companies with minor, if any, competitive advantages over us.

     Our competitors may succeed in developing or licensing products and technologies that are more effective or less costly than our products and the products that we are developing. If we are unable to compete successfully, we will not be able to sell enough products at a price sufficient to permit us to generate profits.

4. OUR ABILITY TO ACHIEVE ANY SIGNIFICANT REVENUE WILL DEPEND ON OUR ABILITY TO ESTABLISH EFFECTIVE SALES AND MARKETING CAPABILITIES.

     Our success is dependent up our ability to effectively and profitably produce, market and sell our products. If we fail to establish sufficient marketing and sales forces or to make alternative arrangements to have our products marketed and sold by others on attractive terms, our ability to enter new or existing markets will be impaired. Our inability to effectively enter these markets would materially and adversely affect our ability to generate significant revenues.

5. WE DEPEND HEAVILY ON OUR MANAGEMENT TEAM AND CONSULTANTS AND THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS COULD SIGNIFICANTLY WEAKEN OUR MANAGEMENT EXPERTISE AND ABILITY TO RUN OUR BUSINESS.

     Our business strategy and success is dependent on the skills and knowledge of our management team and consultants. As of the date of this prospectus, Jeffrey S. Brain is our President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. We also operate with a small number of advisors and consultants and, therefore, have little backup capability for their activities. The loss of services of one or more members of our management team or advisors could weaken significantly our management expertise and our ability to efficiently run our business. We do not maintain key man life insurance policies on any of our officers.


6. THE MARKETABILITY AND PROFITABILITY OF OUR PRODUCTS IS SUBJECT TO UNKNOWN ECONOMIC CONDITIONS, WHICH COULD SIGNIFICANTLY IMPACT OUR BUSINESS, FINANCIAL CONDITION, THE MARKETABILITY OF OUR PRODUCTS AND OUR PROFITABILITY.

     The marketability and profitability of our products may be adversely affected by local, regional, national and international economic conditions beyond our control and/or the control of our management, which could significantly impact our business, financial condition, the marketability of our products and our ability to earn a profit. Favorable changes may not necessarily enhance the marketability of our products or our profitability.


7. WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS WHICH MAY NEGATIVELY AFFECT OUR PROFITABILITY.

     Industrial spending is generally affected by a number of factors including general economic conditions, inflation, interest rates, tax rates, gasoline and other energy costs and consumer confidence, generally, all of which are beyond our control. We are currently in a severe worldwide economic recession. Runaway deficit spending by the United States government and other countries further exacerbates the United States and worldwide economic climate and may delay or possibly deepen the current recession. Currently, a lot of economic indicators suggest rising energy costs, higher inflation, dwindling consumer confidence and substantially higher taxes. Industrial purchases of our products tend to decline during recessionary periods when disposable revenue is lower and may impact sales of our products. In addition, sudden disruptions in business conditions as a result of a terrorist attack similar to the events of September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation, war, adverse weather conditions or other natural disasters, such as Hurricane Katrina, pandemic situations or large scale power outages can have a short term or, sometimes, long term impact on spending. Further downturn in the economies in which we sell our products or a sudden disruption of business conditions in those economies could adversely affect our business. The worldwide recession is placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, borrow money, operate effectively and profitably and to plan for the future.

8. OUR SUCCESS DEPENDS, IN PART, ON THE QUALITY OF OUR PRODUCTS BECAUSE IF OUR PRODUCTS ARE DEFECTIVE OR OTHERWISE FAIL TO MEET OUR CUSTOMERS' AND
     DISTRIBUTORS STANDARDS, OUR CUSTOMER AND DISTRIBUTORSHIP RELATIONS COULD SUFFER.

     Our success depends, in part, on the quality of our products. If our products are found to be defective or if they otherwise fail to meet our customers' and distributors' standards, our relationships with our customers and distributors could suffer, we could need to recall some of our products, our reputation could be diminished and we could lose market share, any of which could result in a material adverse effect on our business, results of operations and financial condition.

9.   OUR SUCCESS DEPENDS ON OUR ABILITY TO FULLY EXECUTE OUR BUSINESS STRATEGY.

     * increase our product sales and market share and strengthen our brand image;
     *    implement appropriate product mixes and pricing strategies;
     * implement enterprise resource planning and our strategic sourcing initiative; and
     * obtain new customers through a combination of new businesses, new channels and pursuit of strategic opportunities such as acquisitions, joint ventures and strategic alliances with other companies.


     There  can  be  no  assurance  that  any  of  these   initiatives  will  be
successfully and fully executed within the planned time periods. If we fail to carry out our key business initiatives, then we may fail as a business.


                   RISKS RELATED TO OUR INTELLECTUAL PROPERTY

10. IF WE FAIL TO PROTECT OUR PROPRIETARY TECHNOLOGY, THEN OUR COMPETITIVE POSITION WILL BE IMPAIRED.

     We own one United States patent and have one pending United States patent application. In addition, we have pending patent applications in Canada, Europe and Mexico. Our success will depend in part on our ability to obtain additional United States and foreign patent protection for our products and lighting solutions, preserve our trade secrets and operate without infringing the proprietary rights of others. We place considerable importance on obtaining patent protection for significant new technologies, products and lighting solutions. Legal standards relating to the validity of trademarks and patents covering products and inventions and the scope of claims made under such patents are still developing. Past enforcement of intellectual property rights in many foreign countries has been limited or nonexistent. Future enforcement of patents and proprietary rights in many other countries may be problematic or is unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions. Our domestic patent position is also highly uncertain and involves complex legal and factual questions. The applicants or inventors of subject matter covered by patent applications or patents owned by us may not have been the first to invent or the first to file patent applications for such inventions. Existing or future patents owned by us may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights we may have under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes. In the event that we do not obtain legal title to all rights in our patents, then we may not be able to achieve our business plan and investors could lose part or all of their investments in our common stock.

11. LITIGATION OR OTHER DISPUTES REGARDING PATENTS AND OTHER PROPRIETARY RIGHTS MAY BE EXPENSIVE, CAUSE DELAYS IN BRINGING PRODUCTS TO MARKET AND HARM OUR ABILITY TO OPERATE.


     The manufacture, use, marketing or sale of our products may infringe on the patent or trademark rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents we are alleged to infringe declared invalid, we may incur substantial money damages and encounter significant delays in bringing our products and technology to market.


     In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention. Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable to us. These additional costs could adversely affect our financial results.

12. CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION.


     In order to protect our proprietary technology and trade secrets, we also rely in part on confidentiality agreements with our employees, consultants, customers, dealers, distributors, suppliers and advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.


                RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

13. BECAUSE ONE OF OUR SHAREHOLDERS OWNS 3,600,000 SHARES OF OUR COMMON STOCK, A PROMISSORY NOTE THAT IS CONVERTIBLE INTO 1,000,000 SHARES OF OUR COMMON STOCK, ALL OF OUR SERIES A PREFERRED STOCK AND VOTING CONTROL OVER AT LEAST 51% OF ELIGIBLE VOTES, HE CAN EXERT SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OUR MINORITY SHAREHOLDERS.

     Mr. George Adams, Sr. owns 3,600,000 shares of our common stock, a promissory note that is convertible into 1,000,000 shares of our common stock and all of our Series A Preferred Stock. The Series A Preferred Stock owned by Mr. Adams insures that, when all of his Series A Preferred Stock is voted together with Mr. Adams' common stock, so long as he owns 3,200,000 shares of our common stock, he will have the equivalent of 51% of all eligible votes on matters brought up for vote of shareholders related to the election of our directors and for any acquisition or merger transaction involving the Company. Such control by Mr. Adams could be disadvantageous to our minority shareholders, who would have little say in the election of our directors and in any acquisition or merger transaction in which we may become involved. See "Description of Securities -- Preferred Stock -- Voting Rights."

14. OUR COMMON STOCK IS NOT CURRENTLY TRADED ON ANY STOCK EXCHANGE OR QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR THE PINK SHEETS. WHEN AND IF TRADED, OUR COMMON STOCK WILL LIKELY BE CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS.

     As long as the price of our common stock remains below $5.00 per share, our shares of common stock are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally, an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices of penny stocks and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell shares of our common stock and limit the liquidity of our shares.

15. TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT.

     Historically speaking, the market prices for securities of small publicly traded companies have been highly volatile. Publicized events and announcements may have a significant impact on the market price of our common stock.

     In addition, the stock market from time to time experiences extreme price and volume fluctuations that particularly affect the market prices for small publicly traded companies and which are often unrelated to the operating performance of the affected companies.

16. SUBSTANTIAL SALES OF OUR COMMON STOCK MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.

     Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, and the resale of shares by investors who have registration rights, could adversely affect the market price of our common stock. Furthermore, if we raise additional funds through the issuance of common stock or securities convertible into our common stock, the percentage ownership of our shareholders will be reduced and the price of our common stock may fall.

17.  WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

     We will use any earnings generated from our operations to finance our business and will not pay any cash dividends to our shareholders in the foreseeable future.

18. ISSUING PREFERRED STOCK WITH RIGHTS SENIOR TO THOSE OF OUR COMMON STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK.

     Our charter documents grant our board of directors the authority to issue various series of preferred stock without a vote or action by our shareholders. Our board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference - a pre-set distribution in the event of a liquidation that would reduce the amount available for distribution to holders of our common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common shareholders could be prevented from participating in transactions that would offer an optimal price for their shares. We have issued 1,000,000 shares of our Series A Preferred Stock in exchange for certain assets acquired for use in our business. The holder of the Series A Preferred Stock has certain super-voting rights that enable the holder to control the outcome of all shareholder votes related to the election of directors and for any acquisition or merger transaction in which we may become involved while the Series A Preferred Stock is outstanding. See "Description of Securities--Preferred Stock."

19.  WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS  UNDER
     SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ended December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010.


     We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. We have not yet begun our assessment of the effectiveness of our internal control over financial reporting and expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements. Further, implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes and take a significant amount of time to complete. Also, during the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.


     In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to insure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock, if a market ever develops, could drop significantly.

20. WE WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

     We will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because of factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

     However, the incurrence of such costs will obviously be an expense to our future operations and could have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock could drop significantly.

21. HAVING ONLY TWO DIRECTORS LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR MANAGEMENT.

     Having only two directors, one of whom is our President and another one of whom is our Corporate Secretary, limits our ability to establish effective independent corporate governance procedures and increases the control of our management. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues until we are able to expand our board of directors to include independent directors.

     Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our management's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

22. SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

     We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the 38,687,554 authorized, but unissued, shares of our common stock. Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

23. OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY, WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFITS OF OFFICERS AND/OR DIRECTORS.

     Our articles of incorporation and applicable Nevada laws provide for the indemnification of our directors, officers, employees and agents under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees or agents, upon such person's written promise to repay us therefor, even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

     We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question of whether indemnification by us is against public policy as expressed by the Securities and Exchange Commission and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result is us receiving negative publicity, either of which factors is likely to materially reduce the market price for our shares, if such a market ever develops.

24. ALL 966,049 SHARES OF OUR COMMON STOCK BEING REGISTERED IN THIS OFFERING MAY BE SOLD BY SELLING SHAREHOLDERS SUBSEQUENT TO THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART. A SIGNIFICANT VOLUME OF SALES OF THESE SHARES OVER A SHORT OR CONCENTRATED PERIOD OF TIME IS LIKELY TO DEPRESS THE MARKET FOR AND PRICE OF OUR SHARES IN ANY MARKET THAT MAY DEVELOP.

     All 966,049 shares of our common stock held by the selling shareholders that are being registered in this offering may be sold subsequent to the date of this prospectus, either at once or over a period of time. See also "Selling Shareholders" and "Plan of Distribution" elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

25.  THERE ARE RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

     This prospectus contains certain forward looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," in this prospectus, as well as in this prospectus, generally. Actual events or results may differ materially from those discussed in forward looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus, generally. In light of these risks and uncertainties, there can be no assurance that the forward looking statements contained in this prospectus will, in fact, occur.

FOR ALL OF THE FOREGOING REASONS AND OTHER REASONS SET FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES IN ANY MARKET THAT MAY DEVELOP IN THE FUTURE WILL INVOLVE A HIGH DEGREE OF RISK.

           CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains forward looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Ciralight Global's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.

     In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward looking statements after the date of this prospectus to confirm our prior statements to actual results.


     Further, this prospectus contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.


                               TAX CONSIDERATIONS

     We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisors to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We have agreed to bear the expenses relating to the registration of the common stock for the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

     Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value.

     The selling shareholders will sell the shares offered at $.25 per share until our shares are quoted on the OTC Bulletin Board or the Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. Our board of directors determined the $.25 per share offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our common stock will be listed on an exchange or quoted on the OTC Bulletin Board.

                                    DILUTION

     The common stock to be sold by the selling shareholders in this offering is common stock that is currently issued and outstanding. Accordingly, this offering will not result in dilution to our existing shareholders.

                              SELLING SHAREHOLDERS


     Between April 30, 2009, and January 15, 2010, the Company issued a total of 5,200,000 restricted shares of common stock at a price of $.25 per share to investors in a private placement. The selling shareholders purchased their common stock in our private placement for $.25 per share. The shares issued in the private placement were issued in reliance on the Regulation D, Rule 506 exemption from the registration requirements of the Securities Act of 1933, as amended. The shares offered by this prospectus may be offered from time to time by the selling shareholders listed in the following table. Each selling shareholders will determine the number of shares to be sold and the timing for the sales. Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of their shares. Because the selling shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling shareholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of the common stock offered under this prospectus will ultimately be sold. None of the selling shareholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers. No selling shareholder is an officer or director of the Company.


     None of the selling shareholders has had any position, office or other material relationship with the Company within the past three years and none of the selling shareholders has any continuing relationship with the Company going forward.

     The Company will file a prospectus supplement to name successors to any named selling shareholders who are able to use this prospectus to resell their securities.

                                                                Total Shares to
                                                                 be Offered for
                                               Shares Owned         Selling          Total Shares to      Percentage Owned
                                               Prior to This      Shareholder         be Owned After     Upon Completion of
     Name                                       Offering (1)       Account (2)       This Offering (3)    This Offering (4)
     ----                                       ------------       -----------       -----------------    -----------------
Kenneth N. Atkins                                 40,000             16,000                24,000                 *
Sandra J. Althaus                                200,000             80,000               120,000                 *
Billy R. Ahlstrom                                  4,000              4,000                     0                 *
Mike S. Ahlstrom                                  50,000             20,000                30,000                 *
Rick G. Ahlstrom                                   6,000              6,000                     0                 *
Susan E. Atencio                                  10,000              4,000                 6,000                 *
D. Joan Balcome                                   40,000             16,000                24,000                 *
Douglas J. Bassett                                32,000             12,800                19,200                 *
Mark A. Bishop                                    20,000              8,000                12,000                 *
J. Panela P. Broderick Family
 Protection Trust (5)                             68,000             27,200                40,800                 *
Norman E. Butler                                  16,000              6,400                 9,600                 *
Shauna H. Carpenter                               60,000             24,000                36,000                 *
Joseph A. Clem                                     4,500              4,500                     0                 *
Steve Cox                                         25,000             10,000                15,000                 *
Mary Lou Cunningham                                1,400              1,400                 1,200                 *
Kathy D'Olimpo                                    20,000              8,000                12,000                 *
Eugene J. Daunis                                  20,000              8,000                12,000                 *
Nancy J. Davis                                    40,000             16,000                24,000                 *

Brett J. Earl                                     40,000             16,000                24,000                 *
Karie Eggleston                                   12,000              4,800                 7,200                 *
Richard J. Eisenreich                            200,000             80,000               120,000                 *
Garrett Emery                                      8,000              3,200                 4,800                 *
Cory Ericksen                                     10,000              4,000                 6,000                 *
Cyndi Feller                                       6,000              6,000                     0                 *
Hans Fuegi                                        20,000              8,000                12,000                 *
Craig Fullmer                                     12,000              4,800                 7,200                 *
Bonita L. Greiner                                 20,000              8,000                12,000                 *
Russell K. Groves                                 20,000              8,000                12,000                 *
Robert W. Halverson                               20,000              8,000                12,000                 *
Jerry L. Hamblin                                  50,000             20,000                30,000                 *
Bruce r. Hebdon                                   40,000             16,000                24,000                 *
Charles C. Hislop                                 16,000              6,400                 9,600                 *
Sheryl A. Hodges                                  10,000              4,000                 6,000                 *
Jess Holyoak                                      10,000              4,000                 6,000                 *
John C. Jensen                                    20,000              8,000                12,000                 *
John Johnson                                       4,000              4,000                     0                 *
Clyde R. Johnson                                  25,200             10,080                15,120                 *
Duane D. Kearsley                                  2,000              2,000                     0                 *
Emma P. Kirkham                                    4,000              4,000                     0                 *
Laurel Kirkham                                    24,000             12,048                11,952
Steven S. & Michele L. Maughan (6)                 8,000              3,200                 4,800                 *
Edward Miner                                      10,000              4,000                 6,000                 *
Tonya Nemanic                                     12,000              4,800                 7,200                 *
Tim Pearson                                       72,000             28,800                43,200                 *
Darwin G. Perry                                    4,000              4,000                     0                 *
L. Val Rollins                                    98,000             39,200                58,800                 *
Bart A. Schroder                                  50,000             20,000                30,000                 *
Rick Shapiro                                       4,000              4,000                     0                 *
Val S. Simmons                                     8,000              3,200                 4,800                 *
Arthur Lyn Simon & Helen I. Simon, JTWROS (7)    112,000             44,800                67,200                 *
Mary Jo Truman Stallcup                           40,000             16,000                24,000                 *
Joshua Taylor                                     16,000              6,400                 9,600                 *
Tew Investments, LLC (8)                          40,000             16,000                24,000                 *
Randall K. Thunell                                 4,000              4,000                     0                 *
Bryce Tolman                                     180,000             72,000               108,000                 *
Jeffrey Walters                                   80,000             32,000                48,000                 *
Thaes Webb III                                    20,000              8,000                12,000                 *
Adam Wells                                        21,052              8,421                12,631                 *
M. Dunford Weston Family Partnership (9)         132,080             52,832                79,248                 *
Zoe Anne Watson                                   23,920              9,568                14,352                 *
John Williamson                                  148,000             59,200                88,800                 *
Kent A. Winegar                                   20,000              8,000                12,000                 *
Sarah L. Wood Rodriquez                            4,000              4,000                     0                 *

----------
*    Less than one percent (1%).


1. For purposes of this column only, we have included all shares of common stock owned of record or beneficially owned by the respective selling shareholders. Each selling shareholder's ownership in this column is based on 11,312,446 shares of our common stock outstanding as of June 18, 2010.


2.   Represents an aggregate of 966,049 shares of outstanding common stock.
3.   Assumes that all securities registered will be sold.

4. The percentages set forth in this column are based on 11,312,446 shares of common stock outstanding as of June 18, 2010. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.


5. David Broderick is the Trustee of this Trust and has sole voting and investment power over these shares.


6. Steven S. Maughan and Michele L. Maughan have shared voting and investment control over these shares.
7. Arthur Lyn Simon and Helen I. Simon have shared voting and investment control over these shares.


8. Wayne Tew is the majority member and manager of Tew Investmetns, LLC and he has sole voting and investment power over these shares.
9. Michael D. Weston is the managing partner of this partnership and has sole voting and investment power over these shares.

                              PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

     None of the selling shareholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers. The selling shareholders may offer the common stock at various times in one or more of the following transactions:

     *    on any market that might develop;
     *    in transactions other than market transactions;
     *    by pledge to secure debts or other obligations;
     *    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account; or
     *    in a combination of any of the above.

     Our shares of common stock offered hereby by the selling shareholders may be sold from time to time by such shareholders, or by their pledgees, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will also be deemed "selling shareholders" for the purposes of this prospectus.

     The selling shareholders will sell at a fixed price of $.25 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

     The selling shareholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares from whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealer.

     The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealer may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling shareholders.

     The selling shareholders, alternatively, may sell all or part of the shares offered in this prospectus through an underwriter. No selling shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into by a selling shareholder. In the event that a selling shareholder sells all or part of the shares offered in this prospectus through an underwriter, the maximum compensation paid to any such underwriter shall be 8% and shall be paid by such selling shareholder.

     Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.


     We will pay all expenses incident to the registration, offering and sale of
the  common  stock  other  than   commissions  or  discounts  of   underwriters,
broker-dealers or agents.

     The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and, therefore, be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:


     1.   engage in any stabilization activities in connection with the shares;
     2. effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
     3. bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

     The offering will conclude when all of the 966,049 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares.

     SELLING SHAREHOLDERS AND ANY PURCHASERS OF OUR SECURITIES SHOULD BE AWARE THAT THE MARKET IN OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS.

     The trading of our securities takes place in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB CONSIDERATIONS

     The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

     Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files.
FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

     Investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors' orders may be filled at prices much different than expected when orders are placed.

     Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

     OTCBB transactions are conducted almost entirely on a manual basis. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders-- an order to buy or sell a specific number of shares at the current market price-- it is possible for the prices of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

     Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

SECTION 15(g) OF THE SECURITIES EXCHANGE ACT OF 1934


     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 15g-1 through 15g-6 promulgated thereunder, which impose additional sales practice requirements on broker-dealers who sell our securities to persons other that established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).


     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

     Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to its customers current quotation prices or similar market information concerning the penny stock in question.


     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation and the compensation of any associated person of the broker-dealer.


     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock" for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

     * the basis on which the broker or dealer made the suitability determination; and
     * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     In addition, FINRA has recently imposed strict guidelines on deposited securities which are having a chilling effect on clearing houses and broker-dealers who accept physical delivery of stock certificates, resulting in
(i) special fees charged to customers when stock certificates are deposited into their brokerage accounts and (ii) substantial delays in clearing the underlying securities for resale.

     The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES-BLUE SKY LAWS

     There is no established public market for our common stock and there can be no assurances that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction. Because the common stock registered hereunder has not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the common stock and of purchasers to purchase the common stock. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

     Selling shareholders may contact us directly to ascertain procedures necessary for compliance with blue sky laws in the applicable states relating to sellers and/or purchasers of shares of our common stock.

     We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide Ciralight Global with "manual" exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "STANDARD MANUALS EXEMPTIONS."


     Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling shareholders under this prospectus. In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district. These 39 states are:
Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.


     We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     As of June 18, 2010, we had 11,312,446 shares of common stock and 1,000,000 shares of Series A preferred stock issued and outstanding.


     There currently exists no public trading market for our common stock. We do not expect a public trading market will develop until we become a reporting company under the Securities Exchange Act of 1934, as amended. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, investors in this offering may be unable to liquidate their shares of our common stock without considerable delay, if at all. If a market does develop, the price for our shares may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks factors associated with an investment in Ciralight Global, may have a significant impact on the market price of our common stock. Also, because of the relatively low price at which our common stock will likely trade, many brokerage firms may not effect transactions in our common stock.

HOLDERS


     As of June 18, 2010, there were approximately 116 shareholders of record of our common stock and one holder of record of our Series A Preferred Stock.


DIVIDENDS

     We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future. There are no material restrictions limiting or that are likely to limit our ability to pay dividends on its outstanding securities.

RULE 144 SHARES

     As of the date of this prospectus, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

                            DESCRIPTION OF SECURITIES

OUR CAPITALIZATION:

COMMON STOCK

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share. We currently have 11,312,446 shares of our common stock issued and outstanding.

     The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of the directors;
     * are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up our affairs;
     * do not have preemptive, subscription or conversion rights, or redemption rights or access to any sinking fund; and
     * are entitled to one non-cumulative vote per share on all matters submitted to shareholders for a vote at any meeting of shareholders.

PREFERRED STOCK

     We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Currently, we have 1,000,000 shares of preferred stock issued and outstanding. As part of the purchase contract for the acquisition of assets, we issued 1,000,000 shares of Series A Preferred Stock to the seller of those assets, Mr. George Adams, Sr. The Series A Preferred Stock has the following rights and preferences:

     Shares Issued: 1,000,000 shares have been issued to George Adams, Sr. So long as the Series A Preferred Stock remains issued and outstanding, no other shares of preferred stock shall be issued by the Company that would grant the holder(s) equal or superior rights to the Series A Preferred Stock.


     Voting Rights: As long as the holder of our Series A Preferred Stock owns all 1,000,000 shares of our Series A Preferred Stock issued and outstanding and such holder owns at least 3,200,000 shares of our common stock, then such holder shall have the right to vote 51% of the total votes necessary for the election of directors and for any acquisition or merger transaction.

     As long as Mr. Adams or his assignee owns 1,000,000 shares of our Series A Preferred Stock and at least 3,200,000 shares of our common stock, such holder shall have the right to vote 51% of the total votes necessary for the election of directors and for any acquisition or merger transaction. It is our position that if Mr. Adams or his assignee does not meet both ownership thresholds (i.e., (1) owns all 1,000,000 shares of our Series A Preferred Stock and (2) owns at least 3,200,000 shares of our common stock at the same time), then Mr. Adams or his assignee can only vote the number of shares of common stock owned and no super-majority voting rights exist.

     Redemption Rights: The Company will have the right, but not the obligation, to redeem shares of the Series A Preferred Stock by paying Mr. Adams $1.00 per share. Such redemption may occur any time the Company has money legally available for such redemption.

     Dividend Rights: None


     Our board of directors may issue one or more series of preferred stock. If we decide to issue any additional preferred stock in the future, our board of directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, dividend, liquidation, redemption and voting rights. However, as long as the Series A Preferred Stock is outstanding, we will not be able to issue additional preferred stock with rights and preferences equal to or greater than those granted to the Series A Preferred Stock.


CONVERTIBLE NOTES

     On December 15, 2009, we issued a Prime Rate Plus 2% Convertible Note Due 2012 ("Convertible Note") to Mr. George Adams, Sr. as partial consideration for our acquisition of assets under the Adams Agreement. The principal amount of the Convertible Note is $250,000. The interest rate is prime rate (as quoted in the Wall Street Journal) plus 2%. The Convertible Note is convertible into shares of our common stock at a conversion price of $.25 per share, at the option of Mr. Adams.

     On October 1, 2009, we issued a Prime Rate Plus 2% Convertible Note to Mr. Frederick Feck (one of our directors) in the amount of $48,507.29 to evidence our indebtedness to Mr. Feck for his payment of $48,507.29 of the Company's expenses. Mr. Feck paid these Company expenses between March 13, 2009, until September 15, 2009. These expenses included salaries, consulting fees, labor, legal fees for formation of the Company, legal and filing fees related to patents, travel expenses and the electric bills on our Corona, California warehouse facility. On December 1, 2009, Mr. Feck elected to convert this note into 200,000 shares of our common stock. Therefore, this debt to Mr. Feck has been paid in full.

     On November 5, 2009, we issued a Convertible Note in the principal amount of $73,788 to Terry Adams, the son of George Adams, Sr., to evidence monies loaned to us. The Convertible Note is due on or before December 15, 2012, bears interest at the rate of Prime Rate (as quoted in the Wall Street Journal) plus 2% per annum and is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest.

     See "Certain Relationships and Related Transactions."

WARRANTS AND OPTIONS

     We have no outstanding warrants. We have 75,900 outstanding stock options held by a non-affiliate. These options are exercisable at a price of $.75 per share and expire on December 31, 2014, or one year after the Company's common stock is publicly traded. However, we anticipate implementing a stock option and compensation plan in the future to provide for the issuance of common stock our officers, key personnel and consultants.

REGISTRATION RIGHTS

     We have not granted registration rights to the selling shareholders or to any other person.

REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

LIABILITY OF DIRECTORS AND OFFICERS

     Article 9 of the Company's Articles of Incorporation provides that our directors and officers shall not be personally liable to the Company or our stockholders for damages for breach of fiduciary duty. However, Article 9 does not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (2) the unlawful payment of dividends.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Company's Articles of Incorporation entitle any present and future director or executive officer to be indemnified and held harmless from any action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

     The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

     The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     Article 10 of the our Articles of Incorporation and Article VII of our By-Laws entitle any director or executive officer to be indemnified and held harmless from any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

     The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

AUTHORIZED BUT UNISSUED CAPITAL STOCK

     Nevada law does not require shareholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is unlikely for the foreseeable future, require shareholders approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Ciralight, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

     One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity and entrenchment of our management and possibly deprive the shareholders of opportunities to sell their shares of our common stock at prices higher then prevailing market prices.

SHAREHOLDER MATTERS

     As an issuer of "penny stock," the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Except for David E. Wise, Esq., no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. David E. Wise, Esq., our securities counsel, owns 310,558 shares of our common stock. Mr. Wise acquired 240,000 shares in April 2009 for an aggregate purchase price of $330 in exchange for legal services rendered. As a result of such purchase price, Mr. Wise may be deemed to be a founder of the Company. Mr. Wise acquired an additional 70,588 shares of common stock in January 2010 for an aggregate purchase price of $17,647 ($.25 per share) in exchange for legal services rendered. The shares issued to Mr. Wise were not issued on a contingency basis. In addition, Mr. Wise owns a 50% equity interest in one of our dealers, Chaparral Green Energy Solutions, LLC. See "Certain Relationships and Related Transactions."

                              LEGAL REPRESENTATION

     The validity of the common stock offered by this prospectus was passed upon for us by David E. Wise, Esq., Attorney at Law, San Antonio, Texas.

                                     EXPERTS


     Our financial statements as of December 31, 2009, 2008 and 2007, and for the fiscal years ended December 31, 2009, 2008, and 2007, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of HJ Associates & Consultants, LLP given on the authority of such firm as experts in accounting and auditing.


                                 TRANSFER AGENT

     Our transfer agent is Transfer Online, Inc. Their address is 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204. Their telephone number is (503) 227-2950 and their facsimile number is (503) 227-6874.

                             DESCRIPTION OF BUSINESS

CORPORATE BACKGROUND

     We were incorporated in the state of Nevada on February 26, 2009, under the name "Ciralight West, Inc." On March 13, 2009, we changed our name to Ciralight Global, Inc. As a result of the acquisition described below, we are a manufacturer and wholesaler of "advanced skylights" for use in warehouses, schools, retail stores, airports and military installations.

     Prior to our incorporation, there existed a company named "Ciralight, Inc." (referred to herein as "Old Ciralight") that was in the advanced skylights business. By the end of 2008, Old Ciralight was in dire financial straits and was having difficulty retaining staff, making sales, paying for component parts and other trade payables, paying its office and warehouse rents and servicing its heavy debt load. In January 2009, several officers and directors resigned from Old Ciralight and many of its employees either left the company or were laid off.

     On January 27, 2009, Old Ciralight granted Mr. George Adams, Sr., its only secured creditor, the right to (i) manufacture the Old Ciralight product on an exclusive basis and unconditionally and (ii) market and sell its product, and agreed to ship all of its inventory to a facility owned or controlled by Mr. Adams in Anaheim, California. For all intents and purposes, Old Ciralight ceased its operations on January 27, 2009.

     The only revenue recognized by Old Ciralight during the quarter ended March 31, 2009, resulted from sales orders for Suntracker products received in 2008 for inventory items that were in inventory at December 31, 2008 and shipped during January 2009. After January 27, 2009, no meaningful or material business activities occurred in Old Ciralight For a few weeks thereafter, the Old Ciralight's staff was reduced to two people who were charged with sorting out the debts and winding down the business.


     Mr. Adams began working with the people who would become the management and principals of Ciralight Global, Inc. during February 2009 and such management incorporated Ciralight Global, Inc. on February 26, 2009. The original plan between Mr. Adams and Ciralight Global, Inc. was for Ciralight Global, Inc. to handle sales, manufacturing, marketing and fulfillment of Ciralight products on behalf of Mr. Adams. So, Ciralight Global, Inc. immediately began manufacturing the Suntracker One(TM) products, leased warehouse space, negotiated with suppliers for component parts, agreed to repair or replace defective products that had been previously sold by Old Ciralight and installed by Old Ciralight's dealers and contractors.


     On March 15, 2009, Mr. Adams formally foreclosed on all of the assets of Old Ciralight. By the end of March 2009, Mr. Adams and Ciralight Global, Inc.'s management began negotiations pursuant to which Ciralight Global, Inc. would purchase all of the foreclosed assets from Mr. Adams.

     In April 2009, we entered into an Exchange of Stock for Assets Agreement with Mr. George Adams, Sr. ("Adams Agreement") to acquire certain assets including, but not limited to, a United States patent, patent applications pending in Canada, Europe, Mexico and the United States, artwork, trademarks, equipment, furniture, databases, technical drawings, promotional materials, trade names and inventory parts and marketing rights related to the Suntracker One(TM) and Suntracker Two(TM) products previously owned and distributed by Ciralight, Inc., a Utah corporation, such assets having been foreclosed on by Mr. Adams, who was the secured creditor of Old Ciralight. We have no affiliation, contractual or otherwise, with Old Ciralight.

     In April 2009, we acquired all of the above described assets from Mr. Adams, except for the United States patent and the patent applications pending in Canada, Europe, Mexico and the United States, in exchange for 3,200,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock. In December 2009, we acquired the United States patent and the patent applications pending in Canada, Europe, Mexico and the United States from Mr. Adams in exchange for the issuance by us of an additional 400,000 shares of our common stock and a convertible promissory note in the amount of $250,000. The note is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. As a result of this transaction, Mr. Adams is our largest shareholder.

     The Adams Agreement also granted Mr. Adams a royalty fee of $20.00 for each Suntracker One(TM) and Suntracker Two(TM) unit or any future units that are based on the patent rights we acquired from him. The maximum royalty fees payable under the Adams Agreement is $2,000,000 based on the sale of 100,000 units. From February 26, 2009 through December 31, 2009, we accrued $15,260 in royalties due to Mr. Adams related to our sale of 763 units.

     Since we acquired the assets from Mr. Adams, we have worked diligently to improve our brand image and the reputation of our Company and have been very mindful of the potential impact that the defunct Ciralight, Inc. and Mr. Adams' foreclosre on it assets could have or has had on the Company. We have worked very hard to improve the SunTracker One(TM) and SunTracker Two(TM) products by making them more reliable, more functional and more acceptable to dealers, distributors and customers. We have developed excellent relationships with our suppliers and we reached out to the customers who bought skylights from Ciralight, Inc. (Old Ciralight) that may have malfunctioned and have replaced parts and components as necessary by allowing such customers to buy replacement parts and components at our cost. This program of reaching out to those customers has reaped reqards for the Company as we are now receiving new orders from some of Old Ciralight's customers. We do not believe that the fact that Old Ciralight is defunct and has had its assets acquired by its creditors has had any material impact on us due to our proactive engagement with our suppliers, some of whom were creditors of Old Ciralight.

WHAT ARE "ADVANCED SKYLIGHTS?"

     Standard skylights are typically either shaped plastic skylights or flat glass skylights with a light well and a diffuser used to bring daylight into buildings. Flat skylights typically provide the most light at high sun angles and the least at low sun angles. Domed skylights perform better than flat skylights because they have the ability to refract light and redirect it into the building owing to its dome profile. Advanced skylights include two features that distinguish them from standard skylights:

     1. The capability to intersect and redirect sunlight at low solar altitude angles; and
     2. The capability to differentially reject more high-angle sun, which also typically has the highest solar radiation intensity (i.e., heat content).

     Admitting low angle sun substantially increases daylit hours for daylight harvesting and rejecting high angle, high intensity sun reduces solar heat gain at peak cooling periods.

     Advanced skylights are defined as skylights incorporating technology which enables optical redirection of low-angle sunlight into a building and high-angle sunlight away from a building. Advanced skylights use either "active" or "passive" technology. An advanced skylight with active technology employs use of moving parts such as rotating mirrors inside the skylight dome, while one with passive technology has no moving parts and uses advanced optics on the skylight dome surface. Both types of advanced skylights claim better overall daylighting performance by increasing the amount of daylight during hours with low sun angle and reducing HVAC cooling loads during the hours with high angle sun.

OUR PRODUCTS AND TECHNOLOGY

     Using the basic design and technology of the Suntracker One(TM) and Suntracker Two(TM) units, we have made significant improvements to the design and functionality of those units and we are currently marketing our advanced daylighting system under the name "Smart Skylight(TM)." Our Smart Skylight(TM) products use active technology and are considered to be advanced skylights. We believe our Smart Skylight(TM) product is unique in the following ways:

     * GPS Controller - Each unit includes a fully self-contained solar powered Global Positioning System ("GPS") controller that tracks the position of the sun and insures maximum light up to three times greater than the light from typical skylights.
     *    Diffusion   and   Thermal   Barrier  -  Each  unit   includes   (i)  a
          state-of-the-art prismatic lens that helps provide evenly dispersed light and (ii) a dual panel thermal barrier that prevents heat gain into the lighted space resulting in less than one-half the heat of a common fluorescent light fixture.
     * Mirror Array - Each unit contains either a single or triple mirror dynamic tracking array. The mirrors continuously track the sun across the sky even in winter's low sun angles and provide an abundant source of free light with no flickering or humming of electricity. The mirror array and GPS controller create a solar array that directs the sunlight through a special lighting diffuser lens and through the lightwell designed to produce even, clean lighting (with minimal heat transference) into a building.
     * Acrylic Dome - Each Unit contains a clear, thermally formed, high impact resistant acrylic dome that provides superior strength and UV resistance and is easy to install.

     In addition, our Smart Skylight(TM) products provide natural daylighting that is a key component in building to United States Green Building Council ("USGBC") standards and for receiving Leadership in Energy and Environmental Design ("LEED") certification. Smart Skylights(TM) are maintenance free, powered by the sun and completely self-contained.

MANUFACTURING

     At the present time, we do not directly manufacture our Smart Skylight(TM) products, as all manufacturing is outsourced to companies in the United States. All of the manufacturers of our component parts are all located within the United States and our products are made in the United States. We have an excellent relationship with all our manufactures. We purchase components from our manufacturers by purchase orders. The terms of these purchase orders are typically Net 30 days, although we have elected to pay for our purchases at the time of delivery. Therefore, we have fully paid for our entire inventory of components at our Corona, California warehouse. The terms our purchase orders with our manufacturers are F.O.B. origin. As the purchaser of these component parts, we are, therefore, responsible for the cost of shipment of our purchases from a manufacturer's location to our warehouse in Corona, California where all our components are stored. As orders are placed, the components are picked and kitted for shipment to the job site. The assembly and installation of the components occurs at the jobsite and is handled by our dealers or distributors and their subcontractors. We have no role or responsibility with respect to the installation or assembly of our products.

     Our manufacturers were chosen based on two critical factors: (1) the quality control programs they have in place at their facilities and (2) their ability to handle large volumes for producing our component parts. All of our manufacturers and suppliers are standard fabrication and assembly companies capable of meeting large volume product demands and, therefore, have excess capacity to handle significant increases in sales. Although we are dependent on our manufacturers and suppliers, we have alternative firms who could provide the same production to us on short notice.

Our manufacturers include the following:

    Manufacturer                        Component                      Location
    ------------                        ---------                      --------

All Metals                       Mirror Assembly                      Texas
Angell & Giroux                  Lightwells                           California
Apex Plastics                    GPS Controller Case                  Texas
Empire Metal Products            Lightwells                           Arizona
KCC International                Roof Curbs                           Kentucky
Malcolite Corporation            Lenses                               California
Ray's Plastics                   Super Acrylic Dome                   California
Solar Industries                 Dome Metal Frame                     Arizona
Suntron Corporation              GPS Electronics and Assembly         Texas

MARKETS AND MARKETING

     We are currently marketing our Smart Skylight(TM) products to warehouse owners, roofing companies, shopping centers, schools and military installations in the United States. We are working on establishing sales in Canada, Mexico, Europe and in other overseas markets. The market for advanced skylights is growing year over year due to pressures on building owners, tenants, schools and government agencies to reduce energy consumption and expense. The "green" movement, carbon footprint ideology and other environmental initiatives should further growth in our market segment.


     We currently market our products through direct sales by company personnel and through a network of dealers. We currently have nine dealers in the United States and three distributorships (one in the United States, one in Israel and one in Turkey) selling our products on a non-exclusive basis. In the future, we will explore utilizing large distributors who will purchase and house our products for redistribution to consumers and dealers in their geographical areas.


     Currently, we have contracts with the following dealers and distributors:

DEALERS:

     Chaparral Green Energy Solutions, LLC (1)
     Eco-Smart, Inc.
     J-MACS Consulting, LLC
     Green Tech Design-Build, Inc.
     Kemper & Associates, Inc., d/b/a Total Roofing & Reconstruction The Energy Solutions Group Worldwide, LLC

DISTRIBUTORS:

     Globalight Energy Solutions, LLC (United States) (2)
     RSB Construction LTD.  (Turkey)
     ZEEV Shimon & Sons, Ltd.  (Israel)

----------
1. Chaparral Green Energy Solutions, LLC is owned in part by David E. Wise, Esq., our securities attorney. See "Certain Relationships and Related Transactions - Transactions with David E. Wise, Esq., Our Securities Attorney."
2. Globalight Energy Solutions, LLC is owned in part by Jeffrey S. Brain, our President. See "Certain Relationships and Related Transactions - Transactions with Our Executive Officers."

DEALER AGREEMENTS:

     Our dealer agreements are non-exclusive as no single dealer has been awarded the exclusive right to market and sell our products within any geographical area. Our dealer agreements typically have an initial term of three years with options to renew for additional one year periods provided that the dealers have complied with the terms and conditions of their dealer agreements. Our dealers purchase our skylights at our Dealer Price Level and they are encouraged to sell our skylights as our suggested retail price. However, our dealers may sell our skylights at any price they wish. We require our dealers to make a 50% deposit at the time they place an order with the balance of 50% payable upon delivery F.O.B. our Corona warehouse. We may grant better payment terms to dealers who have good payment histories with us in which case we may grant them Net 21 Day or Net 30 Day terms. Since we ship our skylights F.O.B. our Corona warehouse, our dealers or customers bear the cost of shipping and bear the risk of any loss or damage from shipping.

DISTRIBUTOR AGREEMENTS:


     In the international markets, we will generally select large companies to act as our exclusive distributors in a foreign country. Our payment terms with our domestic and international distributors are the same as our terms with our dealers. Our international distributors are responsible for all costs associated with clearing customs and any tariffs. We encourage our international distributors to recruit dealers with their territories to sell our skylights. Currently, we have one distributor in Israel and one in Turkey. We have received interest in our distributorships from companies in Australia, Brazil, Canada, Denmark, Germany, Greece, Korea, Mexico, Poland and Romania; however, we have not reached any definitive terms with any one is these countries.


     Due to the ramp up time we needed to improve certain components and functionality of our Smart Skylight(TM) products, we have not kicked off a major marketing campaign. However, we intend to increase our marketing efforts in the next few months by recruiting more dealers, some distributors and through directed advertising. Our marketing campaign will be focused on creating consumer awareness of our products and the benefits users of our products will realize through energy and cost savings. Our marketing campaign will include attending industry related business conventions and trade shows and directly contacting green industry associations and businesses. We are members of the United States Building Council and the Daylighting Collaborative. We are also an Energy Star Partner. We intend to be very active in "green" initiatives on both local and national levels.

     Our marketing campaign will include direct and indirect contacts through our dealers and distributors with property owners, businesses in the building and construction industries, such as roofing and lighting companies, as well as architects and engineers.

     We intend to fund our marketing campaign from our working capital.

     We have  completed  installations  of our  skylights  at two  Ace  Hardware
Stores, two Office Depot stores, one IKEA store in Canada and we doing an installation at our fourth Whole Foods store. We recently installed our first units at a Fresh and Easy store. The Patagonia installation was at their main facility and included nearly 200 skylight units and they are very pleased with the results. Boeing installed 26 units in December 2009 as a test of our products and they have advised us that they are very pleased with the results. Johnson & Johnson installed 66 units at their facility in Mexico. Phoenix Sky Harbor Airport installed 12 units as a test in their Terminal 3.

     We have sold four of our skylights to Supply Core, a defense contractor, for installation on a U.S. Navy Base in Japan. In addition, we have sold 30 of our skylights to the U.S. Army for installation at Fort Eustis, Newport News, Virginia.

     We are trying to develop ongoing relationships with major retailers, big box stores and major corporations and governmental units. We are not putting much effort in pursuing one time, one unit sales. However, every sale adds up for us.

     We are also educating our dealers and customers on the various tax incentive programs available to them on local, state and national levels.

COMPETITION

     Our major competitors in the active skylight market are Solar Tracking Skylights, Inc., Natural Lighting, Inc. and Sundolier. Our major competitors in the passive skylight market are Solatube, Inc., Sun Optics and Monodraught Skylights. Therefore, our markets are highly competitive and many of our passive skylight competitors have greater financial and human resources that we have, while our active skylight competitors are smaller companies with minor, if any, competitive advantages. We will compete with these competitors by offering better products at competitive pricing. If we fail to effectively compete with our competitors, then we may not be able to stay in business. These competitors have already successfully marketed and commercialized products that compete with our products.

     Our competitors may succeed in developing or licensing products and technologies that are more effective or less costly than our products and the products that we are developing. If we are unable to compete successfully, we will not be able to sell enough products at a price sufficient to permit us to generate profits.

OUR INTELLECTUAL PROPERTY

     Our success depends on the skills of our employees and their ability to continue to innovate and improve our intellectual property. We rely on a combination of copyright, trademark, patent and design laws, trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property rights and proprietary methodologies. We enter into confidentiality agreements with our employees and consultants and we generally control access to and distribution of proprietary information. These agreements generally provide that any confidential information developed by us or on our behalf be kept confidential. Further, we require all employees to execute written agreements assigning to us all rights in all inventions, developments, technologies and other intellectual property created by our employees.


     We currently own United States Letters Patent No. 7,430,077 for "Solar Tracking Reflector System for Structure Lighting," which issued on September 30, 2008, and which we acquired in December 2009. This patent covers our three mirror system that is included in our Suntracker One(TM) product and expires on May 25, 2027. We also own United States Patent Application No. 12/323,935 for "Solar Tracking Reflector System for Structure Lighting," which was filed on November 26, 2008, and acquired by us in December 2009. Our U.S. patent application covers our "one or more" mirror system and, therefore covers both our Suntracker One(TM) product (which has three mirrors) and our Suntracker Two(TM) product (which has one mirror). On June 14, 2010, the United States Patent and Trademark Office allowed our U.S. Patent Application by issuing a Notice of Allowance and Notice of Allowability. Our application has entered the issue process and should issue in due course.


     We currently have one European patent application pending before the European Patent Office (European Patent Application No. 07797814.6). We also have one Canadian patent application pending before the Canadian Intellectual Property Office (Canadian Patent Application No. 2,667,258). In addition, we have one Mexican patent application pending before the Mexican Institute of Industrial Property (Mexican Patent Application No. MX/a/2008/015119). Our Canadian, European and Mexican patent applications cover our one or more mirror systems and, therefore, covers both our Suntracker One(TM) and Suntracker Two(TM) products. We do not have any products that are not covered by our US Patent or our US, Canadian, European and Mexican patent applications.

     Except for our U.S. patent and our patent applications pending in Canada, Europe, Mexico and the United States, we have no other patent rights.

     In addition, we are in the process of registering various trademarks for which we have common law rights. We also own certain trade secrets and formulae.

GOVERNMENTAL REGULATIONS

     We are subject primarily to local rules and regulations in the form of building codes, which apply mostly to structures and roofing materials, and are not currently regulated by federal or state governments. The limited rules and regulations to which we are subjected will not have any material impact on our products, business or profitability.

BUSINESS AND LEGAL DEVELOPMENTS REGARDING CLIMATE CHANGE

     Since our products result in energy cost savings from the delivery and distribution of daylight to the facilities who utilize our products and actually reduce the level of greenhouse gas emissions, we are not negatively impacted by existing laws and regulations regarding climate change. We feel that legal, technological, political and scientific developments regarding climate change will actually enhance the demand for our products, which should translate into higher revenues and, hopefully, higher profits.

DESCRIPTION OF PROPERTY


     We are currently subleasing our office and warehouse facility at 670 E. Parkridge, Suite 112, Corona, California 92879 for $3,000 a month. The property is owned by one of our Directors, Frederick Feck. This is a written lease and runs month to month. The space consists of approximately 3,500 square feet. We occupied this warehouse facility from March 1, 2009, until September 30, 2009, on a rent free basis. From October 1, 2009, until March 31, 2010, we occupied this warehouse facility under a verbal lease for $3,000 per month. Our board of directors believes this new rental arrangement is fair to the Company. See "Certain Relationships and Related Transactions."


     From May 1, 2009, until March 31, 2010, we subleased space for our executive offices at 2603 Main Street, Irvine, California 92614 from iCapital Finance, Inc., a company owned by our former President, Randall Letcavage. The rental arrangement for this office space also include staff of iCapital Finance, Inc. performing certain office support services to us. We paid iCapital Finance,

Inc. $3,000 a month for this space. We no longer use this property and have no obligation with respect to the verbal lease. Our board of directors believes this rental arrangement was fair to the Company. See "Certain Relationships and Related Transactions."

SUBSIDIARIES

     We have no subsidiaries.

EMPLOYEES


     The Company has adopted a business model based on an efficient, lean and small operations office with most of the emphasis and focus on directing and managing the sales activities out in the field. The Company currently has four
(4) full-time employees and one part-time employee, none of whom is represented by a labor union. The full time paid employees are Jeffrey Brain, our President and Chief Executive Officer, one Warehouse Manager and two Executive Assistants. Our part-time employee is an accountant. Company believes it has an excellent relationship with its employees. Our sales people will work for distributors and dealers and not be employees of the Company. They will be compensated on commission only basis.


     Currently, we do not have any employment agreements with any of our officers, directors or employees. We may offer employment agreements to our executive officers in the future.

LEGAL PROCEEDINGS

     On October 15, 2009, we filed a lawsuit in the Superior Court of the State of California for the County of Orange, Central Justice Center (Case No.
30-2009, 00314998) ("Complaint") against Jacque Stevens, Rex Miller, Greg Schmalz, A-1 Daylighting, Consultech, Daylight Specialist and DOES 1-25. The Complaint includes five causes of action by us against the defendants: Tortious Interference with Contract, Commercial Disparagement, Conspiracy, Breach of Contract, Unfair Business Practices and Libel. The Complaint alleges that we entered into a nondisclosure agreement as part of an agreement to work toward completing a joint venture/private label of our solar lighting systems with Firestone Building Products and that defendants attempted to interfere with our business relationship with Firestone Building Products by disparaging our products (misrepresentations regarding prior sales, installations and quality of service and that we provided or substituted defective or improper parts in our products). We are seeking general, special and punitive or exemplary damages and injunctive relief against the defendants.


     While some of the defendants have answered the Complaint, none of them has filed a counterclaim against us in this case. We are in settlement negotiations with various defendants in this case. Recently, we dismissed Defendant Greg Schmaltz from the case as a result of a settlement agreement with Defendant
Schmaltz pursuant to which we released him from any liability to us and he, in turn, released us from any liability to him or his company, First Team Marketing and Communications. As a result of this settlement agreement, Defendant Schmalz dismissed Lawsuits A and B described below. We do not believe we have any legal exposure in this case.

     On January 14, 2010, we were served with process in two lawsuits, which we deemed to be frivolous. Both of these lawsuits were filed in the Superior Court of the State of California for the County of Orange, Central Justice Center (Case No. 30-2010, 00334139) ("Lawsuit A"). Lawsuit A is styled First Team Marketing and Communications vs. Ciralight Global, Inc., Ciralight, Inc. and DOES 1-25. Lawsuit A is a suit on an open book account in the amount of approximately $62,000. We believe that this suit should have been brought against Ciralight, Inc., a defunct corporation, with whom we have no affiliation or relationship. The second of these lawsuits (Case No. 30-2010, 003344479) ("Lawsuit B") is styled Greg Schmalz Consultants LLC vs. Ciralight Global, Inc., Ciralight, Inc. and DOES 1-25. Lawsuit B is a suit on an open book account in the amount of approximately $34,000. As discussed above, Lawsuits A and B have been dismissed.

           CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS


     This prospectus contains forward looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Ciralight Global or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.


     In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward looking statements after the date of this prospectus to confirm our prior statements to actual results.

     Further, this prospectus contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any research, product development and clinical programs, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities. Our actual results may vary materially from those contained in such forward looking statements because of risks to which we are subject, such as lack of available funding, competition from third parties, intellectual property rights of third parties, litigation and other risks to which we are subject.

                             SUMMARY FINANCIAL DATA


     The summary financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. We derived the financial data as of March 31, 2010 (Unaudited), December 31, 2009, 2008 and 2007, and for the three month periods ended ended March 31, 2010 and 2009 (Unaudited), the period from February 26, 2009 (inception) to December 31, 2009 and the years ended December 31, 2008 and 2007 from our financial statements and from the financial statements of the prior company, Old Ciralight, included in this prospectus. The unaudited financial data for the period from January 1, 2009 to March 14, 2009 of the prior company, Old Ciralight, is presented for comparative purposes. The historical results are not necessarily indicative of the results to be expected for any future period.



                                                                           Prior Company (Old Ciralight)
                                     For the period from    ------------------------------------------------------------
                                      February 26, 2009     For the period from
                                       (inception) to         January 1, 2009
                                         December 31,           to March 14,               Years Ended December 31,
                                         Registrant             (Unaudited)          -----------------------------------
                                            2009                   2009                  2008                  2007
                                        ------------           ------------          ------------           ------------
STATEMENT OF OPERATIONS DATA:
Sales                                   $    640,425           $    179,894          $  1,592,263           $    666,626
Cost of Sales                                563,249                124,749             1,403,599                580,848
Gross Profit                                  77,176                 55,145               188,664                 85,778
Total Operating Expenses                     897,501                145,748             3,051,576              4,747,828
Loss from Operations                        (820,325)               (90,603)           (2,862,912)            (4,662,050)
Total Other Income (Expense)                      36                    (77)             (929,360)              (834,492)
Net Loss                                    (820,289)               (90,680)           (3,792,272)            (5,496,542)
Basic and Diluted Loss per share        $      (0.11)          $      (0.00)         $      (0.15)          $      (0.23)
Weighted average shares outstanding        7,543,444             24,577,743            24,577,743             23,597,143

                                                            As of December 31,
                                         -------------------------------------------------------
                                                              Prior Company         Prior Company
                                         Registrant          (Old Ciralight)       (Old Ciralight)
                                            2009                  2008                  2007
                                         -----------           -----------           -----------
BALANCE SHEET DATA:
Cash and Cash Equivalents                $   265,753           $    14,163           $    69,544
Working Capital (Deficit)                $   365,884           $(2,928,847)          $(2,337,114)
Total Assets                             $   998,937           $   759,611           $   598,747
Total Liabilities                        $   582,193           $ 3,516,369           $ 2,633,168
Total Stockholders' Equity (Deficit)     $   416,744           $(2,756,758)          $(2,034,421)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF THE REGISTRANT, CIRALIGHT GLOBAL, INC., FOR THE THREE MONTHS ENDED MARCH 31, 2010 (UNAUDITED), THE PERIOD FROM FEBRUARY 26, 2009 (INCEPTION) TO DECEMBER 31, 2009 AND OF THE PRIOR COMPANY (OLD CIRALIGHT OR CIRALIGHT, INC.) CONDUCTING BUSINESS FOR THE PERIOD FROM JANUARY 1, 2009 TO MARCH 14, 2009 (UNAUDITED) AND FOR THE FISCAL YEARS ENDED DECEMBER 31, 2008 AND 2007, SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS, AND THE NOTES TO THOSE FINANCIAL STATEMENTS THAT ARE INCLUDED ELSEWHERE IN THIS PROSPECTUS. REFERENCES TO "WE," "OUR," OR "US" IN THIS SECTION REFERS TO THE COMPANY AND ITS SUBSIDIARIES. OUR DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. ACTUAL RESULTS AND THE TIMING OF EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER THE RISK FACTORS, FORWARD-LOOKING STATEMENTS AND BUSINESS SECTIONS IN THIS PROSPECTUS. WE USE WORDS SUCH AS "ANTICIPATE," "ESTIMATE," "PLAN," "PROJECT," "CONTINUING," "ONGOING," "EXPECT," "BELIEVE," "INTEND," "MAY," "WILL," "SHOULD," "COULD," AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS.

OVERVIEW

     We are a manufacturer and wholesaler of "advanced skylights" for use in warehouses, schools, retail stores, airports, military installations and residential buildings. We develop, market and sell the Suntracker One(TM) and Suntracker Two(TM) units and we are currently marketing our advanced daylighting system under the name Smart Skylight(TM).

     We were incorporated in the state of Nevada on February 26, 2009, under the name "Ciralight West, Inc." On March 13, 2009, we changed our name to "Ciralight Global, Inc." In April 2009, we entered into an Exchange of Stock for Assets Agreement with Mr. George Adams, Sr. to acquire certain assets including, but not limited to, a United States patent, patent applications pending in Canada, Europe, Mexico and the United States, artwork, trademarks, equipment, furniture, databases, technical drawings, promotional materials, trade names and inventory parts and marketing rights related to the Suntracker One(TM) and Suntracker Two(TM) daylighting products previously owned and distributed by Ciralight, Inc., a Utah corporation, such assets having been foreclosed on by Mr. Adams, who was the secured creditor of Ciralight, Inc. We did not acquire any equity securities, debts, liabilities or financial obligations of Ciralight, Inc., the Prior Company. Ciralight, Inc. is a predecessor to Ciralight Global, Inc., although we have no affiliation, contractual or otherwise, with Ciralight, Inc. or any of its employees, officers or directors. Ciralight, Inc. ceased operations on January 27, 2009.

     In April 2009, we acquired all of the above described assets from Mr. Adams, except for the United States patent and the patent applications pending in Canada, Europe, Mexico and the United States, in exchange for 3,200,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock. In December 2009, we acquired the United States patent and the patent applications pending in Canada, Europe, Mexico and the United States from Mr. Adams in exchange for the issuance by us of an additional 400,000 shares of our common stock and a convertible promissory note in the amount of $250,000. The promissory note we issued to Mr. Adams is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. As a result of this transaction, Mr. Adams is our largest shareholder and has voting control over us.

     As described in the above paragraphs, Ciralight, Inc. is a predecessor to Ciralight Global, Inc., since the major portion of the business and assets of Ciralight, Inc. were acquired by Ciralight Global, Inc. in a series of related successions in each of which the acquiring person or entity acquired the major portion of the business and assets of Ciralight, Inc.

     In order to raise working capital, we commenced a Private Placement Offering in the amount of $800,000 in April 2009. Our common stock was offered at a fixed price of $.25 per share. We raised the $800,000 by mid October 2009 and the investors purchased a 40% stake in the company for a total of 3,200,000 shares.

     In October 2009, the Company elected to extend the private offering in order to raise an additional $500,000 in working capital by offering 2,000,000 additional shares at $.25 per share. We raised the additional $500,000 by mid January 2010, at which time the offering was closed.

RISKS, UNCERTAINTIES AND TRENDS RELATING TO THE COMPANY AND INDUSTRY

     The industrial lighting industry is intensely competitive. We have numerous competitors in the United States and elsewhere. Several of these competitors have already successfully marketed and commercialized products that compete with our products. Our success is dependent up our ability to effectively and profitably produce, market and sell our products. Our business strategy and success is dependent on the skills and knowledge of our management team and consultants. The marketability and profitability of our products is subject to unknown economic conditions, which could significantly impact our business, financial condition, the marketability of our products and our profitability. We are vulnerable to the current economic crisis which may negatively affect our profitability. Our success depends, in part, on the quality of our products.

     Our Smart Skylight(TM) products provide natural daylighting that is a key component in many current construction and existing structures. Smart Skylights(TM) are maintenance free, powered by the sun and completely self-contained. We are currently marketing our Smart Skylight(TM) products to warehouse owners, roofing companies, shopping centers, schools and military installations in the United States. We are working on establishing sales in Canada, Mexico and overseas. The market for advanced skylights is growing year over year due to pressures on building owners, tenants, schools and government agencies to reduce energy consumption and expense. The "green" movement, carbon footprint ideology and other environmental initiatives should provide increased growth in our market segment.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our management's discussion and analysis of our financial condition and results of operations are based on our condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     While our significant accounting policies are more fully described in Note 3 to our financial statements, we believe that the following accounting policies are the most critical to aid the reader in fully understanding and evaluating this discussion and analysis:

     BASIS OF PRESENTATION - The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for financial information and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for smaller reporting companies. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of operations of the Registrant for the Three Months Ended March 31, 2010 (Unaudited) and for period from February 26, 2009 (inception) to December 31, 2009 have been reflected herein. The results of operations for the period from February 26, 2009 (inception) to December 31, 2009 are not necessarily indicative of the results to be expected for the entire year. These statements should be read in conjunction with the accompanying audited financial statements of the Prior Company (Old Ciralight) for the years ended December 31, 2008 and 2007.


     The accompanying audited financial statements of the Prior Company (Old Ciralight) for the years ended December 31, 2008 and 2007 reflect the activity of Ciralight, Inc., the company whose assets were foreclosed on by Mr. Adams, a secured creditor, on March 14, 2009. Ciralight Global, Inc. subsequently acquired such assets from Mr. Adams on April 1, 2009. We did not acquire any equity securities, debt, liabilities or financial obligations of Ciralight, Inc. Pursuant to the rules and regulations of the Securities and Exchange Commission, Ciralight, Inc. is deemed to be a predecessor to Ciralight Global, Inc. Pursuant to the rules and regulations of the Securities and Exchange Commission regarding a lesser component of an entity constituting a business, management has evaluated the facts and circumstances relating to our transactions with Mr. Adams and considers that the attributes and the continuity of the revenue-producing activity we acquired are sufficient to warrant disclosure of the financial information of the prior company, as if a business was acquired. The accompanying financial statements are presented in order to comply with regulatory requirements and to inform you of the financial condition and operations of our Company and of the prior company, Ciralight, Inc., that conducted the revenue-producing activity we acquired.


     The accompanying March 31, 2010 unaudited financial statements of the Registrant reflect the operations of Ciralight Global, Inc. for the Three Months Ended March 31, 2010 and 2009 and the financial condition as of March 31, 2010.


     The accompanying December 31, 2009 audited financial statements of the Registrant reflect the operations of Ciralight Global, Inc. for the period February 26, 2009 (inception) through December 31, 2009 and the financial condition as of December 31, 2009. The accompanying notes include pro forma presentation, which consolidates and presents individually the activity of the Prior Company (Old Ciralight) for the period January 1, 2009 through March 14, 2009 (date operations ceased) and the activity of Ciralight Global, Inc. for the period February 26, 2009 (inception) through December 31, 2009.

     The accompanying December 31, 2008 and 2007 audited financial statements reflect the operations of the Prior Company (Old Ciralight) for the years ended December 31, 2008 and 2007 and the financial condition as of the years then ended.

     The Company has not included financial statements of Old Ciralight for the quarter ended March 31, 2009 and the comparable quarter of the prior year, since management has concluded such interim financial statements would not provide any material financial information to investors. Unaudited financial data for Old Ciralight is presented for illustrative and pro forma purposes in the preceding Summary Financial Data section on page 34 and in Note 2 under Liquidity and Operations of the included 2009 financial statements. In addition, the activity that occurred at Old Ciralight during the period from January 1, 2009 to March 14, 2009 is addressed under the Results of Operations of the prior company in the Management's Discussion and Analysis of Financial Condition and Results of Operations of this Form prospectus.

     INVENTORIES - Inventories, consisting primarily of finished skylight units and parts for sale, are recorded using the average cost method. Inventory acquired from the prior company was booked at the historical cost of the prior company.

     REVENUE RECOGNITION - Revenue on our skylights and parts are recognized when the units or parts ship to the customer.

     EARNINGS PER SHARE - Earnings per share is computed in accordance with the provisions of Financial Accounting Standards (FASB) Accounting Standards Codification (ASC) Topic 260 (SFAS No. 128, "EARNINGS PER Share"). Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common shares outstanding during the period, as adjusted for the dilutive effect of the Company's outstanding convertible preferred shares using the "if converted" method and dilutive potential common shares. Potentially dilutive securities include warrants, convertible preferred stock, restricted shares, and contingently issuable shares.

     STOCK-BASED COMPENSATION - The Company accounts for stock-based compensation under the provisions of FASB ASC 718 (Statement of Financial Accounting Standards No. 123 (revised 2004), "SHARE-BASED PAYMENT"), which requires the Company to measure the stock-based compensation costs of share-based compensation arrangements based on the grant date fair value and generally recognizes the costs in the financial statements over the employee's requisite service period. Stock-based compensation expense for all stock-based compensation awards granted was based on the grant date fair value estimated in accordance with the provisions of FASB ASC 718.

     SHIPPING AND HANDLING COSTS - The Company includes shipping and handling costs that are billed to our customers in revenue and the actual costs incurred for shipping and handling are included in cost of goods sold in accordance with the provisions of FASB ASC 605-45-45-20. The related costs are considered necessary to complete the revenue cycle.

     WARRANTY COSTS - Commencing April 1, 2009, the Company provided a five-year warranty covering the labor and materials associated with its installations. Effective September 1, 2009, the Company changed the coverage to ten years in the U.S. The Company's "advanced skylights" are warranted by the manufacturer for 10 years, generally. The Company (at its option) will repair, replace or give credit for the original purchase price on any of its products or parts. An accrual for a loss contingency has been made, since warranty expenses to date have been consistent and a reasonable estimate of future expenses can be made, in accordance with FASB ASC 460-10-50-8 (c).

     COMPREHENSIVE INCOME (LOSS) - FASB ASC Topic 220 (Statement of Financial Accounting Standards No. 130, "REPORTING COMPREHENSIVE INCOME") establishes standards for reporting comprehensive income (loss) and its components in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income (loss), as defined, includes all changes in equity during the period from non-owner sources, such as foreign currency translation adjustments.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In December 2007, the FASB issued FASB ASC 805 (FAS No. 141(R), "BUSINESS COMBINATIONS" ("FAS 141(R)")), which requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. FASB ASC 805 is prospectively effective to business combinations for which the acquisition is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of FASB ASC 805 on the Company's financial statements will be determined in part by the nature and timing of any future acquisitions completed.

     In March 2008, the Financial Accounting Standards Board ("FASB") issued FASB ASC 815-40 (SFAS No. 161, "DISCLOSURES ABOUT DERIVATIVES INSTRUMENTS AND HEDGING ACTIVITIES, AN AMENDMENT OF FASB STATEMENT NO. 133"). FASB ASC 815-40 requires enhanced disclosures about a company's derivative and hedging activities. ASC 815-40 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of FASB ASC 815-40 did not have a material impact on results of operations, cash flows, or financial position.

     In April 2008, the FASB issued FASB ASC 350-30 (FASB Staff Position (FSP) FAS No. 142-3, "DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS"). FASB ASC 350-30 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB ASC 350-30 (SFAS No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS"). FASB ASC 350-30 must be applied prospectively to intangible assets acquired after the effective date. The Company applied the guidance of the FASB ASC 350-30 to intangible assets acquired after January 1, 2009. The Company's adoption of FASB ASC 350-30 did not have a material impact on its financial position, results of operations, or cash flows.

     In June 2008, the FASB ratified FASB ASC 815-40 (EITF Issue 07-5 (EITF 07-5), "DETERMINING WHETHER AN INSTRUMENT (OR AN EMBEDDED FEATURE) IS INDEXED TO AN ENTITY'S OWN STOCK"). FASB ASC 815-40 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments. FASB ASC 815-40 is effective for fiscal years beginning after December 15, 2008 and interim periods within those years. On April 1, 2009, the Company adopted this pronouncement.

     In April 2009, the FASB issued FASB ASC 825-10-50 and FASB ASC 270 ("FSP 107-1 AND APB 28-1 INTERIM DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS"), which increases the frequency of fair value disclosures to a quarterly basis instead of on an annual basis. The guidance relates to fair value disclosures for any financial instruments that are not currently reflected on an entity's balance sheet at fair value. FASB ASC 825-10-50 and FASB ASC 270 are effective for interim and annual periods ending after June 15, 2009. The adoption of FASB ASC 825-10-50 and FASB ASC 270 did not have a material impact on results of operations, cash flows, or financial position

     In May 2009, the FASB issued FASB ASC 470 (Staff Position No. APB 14-1 "ACCOUNTING FOR CONVERTIBLE DEBT INSTRUMENTS THAT MAY BE SETTLED IN CASH UPON CONVERSION (INCLUDING PARTIAL CASH SETTLEMENT)"). FASB ASC 470 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by FASB ASC 470-20-65-1 (paragraph 12 of APB Opinion No. 14, "ACCOUNTING FOR CONVERTIBLE DEBT AND DEBT ISSUED WITH STOCK PURCHASE WARRANTS"). Additionally, FASB ASC 470 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FASB ASC 470 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of FASB ASC 470 did not have an effect on our consolidated financial statements.

     In May 2009, the FASB issued FASB ASC 855 (SFAS No. 165, "SUBSEQUENT EVENTS"), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, FASB ASC 855 sets forth (a) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (b) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (c) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. FASB ASC 855 is effective for interim or annual financial reporting periods ending after June 15, 2009. The adoption of FASB ASC 855 did not have an impact on results of operations, cash flows, or financial position.

     In June 2009, the FASB issued FASB ASC 810 (SFAS No. 167, "AMENDMENTS TO FASB INTERPRETATION NO. 46(R)"). FASB ASC 810 applies to FASB ASC 105 entities and is effective for annual financial periods beginning after November 15, 2009 and for interim periods within those years. Earlier application is prohibited. A calendar year-end company must adopt this statement as of January 1, 2010. The Company does not anticipate the adoption of FASB ASC 810 to have a material impact on results of operations, cash flows, or financial position.

     In June 2009, the FASB issued FASB ASC 860 (SFAS No. 166, "ACCOUNTING FOR TRANSFERS OF FINANCIAL ASSETS-AN AMENDMENT OF FASB STATEMENT NO. 140"). FASB ASC 860 applies to all entities and is effective for annual financial periods beginning after November 15, 2009 and for interim periods within those years. Earlier application is prohibited. A calendar year-end company must adopt this statement as of January 1, 2010. This statement retains many of the criteria of FASB ASC 860 (FASB 140, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES") to determine whether a transfer of financial assets qualifies for sale accounting, but there are some significant changes as discussed in the statement. Its disclosure and measurement requirements apply to all transfers of financial assets occurring on or after the effective date. Its disclosure requirements, however, apply to transfers that occurred BOTH before and after the effective date. In addition, because FASB ASC 860 eliminates the consolidation exemption for Qualifying Special Purpose Entities, a company will have to analyze all existing QSPEs to determine whether they must be consolidated under FASB ASC 810. The Company does not anticipate the adoption of FASB ASC 860 to have a material impact on results of operations, cash flows, or financial position.

     In August 2009, the FASB issued ASU 2009-05, "MEASURING LIABILITIES AT FAIR VALUE." ASU 2009-05 applies to all entities that measure liabilities at fair value within the scope of FASB ASC 820, "FAIR VALUE MEASUREMENTS AND DISCLOSURES." ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after issuance, October 1, 2009, for the Company. The Company does not anticipate the adoption of ASU 2009-05 to have a material impact on results of operations, cash flows, or financial position.

     In October 2009, the FASB ratified FASB ASC 605-25 (the EITF's final consensus on Issue 08-1, "REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES"). FASB ASC 605-25 is effective for fiscal years beginning on or after June 15, 2010. Earlier adoption is permitted on a prospective or retrospective basis. The Company is currently evaluating the impact of this pronouncement on its consolidated financial statements.

RESULTS OF OPERATIONS OF THE REGISTRANT


FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010 COMPARED WITH THE PERIOD FROM FEBRUARY 26, 2009 (INCEPTION) TO MARCH 31, 2009.

     The Registrant was incorporated on February 26, 2009. The Company's general and administrative expenses, between March 13, 2009 and March 31, 2009, were paid with funds loaned to the Copmpany by Mr. Frederick Feck, one of the Company's directors.

     NET SALES. Net sales for the three months ended March 31, 2010 were $286,436. There were no sales for the prior year period ending March 31, 2009.

     Sales have been increasing each quarter. As a result of efficiencies implemented, our gross profit was $119,086 for the. three months ended March 31, 2010.

     COST OF SALES. Cost of sales for the three months ended March 31, 2010 was $167,350 on net revenue of $286,436, representing 58%, and providing a gross profit of 42%. There was no cost of sales for the prior year period ending March 31, 2009.


     Cost of sales has been decreasing each quarter due to the changes implemented in the business operations. These included strict controls over the movement of inventory to reduce losses, damage, and waste, making improvements to the products in order to reduce warranty work, implement cost effective shipping options available through better pre-planning and scheduling, managing inventory levels by scheduling production to match demand forecasts, change to more quality oriented suppliers, negotiate more favorable manufacturing agreements, and implementing cost reducing design changes.


     GROSS PROFIT. Gross profit for the three months ended March 31, 2010 was $119,086, providing a gross profit margin of 42%. There were no grodd profit for the prior year period ending March 31, 2009.


     During 2009, in an effort to address issues experienced by customers that purchased product from the prior company, Ciralight, Inc., we sold replacement parts or parts that had been purchased, but never shipped to old customers, at our cost. Our gross profit increased, even though we sold product at cost in order to resolve past issues from the prior company. All of the open issues and problems reported by former customers have been resolved. With the elimination of resolution of past issues, continued product enhancements and refinements to our production process, we anticipate higher gross profit margins in the future.


     OPERATING  EXPENSES.   Our  operating  expenses  consist  of  research  and
development expenses, selling and marketing expenses and general and administrative expenses. For the three months ended March 31, 2010 and 2009, total operating expenses were $378,045 and $34,890, respectively. As a percentage of sales, operating expenses were approximately 140% for the three months ended March 31, 2010.


     Reducing operating expenses was the result of a number of changes in the manner in which the business was operated. In 2009 our Company operated with only four employees and outsourced required additional services on an as needed basis. No employees from the prior company were employed or brought over to our Company. They were not part of the rights we acquired and this has created a culture of efficiency and accountability. We eliminated the practice of having consultants and sales people on retainers. Compensation is tied to work completed. We elected not to directly hire sales personnel and instead require that they work for third party dealers and distributors, thus reducing the overhead cost of carrying and supporting an extended staff.


     Additional expense reductions are attributable to our occupancy expenses. During the three months ended March 31, 2010, our occupancy expenses were $18,158 for our offices and warehouse.

     An allowance for doubtful accounts in the amount of $32,364 was established during the three months ended March 31, 2010 for certain accounts receivable that management deemed questionable. This amount is included in operating expenses as a general and administrative expense.

     INCOME TAXES. For the three months ended March 31, 2010, management has decided not to record the tax benefit.

FOR THE PERIOD FROM FEBRUARY 26, 2009 (INCEPTION) TO DECEMBER 31, 2009

     NET SALES. Net sales for the period from February 26, 2009 (inception) to December 31, 2009 were $640,425.

     Reduced sales were attributable to the transition time required for our Company to move, setup and commence the new operations, set up our sales force, as well as address former company customer, investor and supplier issues, raise our working capital, and a self-imposed 60 day period, during which we refrained from making new sales while product improvements were being completed. As a result of the efficiencies we implemented, our gross profit was $77,176 for the period ended December 31, 2009.

     COST OF SALES. Cost of sales for the period from February 26, 2009 (inception) to December 31, 2009 was $563,249 on net revenue of $640,425, representing 88%, and providing a gross profit of 12%.

     Reducing cost of sales was achieved by implementing a number of changes in the business operations. These included strict controls over the movement of inventory to reduce losses, damage, and waste, making improvements to the products in order to reduce warranty work, implement cost effective shipping options available through better pre-planning and scheduling, managing inventory levels by scheduling production to match demand forecasts, change to more quality oriented suppliers, negotiate more favorable manufacturing agreements, and implementing cost reducing design changes.

     GROSS PROFIT. Gross profit for period from February 26, 2009 (inception) to December 31, 2009 was $77,176, providing a gross profit margin of 12%.

     During 2009, in an effort to address issues experienced by customers that purchased product from the prior company, Ciralight, Inc., we sold replacement parts or parts that had been purchased, but never shipped to old customers, at our cost. Our gross profit increased, even though we sold product at cost in order to resolve past issues from the prior company. All of the open issues and problems reported by former customers have been resolved. With the elimination of resolution of past issues, continued product enhancements and refinements to our production process, we anticipate higher gross profit margins in the future.

     OPERATING  EXPENSES.   Our  operating  expenses  consist  of  research  and
development expenses, selling and marketing expenses and general and administrative expenses. For the period from February 26, 2009 (inception) to December 31, 2009, total operating expenses were $897,501. As a percentage of sales, operating expenses were approximately 140% for the period from February 26, 2009 (inception) to December 31, 2009.

     Reducing operating expenses was the result of a number of changes in the manner in which the business was operated. In 2009 our Company operated with only four employees and outsourced required additional services on an as needed basis. No employees from the prior company were employed or brought over to our Company. They were not part of the rights we acquired and this has created a culture of efficiency and accountability. We eliminated the practice of having consultants and sales people on retainers. Compensation is tied to work completed. We elected not to directly hire sales personnel and instead require that they work for third party dealers and distributors, thus reducing the overhead cost of carrying and supporting an extended staff.

     Additional expense reductions are attributable to our occupancy expenses. During the period from February 26, 2009 (inception) to December 31, 2009, our occupancy expenses were $54,450 for our offices and warehouse.

     INCOME TAXES. For the period from February 26, 2009 (inception) to December 31, 2009, management has decided not to record the tax benefit.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2008 AND 2007 OF THE PRIOR COMPANY (OLD CIRALIGHT)

     NET SALES. During the 2008 fiscal year, net sales were $1,592,263 as compared to $666,626 during the 2007 fiscal year, an increase of 139%. The increase was attributable to strong sales growth and increased commercial sales in the U.S. Commercial sales increased due to sales efforts in those markets. There was also continued growth in the U.S. residential market as a result of a new Southern California residential sales office that opened during 2008.

     COST OF SALES. Cost of sales for the 2008 fiscal year was $1,403,599 as compared to $580,848 for the 2007 fiscal year, an increase of approximately 142%. The increase in cost of sales is attributable to the growth in commercial sales as commercial projects carry a higher cost of sales relative to net sales. During 2008, the prior company was awarded and completed a large commercial project performing only installation services, which did not involve the high level of integration that is normally provided.

     GROSS PROFIT. Gross profit for the 2008 fiscal year was $188,664 as compared to gross profit of $85,778 for the 2007 fiscal year, representing gross margins of approximately 12% and 13%, respectively. The decrease in gross profit percent is directly related to the decision to increase commercial contracts, which generally have lower gross profit.

     OPERATING EXPENSES. Operating expenses consist of research and development expenses, sales and marketing expenses and general and administrative expenses. During the 2008 fiscal year, operating expenses were $3,051,576 while operating expenses for the 2007 fiscal year were $4,747,828. As a percentage of sales, operating expenses were 192% and 712% for the twelve months ended December 31, 2008 and 2007, respectively. The decrease in operating expenses from 2007 to 2008 is due to decreases in both selling expenses and professional costs. Upon the Prior Company's (Old Ciralight's) release of its 2007 operating results, shareholders demanded that management decrease the monthly operating expenses by 1/3. With the elimination of wasteful selling expenses, selling and marketing expenses decreased from $324,603 in 2007 to $171,051 in 2008, a decrease of over 47%. By incurring only necessary professional costs, general and administrative expenses decreased from $4,364,681 in 2007 to $2,875,004 in 2008, a decrease of over 34%.

     OTHER EXPENSE. Other expenses were $929,360 for the 2008 fiscal year as compared to $834,492 for the 2007 fiscal year.

     NET LOSS. The prior company had a net loss of $3,792,272 for the 2008 fiscal year as compared to a net loss of $5,496,542 for the 2007 fiscal year.

DISCUSSION OF THE PERIOD FROM JANUARY 1, 2009 TO MARCH 14, 2009 OF THE PRIOR COMPANY (OLD CIRALIGHT)

     The only revenue recognized by Old Ciralight during the quarter ended March 31, 2009, resulted from sales orders for Suntracker products received in 2008 for inventory items that were in inventory at December 31, 2008 and shipped during January 2009. On January 27, 2009, Old Ciralight granted Mr. Adams the exclusive right to manufacture and market its products. As a result, Old Ciralight ceased operations on that date, except for activities necessary to sort out its debts and wind down its business affairs conducted by a reduced staff of two people. On March 15, 2009, Mr. Adams formally foreclosed on the assets of Old Ciralight, and assets considered to have value were transferred to facilities of Mr. Adams. Except for the fulfillment in January 2009 of orders received by Old Ciralight in 2008, all material 2009 activity related to the sales of Suntracker products is included in the Company's 2009 financial statements. The Company has concluded that the January 2009 revenue recognized by Old Ciralight is not material and such information would not provide material additional information to investors.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOWS - FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010 COMPARED WITH THE PERIOD FROM FEBRUARY 26, 2009 (INCEPTION) TO MARCH 31, 2009.

     The Registrant was incorporated on February 26, 2009. The Company's general and administrative expenses, between March 13, 2009 and March 31, 2009, were paid with funds loaned to the Company by Mr. Frederick Feck, one of the Company's directors.

     Net cash used in operating activities was $111,999 and $34,890 for the three months ended March 31, 2010 and 2009, respectively. Net cash used in operating activities the three months ended March 31, 2010 was attributable primarily to increases in inventory and accounts payable along with common stock issued for compensation and services for the period. Net cash used in operating activities for the three months ended March 31, 2009 was attributable to general and administrative start-up expenses consisting of salaries, travel and outside labor expenses.

     There was no net cash used in investing activities for the three months ended March 31, 2010 and 2009.

     Net cash provided by financing activities was $58,000 and $35,629 for the three months ended March 31, 2010 and 2009, respectively. Net cash provided by financing activities for the three months ended March 31, 2010 was attributable to sales of the Company's common stock through a private offering. Net cash provided by financing activities for the three months ended March 31, 2009 was attributable to proceeds from a note payable to a related party.


CASH FLOWS - FOR THE PERIOD FROM FEBRUARY 26, 2009 (INCEPTION) TO DECEMBER 31, 2009 OF THE REGISTRANT.

     Net cash used in operating activities was $1,085,168 for the period from February 26, 2009 (inception) to December 31, 2009 and is attributable to the increase in operating assets related to asset acquisitions and the net loss for the period.

     Net cash used in investing activities was $3,500 for the period from February 26, 2009 (inception) to December 31, 2009 and is attributable to the acquisition of property, equipment and intangibles associated with our asset acquisitions and the related costs of the acquisitions.

     Net cash provided by financing activities was $1,354,421 for the period from February 26, 2009 (inception) to December 31, 2009 and is primarily attributable to sales of the Company's common stock through a private offering and proceeds from convertible notes payable.

CASH FLOWS - COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2008 AND 2007 OF THE PRIOR COMPANY (OLD CIRALIGHT)

     Net cash used in operating activities was $2,291,290 and $3,346,765 for the 2008 and 2007 fiscal years, respectively.

     Net cash used in investing activities was $14,683 and $99,031 for the 2008 and 2007 fiscal years, respectively.

     Net cash provided by financing activities was $2,250,592 and $3,041,882 for the 2008 and 2007 fiscal years, respectively.

MATERIAL IMPACT OF KNOWN EVENTS ON LIQUIDITY


     The disruption in the credit markets has had a significant adverse impact on a number of financial institutions. As of March 31, 2010, however, our liquidity and capital investments have not been materially adversely impacted, and we believe that they will not be materially adversely impacted in the near future. We will continue to closely monitor our liquidity and the credit markets. We cannot, however, predict with any certainty the impact to us of any further disruption in the credit environment.


     There are no other known events that are expected to have a material impact on our short-term or long-term liquidity.

CAPITAL RESOURCES

     We have financed our operations primarily through cash flows from operations and debt and equity financings. We commenced a private placement offering in the amount of $800,000 in April 2009. Our common stock was offered at a fixed price of $.25 per share. We raised the $800,000 by mid October 2009 and the investors purchased a 40% stake in the company for a total of 3,200,000 shares.

     In October 2009, the Company elected to extend the private offering in order to raise an additional $500,000 in working capital by offering 2,000,000 additional shares at $.25 per share. We raised the additional $500,000 by mid January 2010, at which time the offering was closed.

     We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next six months.

     While we would like to grow our business with our cash flow, a robust increase in orders for our products, delays in collection of our accounts receivable and/or the incurrance of unforeseen expenses would likely necessitate our engaging in a capital raising transaction in the third or fourth quarter of 2010.

     We may also seek to raise additional cash to fund future investments or acquisitions we may decide to pursue. To the extent it becomes necessary to raise additional cash in the future, we may seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or loans, issuance of common stock, or a combination of the foregoing. We currently do not have any binding commitments for, or readily available sources of, additional financing. Nor do we have any current plans to raise additional capital. However we reserve the right to raise additional capital in the future in which case the percentage ownership of our shareholders would be diluted. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

CONTRACTUAL OBLIGATIONS


     We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

     The following table summarizes our contractual obligations as of March 31, 2010, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.



                                                                   Payments Due by Period
                                         ------------------------------------------------------------------------
                                         Total      Less than 1 year     1-3 Years      3-5 Years       5 years +
                                         -----      ----------------     ---------      ---------       ---------
Contractual Obligations:
  Notes payable                        $     --        $     --          $     --       $     --        $     --
  Principal Payments                    323,788              --           323,788             --              --
  Interest Payments (1)                  51,428          18,138            33,290             --              --
  Operating Leases                       46,350          46,350                --             --              --
  Services Agreement                     20,520          13,680             6,840
  Commitments to Purchase Inventory      65,645          65,645                --             --              --
                                       --------        --------          --------       --------        --------

      Totals:                          $507,731        $143,813          $363,918       $     --        $     --
                                       ========        ========          ========       ========        ========



----------
(1) The two notes payable are due on or before December 15, 2012, bear interest at the rate of Prime Rate (as quoted in the Wall Street Journal) plus 2% per annum and estimated interest payments are expected to be paid on a quarterly basis.

OFF-BALANCE SHEET ARRANGEMENTS


     We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders' equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     We have not had changes in or disagreements with our accountants on accounting and financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual shareholders' meeting or until their successors have been duly elected and qualified. The following table sets forth certain information regarding our current directors and executive officers:

       Name          Age                  Position                Director Since
       ----          ---                  --------                --------------

Jeffrey S. Brain     50     President, Chief Executive Officer,     April 2009
                            Chief Financial Officer, Chief
                            Operating Officer, Treasurer
                            and Director

Frederick Feck       79     Corporate Secretary and Director        April 2009

     Certain biographical information of our directors and officers is set forth below.

JEFFREY BRAIN, PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, CHIEF OPERATING OFFICER AND A DIRECTOR


     Since March 15, 2009, until the present time, Jeff has been involved in the formation and operation of the Company and currently serves us in the capacities of President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and as a director. Jeff is a successful entrepreneur, recognized civic leader and government strategist. Jeff served as Chief Operating Officer of the Smokey Robinson Food Company from October 2003 until November 2008. Jeff took the company from startup to national distribution in just 18 months. Prior to joining Smokey Robinson Food Company, Jeff was the Founder and President of Valley Vote, Inc., one of the largest government reform organizations in U.S. history. Jeff presided over a Board of Directors of 100 of Los Angeles' top community and business leaders, directed 2,000 volunteers and a team of professional consultants and attorneys.

     As President of Valley Vote, Inc., Jeff was responsible for preparing a $1.1 billion dollar budget and a public service plan to provide police, fire, transportation, parks, utilities, etc. for a city that would be the sixth largest city in the U.S. He also managed all the business functions, including media relations, public speaking, community outreach, budgeting, government structure and public service planning, message development, legislative development and he oversaw the day-to-day administrative staff and operations.


     Prior to forming Valley Vote, Jeff founded Jeff Brain's Real Estate Network, a full service real-estate brokerage and consulting firm based in Los Angeles. Before launching his entrepreneurial ventures, Jeff held the position of Assistant Vice President at Eastern Pacific, a real estate development company. In this role, Jeff was responsible for analyzing, budgeting and syndicating multi-million dollar real estate development projects and managed the Accounting Department. Jeff also served as the Director of Acquisition and Finance at Triangle Investments, Inc., where he was responsible for real estate acquisitions, project analysis, syndications and management.

     Jeff has a Bachelor of Science degree in Finance as well as a Bachelor of Science Degree in Accounting, both from the California State University of Northridge.

FREDERICK FECK, CORPORATE SECRETARY AND A DIRECTOR

     Mr. Feck, age 79, is a Director of the Company and our Corporate Secretary. Mr. Feck has been in the real estate development and construction industry from 1960 until the present time. Mr. Feck developed the first true condominium with Fee Title to cubical air space in California. After the passage of the Medicare bill in late 1965, Mr. Feck entered the health care field syndicating and developing convalescent hospitals. Mr. Feck acted as a general partner in the syndication of a 204 bed convalescent hospital known as The Rio Hondo Convalescent Hospital in Montebello, California. In 1970, Mr. Feck co-founded Environmental Communities, Inc., to manufacture mobile and modular homes from a facility in Corona, California. Mr. Feck sold his interest in 1972 and moved to San Diego County. Mr. Feck formed Calco West, Inc. and was engaged in the development and construction of single family tract homes. Mr. Feck also formed Calco West Realty, Inc. in 1976, a general real estate operation with six offices and a Real Estate School in the North San Diego County area. The company was sold to its employees in 1981. Mr. Feck then formed Calco West Financial Corporation in 1981 for the management of commercial and residential real estate, primarily his own. Mr. Feck was also one of the original founders of the San Marcos National Bank in 1981 and served on its Board of Directors for a period of 14 years. Mr. Feck was born in Maine, attended the University of Maine for two years, moved to California in 1950 and attended Northrop Aeronautical Institute in Los Angeles from which he graduated in 1952 as an aeronautical engineer. He worked for Northrop Aircraft Company on the N-69 Guided Missile Program for two years before going into the service. Mr. Feck served as a pilot in the United States Air Force for five years. Mr. Feck is licensed in California as a general contractor and a real estate broker and also holds a commercial pilot's license.

COMMITTEES OF THE BOARD OF DIRECTORS

     We do not currently have an audit committee or a compensation committee.

COMPENSATION OF DIRECTORS

     Our directors do not receive any direct compensation for their service on our board of directors. Any future director compensation will be determined by our compensation committee, once it is chartered.

DIRECTORSHIPS

     During the past five years, none of our directors or persons nominated or chosen to become directors held any other directorship in any company with a class of securities registered pursuant to Section 12 of the 1934 Act or subject to the requirements of Section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940.

OTHER SIGNIFICANT EMPLOYEES

     No other significant employees exist.

FAMILY RELATIONSHIPS

     No family relationship exists between or among any of our officers and directors. However, one of our directors, Frederick Feck, is the brother-in-law of George Adams, Sr., our largest shareholder.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Ciralight:

     (1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
     (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
     (3)  was  subject  to any  order,  judgment  or  decree,  not  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
          (ii) engaging in any type of business practice; or
          (iii)engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph
          (3) (i), above, or to be associated with persons engaged in any such activity; or
     (5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

     Jeffrey Brain, our Chief Operating Officer, Chief Financial Officer and a member of our board of directors, filed for protection under Chapter 7 of the Federal Bankruptcy Code on October 7, 2005, and was discharged from bankruptcy on February 3, 2006. The reason for the bankruptcy was that Mr. Brain had worked as President of Valley Voters Organized Toward Empowerment ("Valley Vote") for five years and was owed approximately $253,000 by Valley Vote, which had continuously promised to pay him, but did not. In the meantime, Mr. Brain owed approximately $60,000 in income and payroll taxes, which he could not pay because of the money owed to him by Valley Vote. Our board of directors believes that Mr. Brain is an excellent and dedicated officer, director and employee of the Company and that his earlier bankruptcy is not reflective of his business acumen or his value to the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

     On December 14, 2009, we adopted a Code of Business Conduct and Ethics applicable to our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and any other persons performing similar functions. Our Code of Business Conduct and Ethics was designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on our website at http://www.ciralightglobal.com. Our Code of Business Conduct and Ethics will be provided free of charge by us to interested parties upon request. Requests should be made in writing and directed to the Ciralight at the following address: 670 E.
Parkridge, Suite 112, Corona, California 92879

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid by the Company to our executive officers and directors of the Company for services rendered during the periods indicated. Randall Letcavage resigned from his offices of President, Chief Executive Officer and Director on March 18 2010. Jeffrey Bain was appointed President and Chief Executive Officer on March 19, 2010.

                           SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                   Stock         Option        Plan        Compensation    All Other
 Position     Year(1)  Salary($)   Bonus($) Awards($)(2)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Total($)
 --------     ----     ---------   -------- ---------     ---------  ---------------  -----------  ---------------  --------
Randall        2009   $202,177 (3)   $  0   $77,699 (4)     $  0          $  0            $  0      $24,000 (5)    $306,876
Letcavage,     2008   $      0       $  0   $     0         $  0          $  0            $  0      $     0        $      0
President,     2007   $      0       $  0   $     0         $  0          $  0            $  0      $     0        $      0
Chief Executive
Officer and
Director

Jeffrey Brain, 2009   $ 95,500       $  0   $83,726 (6)     $  0          $  0            $  0      $     0        $179,226
Chief          2008   $      0       $  0   $     0         $  0          $  0            $  0      $     0        $      0
Financial      2007   $      0       $  0   $     0         $  0          $  0            $  0      $     0        $      0
Officer  and
Director

Frederick      2009   $      0       $  0   $   400 (7)     $  0          $  0            $  0      $ 9,000 (8)    $  9,400
Feck,          2008   $      0       $  0   $     0         $  0          $  0            $  0      $     0        $      0
Corporate      2007   $      0       $  0   $     0         $  0          $  0            $  0      $     0        $      0
Secretary and
Director

----------
(1) The compensation covered in 2009 includes the period from the Company's inception on February 26, 2009, through December 31, 2009.
(2) The amounts listed in this column reflect the fair value of certain contractual rights to receive restricted stock in accordance with the services rendered by such executives and anti-dilution rights granted to such executives during the period from February 26, 2009 (inception) to December 31, 2009. The grant date fair value of the restricted stock issued as founders' shares of the Company's common stock was $.001 per share (the par value of the Company's common stock on April 1, 2009 was utilized to issue the amount of shares of common stock equating to the fair value of the services rendered by Messrs. Letcavage, Brain and Feck as described in footnotes (4), (6) and (7) to the above Summary Compensation Table). The grant date fair value of the restricted stock issued as anti-dilution shares of the Company's common stock as compensation and for services rendered was $.25 per share (the price on December 31, 2009, based on issuances of the Company's common stock to private offering subscribers for cash) was utilized to issue the amount of shares of common stock equating to the value of the services rendered by Messrs. Letcavage and Brain as described in footnotes (4) and (6) to the above Summary Compensation Table). The fair values were determined in accordance with Financial Accounting Standards Codification Topic 718, Share-Based Payments (FASB ASC
     718).
(3)  During the period  from the  Company's  inception  on  February  26,  2009, through December 31, 2009, the Company paid iCapital Finance, Inc. consulting fees in the amount of $202,177. Mr. Letcavage is the majority owner of iCapital Finance, Inc.
(4) Includes (i) $240 as the value of 240,000 founder's shares of the Company's common stock issued at par value of $.001 per share to Mr. Letcavage in April 2009 for services rendered; (ii) $400 as the value of 400,000 founder's shares of common stock issued at par value of $.001 per share to iCapital Finance, Inc. in April 2009 for services rendered; (iii) $29,412 as the value of 117,647 anti-dilution shares of common stock issued to Mr. Letcavage; (iv) $30,000 as the value of 120,000 shares issued at $.25 per share to Mr. Letcavage for services rendered, accrued at $3,000 per month from March through December 2009; (v) $17,647 as the value of 70,588 anti-dilution shares of common stock issued to iCapital Finance, Inc. As the majority owner of iCapital Finance, Inc., Mr. Letcavage has sold dispositive and voting power over the shares held of record by iCapital Finance, Inc.
(5) Represents rental payments to iCapital, Inc. commencing May 1, 2009, in the amount of $3,000 per month on a verbal month to month basis for use of our former executive offices at 2603 Main Street, Suite 1150, Irvine, California 92614. This rental agreement is no longer in effect.
(6) Includes (i) $320 as the value of 320,000 founder's shares of the Company's common stock issued at $.001 par value to Mr. Brain in April 2009 for services rendered; (ii) $30,000 as the value of 120,000 shares of common stock issued at $.25 per share to Mr. Brain for services rendered, accrued at $3,000 per month from March through December 2009; (iii) $23,350 as the value of 94,118 anti-dilution shares of common stock issued to Mr. Brain; and (iv) $29,876 as the value of 119,505 shares of common stock issued to Mr. Brain as bonus compensation. All of the above shares of the Company's common stock are beneficially owned by Mr. Brain, but held of record by Bayport Holding Company, LLC, Mr. Brain's personal holding company, and Mr. Brain has sole dispositive and voting control over such shares.
(7) Represents $400 as the value of 400,000 founder's shares of common stock issued at par value of $.001 per share to Mr. Feck in April 2009 for services rendered.
(8) Represents rental payments to Mr. Feck in the amount of $3,000 per month for the lease of our Corona, California warehouse facility from October 1, 2009, through December 31, 2010, on a verbal month to month lease. Mr. Feck allowed us to use this warehouse facility from March through September 2009 on a rent free basis.

DIRECTOR COMPENSATION

     We do not have a formal compensation plan for our directors.

EMPLOYMENT CONTRACTS

     We do not have any employment agreements with our employees or officers.

COMPENSATION DISCUSSION AND ANALYSIS

     We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers.

     We have only two members on our board of directors and do not currently have a compensation committee. However, we intend to expand our board of directors in the near future by appointing or electing at least two new directors who will be deemed to be independent directors. The presence of independent directors on our board of directors will allow us to form and constitute a compensation committee of our board of directors.

     The primary objectives of the compensation committee with respect to executive compensation will be to (i) attract and retain the best possible executive talent available to us; (ii) motivate our executive officers to enhance our growth and profitability and increase shareholder value; and (iii) reward superior performance and contributions to the achievement of corporate objectives.

     The focus of our executive pay strategy will be to tie short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives or benchmarks and to align executive compensation with the creation and enhancement of shareholder value. In order to achieve these objectives, our compensation committee will be tasked with developing and maintaining a transparent compensation plan that will tie a substantial portion of our executives' overall compensation to our sales, operational efficiencies and profitability.

     Our board of directors has not set any performance objectives or benchmarks for 2010, as it intends for those objectives and benchmarks to be determined by the compensation committee once it is constituted and then approved by the board. However, we anticipate that compensation benefits will include competitive salaries, bonuses (cash and equity based), health insurance and stock option plans.

     Our compensation committee will meet at least quarterly to assess the cost and effectiveness of each executive benefit and the performance of our executive officers in light of our revenues, expenses and profits.

OPTION/SAR GRANTS TABLE


     There have been no stock options/SARS granted under our stock option plans to executive officers and directors, since we have no such plans in effect.


AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     There have been no exercises of stock options/SAR by executive officers.

LONG-TERM INCENTIVE PLAN AWARDS

     There were been no long-term incentive plan awards made by the company.

REPRICING OPTIONS

     We have not repriced any stock options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     To our knowledge, the following table sets forth, as of June 18, 2010, information regarding the ownership of our common stock by:


     *    Persons who own more than 5% of our common stock
     *    each of our directors and each of our executive officers; and
     *    all directors and executive officers as a group.

     Each person has sole voting and investment power with respect to the shares shown, except as otherwise noted.

                                                        Amount and Nature
                                                      of Beneficial Ownership
         Name and Address                         ------------------------------
       of Beneficial Owner                        Number (1)         Percent (1)
       -------------------                        ----------         -----------

     George Adams, Sr. (2)                        4,600,000             37.36%
     670 E. Parkridge, Suite 112
     Corona, California  92879

     Frederick Feck                                 600,000              5.30%
     670 E. Parkridge, Suite 112
     Corona, California  92879

     Randall M. Letcavage (3)                       760,235              6.72%
     2603 Main Street, Suite 1150
     Irvine, California 92614

     Jeffrey S. Brain (4)(5)                        611,815              5.41%
     670 E. Parkridge, Suite 112
     Corona, California  92879

     All officers and directors
      as a group (2 persons)                      1,211,815             10.71%

----------

(1) The numbers and percentages set forth in these columns are based on 11,312,446 shares of common stock outstanding as of June 18, 2010. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.


(2) In addition to the 3,600,000 shares owned of record and beneficially by Mr. Adams, Mr. Adams is the beneficial owner of 1,000,000 additional shares of our common stock since he holds a $250,000 Convertible Promissory Note issued by us and the Convertible Promissory Note is immediately convertible into 1,000,000 shares of common stock. These 3,600,000 shares of common stock together with the 1,000,000 shares of Series A Preferred Stock owned by Mr. Adams result in Mr. Adams having the right to cast 51% of all votes in the election of our directors and on any acquisition or merger transaction in which we may become involved in the future. See "Description of Securities -- Preferred Stock -- Voting Rights."
(3) In addition to the 449,647 shares of this common stock owned of record and beneficially by Randall Letcavage, Mr. Letcavage is the beneficial owner of the 310,588 shares owned of record by iCapital Finance, Inc., over which Mr. Letcavage has sole dispositive and voting powers.
(4)(5) Mr. Brain is the beneficial owner of these 611,815 shares of our common stock, which are owned of record by Bayport Holding Company, LLC, Mr. Brain's personal holding company. Mr. Brain has sole dispositive and voting power over these shares.

     There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

CHANGES IN CONTROL

     We are not aware of any arrangements that may result in a change in control of the Company.

     By virtue of his ownership of majority voting rights over our common stock, Mr. George Adams, Sr. will continue to control the Company after this offering and investors in our common stock will be unable to change control of our board of directors and of our Company. Therefore, the shares being offered for sale by the selling shareholders lack the value normally attributable to voting rights. This could result in a reduction in the value of the shares you own because of their ineffective voting power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

ANTI-DILUTION SHARES

     Our board of directors granted anti-dilution rights to Jeffrey Brain, iCapital Finance, Inc. (a company owned by Randall Letcavage, our former Chief Executive Officer, and his business partner, Rosemary Nguyen), Randall Letcavage and David E. Wise, our securities counsel. These anti-dilution rights entitled Jeffrey Brain, iCapital Finance, Inc., Randall Letcavage and David E. Wise to acquire additional shares of our common stock at $.25 per share in order to maintain their original percentage ownership in the our common stock. Consequently, we issued as compensation and for services rendered the following anti-dilution shares in January 2010:


       Name of Recipient            Number of Shares       Value of Shares
       -----------------            ----------------       ---------------

     Jeffrey Brain                       94,118                $23,529
     iCapital Finance, Inc.              70,588                $17,647
     Randall Letcavage                  117,647                $29,412
     David E. Wise                       70,588                $17,647


     All previously granted anti-dilution rights expired in January 2010 and no anti-dilution rights are included in this prospectus.

TRANSACTIONS WITH OUR EXECUTIVE OFFICERS


     From May 1, 2009 through March 31, 2010, we subleased our office facilities for $3,000 a month from iCapital Finance, Inc., a company owned by our former Chief Executive Officer and his business partner, Rosemary Nguyen. This was a verbal lease and ran from month to month. This monthly fee was to share a portion of the rent, the utilities and the time of one staff person to assist us by handling some of our business, including answering telephones, processing telephone and internet leads, coordinating and communicating with the customers, dealers, distributors and general administrative activities. This lease arrangement was deemed the most cost efficient and time saving approach as it saved us from the expense of setting up our own offices, which would have required searching for and negotiating a lease, purchasing furniture, equipment, phones and hiring our own office personnel. Our board of directors believes this rental arrangement was fair to the Company. This lease was terminated on March 31, 2009.

     During 2009, Randall Letcavage, our President and Chief Executive Officer, received various non-compensatory advances from the Company totaling $69,865. Mr. Letcavage has executed a secured promissory note to us for the total amount of such advances that bears an interest rate of eight percent (8%) per annum and is due and payable on November 1, 2010, and is secured by a lien on 329,647 shares of the Company's common stock owned by Mr. Letcavage.

     Our board of directors is aware of the prohibition in Section 13.k of the Securities Exchange Act of 1934, as amended, against SEC reporting companies making personal loans to their directors or executive officers. However, Section 13.k does not currently apply to us since we are not a reporting company. Once the registration statement of which this prospectus is a part is declared effective by the SEC and our securities are registered under Section 12 of that Act, we will not extend credit or arrange for the extension of credit, in the form of a personal loan, to or for any of our directors or executive officers.

     In January 2010, we entered into a nonexclusive distributor agreement with Globalight Energy Solutions, LLC, a minority owned entity in which Randall Letcavage, our former Chief Executive Officer, and Jeffrey Brain, our current Chief Executive Officer, each own a 16.25% beneficial ownership interest. The majority owners of Globalight Energy Solutions, LLC are the entertainer William "Smokey" Robinson, Jr. and his wife. In lieu of Globalight Energy Solutions, LLC paying the standard distributorship fee of $15,000 to the Company, Smokey Robinson agreed to use his name, contacts and likeness to promote the Company products. Our board of directors believes that the value to the Company of Mr. Robinson's promotion of our products is greater than the $15,000 distributorship fee.

     Aside from the arrangement with Smokey Robinson to promote the Company's products in lieu of Globalight Energy Solutions, LLC paying the distributorship fee to the Company, its distributorship agreement does not contain preferential or more favorable terms or conditions than agreements with our other distributorships.

     Jeffrey Brain, Randall Letcavage and iCapital Finance, Inc., a company controlled by Mr. Letcavage, acquired certain anti-dilution shares of our common stock as described above.

TRANSACTIONS WITH GEORGE ADAMS, SR.  AND TERRY ADAMS

     In April 2009, we entered into an Exchange of Stock for Assets Agreement with Mr. George Adams, Sr. ("Adams Agreement") to acquire certain assets including, but not limited to, a United States patent, patent applications pending in Canada, Europe, Mexico and the United States, artwork, trademarks, equipment, furniture, databases, technical drawings, promotional materials, trade names and inventory parts and marketing rights related to the Suntracker One(TM) and Suntracker Two(TM) products previously owned and distributed by Ciralight, Inc., a Utah corporation, such assets having been foreclosed on by Mr. Adams, who was the secured creditor of Ciralight, Inc. We have no affiliation, contractual or otherwise, with Ciralight, Inc. or any of its employees, officers or directors.

     In April 2009, we acquired all of the above described assets from Mr. Adams, except for the United States patent, the patent applications pending in Canada, Europe, Mexico and the United States, in exchange for 3,200,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock. In December 2009, we acquired the United States patent and the patent applications pending in Canada, Europe, Mexico and the United States from Mr. Adams in exchange for the issuance by us of an additional 400,000 shares of our common stock and a convertible promissory note in the amount of $250,000. The note is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. As a result of this transaction, Mr. Adams is our largest shareholder.

     The Adams Agreement also granted Mr. Adams a royalty fee of $20.00 for each Suntracker One(TM) and Suntracker Two(TM) unit or any future units that are based on the patent rights we acquired from him. The maximum royalty fees payable under the Adams Agreement is $2,000,000 based on the sale of 100,000 units. From February 26, 2009 through December 31, 2009, we accrued $15,260 in royalties due to Mr. Adams related to our sale of 763 units.

     On March 29, 2009, Mr. Adams advanced $107,168 on our behalf to Microsun, the prior manufacturer of our products. Since that time, we repaid Mr. Adams the total $107,168. Mr. Adams did not ask or require us to pay him interest on the money advanced and we never issued a promissory note to Mr. Adams related to such advance.

     On November 5, 2009, we issued a Convertible Note in the principal amount of $73,788 to Terry Adams, the son of George Adams, Sr., to evidence monies loaned to us. The Convertible Note is due on or before December 15, 2012, bears interest at the rate of Prime Rate (as quoted in the Wall Street Journal) plus 2% per annum and is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest.

TRANSACTIONS WITH FREDERICK FECK, ONE OF OUR DIRECTORS AND CORPORATE SECRETARY

     We are currently subleasing our warehouse facility in Corona, California for $3,000 a month pursuant to a written lease agreement dated April 1, 2010. The written lease is on a month to month basis. The property is owned by one of our Directors, Frederick Feck. From October 1, 2009, until March 31, 2010, we occupied this warehouse space under a verbal lease that ran from month to month at a rental rate of $3,000 per month. The space consists of approximately 3,500 square feet. We occupied this warehouse facility from March 1, 2009, until September 30, 2009, on a rent free basis at the courtesy of Mr. Feck. Our board of directors believes this new rental arrangement is fair to the Company.

     On October 1, 2009, we issued a Convertible Note to Mr. Frederick Feck (one of our directors) in the amount of $48,507.29 to evidence the our indebtedness to Mr. Feck for his payment of $48,507.29 of the Company's expenses. Mr. Feck paid these Company expenses between March 13, 2009, and September 15, 2009. These expenses included salaries, consulting fees, labor, legal fees for formation of the Company, legal and filing fees related to patents, travel expenses and the electric bills on our Corona, California warehouse facility. The Convertible Note issued to Mr. Feck had an interest rate of Prime Rate (as quoted in the Wall Street Journal) plus 2% per annum. On December 1, 2009, Mr. Feck elected to convert this note into 200,000 shares of our common stock. Therefore, this debt to Mr. Feck has been paid in full.

TRANSACTIONS WITH DAVID E.  WISE, ESQ., OUR SECURITIES ATTORNEY

     In January 2010, we entered into a nonexclusive dealer agreement with Chaparral Green Energy Solutions, LLC, an entity in which our securities attorney, David E. Wise, Esq., owns a 50% equity interest. The terms and conditions of the dealer agreements with Chaparral Green Energy Solutions, LLC are the same as for our other dealer agreements. Mr. Wise also acquired certain anti-dilution shares of our common stock as described above.

     Our board of directors determined that the above agreements, arrangements and transactions were fair to the Company.

         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information contained in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to our registration statement.

     As of the effective date of our registration statement on Form S-1, Ciralight Global became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

     You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

     Ciralight Global, Inc., 670 E. Parkridge, Suite 112, Corona, California 92879 (877) 520-5005

                              FINANCIAL STATEMENTS


     Our unaudited financial statements for the three months ended March 31, 2010 and audited financial statements for the period from February 26, 2009 (inception) to December 31, 2009 and for the fiscal years ending December 31, 2008 and 2007, follow, commencing on page F-1.

                          INDEX TO FINANCIAL STATEMENTS

                                                                     Page Number
                                                                     -----------
UNAUDITED FINANCIAL STATEMENTS OF CIRALIGHT GLOBAL, INC. FOR
THE THREE MONTHS ENDED MARCH 31, 2010 AND FOR THE PERIOD FROM
FEBRUARY 26, 2009 (INCEPTION) TO MARCH 31, 2009

Balance Sheets as of March 31, 2010 and December 31, 2009 (Audited)       F-2

Statements of  Operations  for the Three Months Ended
March 31, 2010 and for the period from February 26, 2009
(inception) to March 31, 2009                                             F-3

Statement of Changes in Stockholder's Equity for the Three
Months Ended March 31, 2010                                               F-4

Statement of Cash Flows for the Three Months Ended
March 31, 2010 and for the period from February 26, 2009
(inception) to March 31, 2009                                             F-5

Notes to Financial Statements                                             F-6

AUDITED FINANCIAL STATEMENTS OF CIRALIGHT GLOBAL, INC. FOR
THE PERIOD FROM FEBRUARY 26, 2009 (INCEPTION) TO DECEMBER 31, 2009

Report of Independent Registered Public Accounting Firm                   F-18

Balance Sheet as of December 31, 2009                                     F-19

Statement of Operations for the period from
February 26, 2009 (inception) to December 31, 2009                        F-20

Statement of Changes in Stockholder's Equity for the period from
February 26, 2009 (inception) to December 31, 2009                        F-21

Statement of Cash Flows for the period from February 26, 2009
(inception) to  December 31, 2009                                         F-22

Notes to Financial Statements                                             F-23

AUDITED FINANCIAL STATEMENTS OF CIRALIGHT, INC. FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Report of Independent Registered Public Accounting Firm                   F-38

Balance Sheets as of December 31, 2008 and 2007                           F-39

Statements of Operations for the Years Ended December 31, 2008 and 2007   F-40

Statement of Changes in Stockholder's Equity (Deficit) for the Period
From December 31, 2006 to December 31, 2008                               F-41

Statements of Cash Flows for the Years Ended December 31, 2008 and 2007   F-42

Notes to Financial Statements                                             F-43

     UNAUDITED FINANCIAL STATEMENTS OF CIRALIGHT GLOBAL, INC. FOR THE THREE
      MONTHS ENDED MARCH 31, 2010 AND FOR THE PERIOD FROM FEBRUARY 26, 2009
                          (INCEPTION) TO MARCH 31, 2009


                              CIRALIGHT GLOBAL, INC
                                 BALANCE SHEETS

                                                                                March 31,            December 31,
                                                                                  2010                  2009
                                                                               -----------           -----------
                                                                               (Unaudited)
                                     ASSETS

Current assets:
  Cash & cash equivalents                                                      $   211,754           $   265,753
  Accounts receivable, net of allowance for bad debts of $32,364 and $0            252,563               300,547
  Notes receivable - related party                                                  71,026                69,865
  Inventory                                                                        241,604               176,521
  Prepaid expenses and other current assets                                         79,538               135,391
                                                                               -----------           -----------
      Total current assets                                                         856,485               948,077
                                                                               -----------           -----------

Property and equipment, net                                                         16,267                20,337

Intangible assets, net                                                              30,108                30,523
                                                                               -----------           -----------

      Total assets                                                             $   902,860           $   998,937
                                                                               ===========           ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                             $   147,150           $    54,419
  Convertible notes payable - related parties                                      329,176               324,927
  Other payables                                                                    30,176               202,847
                                                                               -----------           -----------
      Total current liabilities                                                    506,502               582,193
                                                                               -----------           -----------
Stockholders' equity
  Preferred stock - $.001 par value; 10,000,000 shares authorized,
   1,000,000 Redeemable Series A Preferred shares issued and outstanding             1,000                 1,000
  Common stock - $.001 par value; 50,000,000 shares authorized,
   11,312,446 and 10,368,000 shares issued and outstanding, respectively            11,312                10,368
  Additional paid-in capital                                                     1,462,133             1,225,665
  Accumulated deficit                                                           (1,078,087)             (820,289)
                                                                               -----------           -----------
      Total stockholders' equity                                                   396,358               416,744
                                                                               -----------           -----------

      Total liabilities and stockholders' equity                               $   902,860           $   998,937
                                                                               ===========           ===========


   The accompanying notes are an integral part of these financial statements.

                             CIRALIGHT GLOBAL, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                               Three Months         February 26, 2009
                                                  Ended              (inception) to
                                                 March 31,              March 31,
                                                   2010                   2009
                                               ------------           ------------
Sales                                          $    286,436           $         --

Cost of goods sold                                  167,350                     --
                                               ------------           ------------

Gross profit                                        119,086                     --
                                               ------------           ------------
Operating expenses
  Research and development expenses                   6,572                     --
  Selling and marketing expenses                     28,878                     --
  General and administrative expenses               342,595                 34,890
                                               ------------           ------------
      Total operating expenses                      378,045                 34,890
                                               ------------           ------------

Loss from operations                               (258,959)               (34,890)
                                               ------------           ------------
Other income
  Interest income                                     1,161                     --
                                               ------------           ------------
      Total other income                              1,161                     --
                                               ------------           ------------

Net loss                                       $   (257,798)          $    (34,890)
                                               ============           ============

Basic and diluted loss per share               $      (0.02)          $         --
                                               ============           ============
Weighted average shares used in per
 share calculation                               11,312,446                     --
                                               ============           ============


   The accompanying notes are an integral part of these financial statements.

                              CIRALIGHT GLOBAL, INC
                        STATEMENT OF STOCKHOLDER'S EQUITY
                    For the Three Months Ended March 31, 2010
                                   (Unaudited)

                                           Common Stock          Preferred Stock
                                         -----------------      -----------------    Additional
                                                      Par                    Par       Paid in      Accumulated      Total
                                         Shares      Value      Shares      Value      Capital        Deficit        Equity
                                         ------      -----      ------      -----      -------        -------        ------
BALANCE DECEMBER 31, 2009              10,368,000   $10,368   1,000,000    $ 1,000   $1,225,665    $  (820,289)    $ 416,744

Common Stock Issued For Private
 Placement at $0.25                       232,000       232          --         --       57,768             --        58,000

Common Stock Issued As Anti-Dilution
 Shares For Compensation And Services
 Rendered at $0.25                        352,941       353          --         --       87,882             --        88,235

Common Stock Issued For Accrued
 Compensation And Bonus
 Compensation at $0.25                    359,505       359          --         --       89,517             --        89,876

Stock Options Issued For Consulting
 Services                                      --        --          --         --        1,301             --         1,301

Net Loss For The Three Month Period
 Ended March 31, 2010                          --        --          --         --           --       (257,798)     (257,798)
                                      -----------   -------  ----------    -------   ----------    -----------     ---------

BALANCE MARCH 31, 2010                 11,312,446   $11,312   1,000,000    $ 1,000   $1,462,133    $(1,078,087)    $ 396,358
                                      ===========   =======  ==========    =======   ==========    ===========     =========


   The accompanying notes are an integral part of these financial statements.

                              CIRALIGHT GLOBAL, INC
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                         Three Months      February 26, 2009
                                                            Ended           (inception) to
                                                           March 31,           March 31,
                                                             2010                2009
                                                           ---------           ---------
Cash flows from operating activities:
  Net Loss                                                 $(257,798)          $ (34,890)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Options issued for services                               1,301                  --
     Depreciation and amortization                             4,485                  --
     Bad debt expense                                         32,364                  --
  Changes in operating assets and liabilities
     Increase in inventory                                   (65,083)                 --
     Decrease in accounts receivable                          15,620                  --
     Increase in notes receivable - related party             (1,161)                 --
     Decrease in prepayments and deposits                     55,853                  --
     Increase in accounts payable                             92,731                  --
     Increase in notes payable - related parties               4,249                  --
     Increase in other payables                                5,440                  --
                                                           ---------           ---------
Net cash used in operating activities                       (111,999)            (34,890)
                                                           ---------           ---------

Cash flows from investing activities:                             --                  --
                                                           ---------           ---------
Cash flows from financing activities:
  Cash from sale of common stock                              58,000                  --
  Proceeds from note payable - related party                      --              35,629
                                                           ---------           ---------
Net cash provided by financing activities                     58,000              35,629
                                                           ---------           ---------

Net increase (decrease) in cash                              (53,999)                739

Cash, beginning of period                                    265,753                  --
                                                           ---------           ---------

Cash, end of period                                        $ 211,754           $     739
                                                           =========           =========

Supplemental cash flow information:
  Interest paid                                            $      --           $      --
                                                           =========           =========
  Income taxes paid                                        $      --           $      --
                                                           =========           =========
Non-cash investing and financing activities
  Common stock issued for debt                             $ 178,111           $      --
                                                           =========           =========


   The accompanying notes are an integral part of these financial statements.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

1. Background and Basis of Presentation:

Ciralight Global, Inc. (the "Company") was incorporated in the State of Nevada on February 26, 2009. The Company is in the business of designing, developing, and distributing proprietary advanced day lighting systems for traditional non-residential markets that benefit from natural lighting.

In April 2009, we entered into an Exchange of Stock for Assets Agreement with Mr. George Adams, Sr. ("Adams Agreement") to acquire certain assets including, but not limited to, a U.S. patent, patent applications pending in Canada, Europe, Mexico and the United States, artwork, trademarks, equipment, furniture, databases, technical drawings, promotional materials, trade names and inventory parts and marketing rights related to the Suntracker One(TM) and Suntracker Two(TM) daylighting products previously owned and distributed by Ciralight, Inc., a Utah corporation, such assets having been foreclosed on by Mr. Adams, who was the secured creditor of Ciralight, Inc. Ciralight, Inc. is a predecessor to the Company, although we have no affiliation, contractual or otherwise, with Ciralight, Inc. or any of its employees, officers or directors.

Ciralight, Inc., the company whose assets were foreclosed on by Mr. Adams, was also in the business of designing, developing, and distributing proprietary advanced day lighting systems for traditional non-residential markets that benefit from natural lighting. Ciralight, Inc. ceased operations on March 14, 2009, following the foreclosure by Mr. Adams. Since the acquisition of the assets was through a foreclosure, the former company and its officers remain liable for the Ciralight Inc.'s debts and the Company has no financial responsibility for those debts. None of the employees or management of Ciralight Inc. are involved in the Company. The business operations of our Company are located in Irvine, California and the Company operates with four employees, the Chief Executive Officer, the Chief Financial Officer / Chief Operations Officer, a warehouse manager and an executive assistant.

In April 2009, we acquired all of the above described assets from Mr. Adams, except for the U.S. patent and the patent applications pending in Canada, Europe, Mexico and the United States, in exchange for 3,200,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock. On December 15, 2009, we acquired the U.S. patent and patent applications pending in Canada, Europe, Mexico and the United States from Mr. Adams in exchange for the issuance by us of an additional 400,000 shares of our common stock and a convertible promissory note in the amount of $250,000. The note is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. As a result of this transaction, Mr. Adams is our largest shareholder. Aside from our U.S. patent and our four pending patent applications, we have no other patent rights.

In order to provide working capital, Ciralight Global, Inc. sold common stock through a private placement that raised $1,300,000 with the sale of 5,200,000 shares at a price of $.25 per share from April 30, 2009 and January 15, 2010.

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

2. Liquidity and Operations:

The Company had net losses of $257,798 and $34,890 for the three month periods ended March 31, 2010 and 2009, respectively.

As of March 31, 2010, the Company had cash and cash equivalents of $211,754. In addition, the Company had net accounts receivable of approximately $252,000, inventory on hand at a cost valuation of approximately $242,000, with a market valuation of over $500,000, all fully paid for, and accounts payable of approximately $147,000. As of June 15, 2010, with orders for over 700 units scheduled to be shipped during the next six months, the Company is confident that it has sufficient liquidity for the next twelve months.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

3. Summary of Significant Accounting Policies:

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

The Company maintains its cash accounts primarily with banks located in Utah. The total cash balances are insured by the FDIC up to $250,000 per bank. At times, the amount of the Company's cash and cash equivalent exceeds the balance insured by the FDIC.

Accounts Receivable - The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Management continually monitors accounts receivable balances and provides for an allowance for doubtful accounts at the time collection becomes questionable based on payment history or age of the receivable. The Company sells products and services generally on terms of receiving a 50% deposit prior to shipment and the remaining 50% within 21 days of date of shipment. The Company charges nominal financing fees on late payments. Accounts receivable are charged to the allowance for bad debts when the Company has exhausted all reasonable means of collection. At March 31, 2010, management deemed that certain accounts receivable were questionable and a bad debt reserve was required. Our allowance for doubtful accounts was $32,364 at March 31, 2010.

Inventory - Inventory consists of finished units, parts and packaging materials and is stated at lower of historical cost or current cost. Management will establish a reserve for damaged and discontinued inventory when determined necessary. At March 31, 2010 no reserve was required.

Property and Equipment - Property and equipment are stated at historical cost, which consists of the net book value of the assets carried on the prior company's books. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3- to 5-year period. Leasehold improvements will be amortized on the straight-line method over the life of the related lease. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. Depreciation expense for property and equipment is recorded as either cost of goods sold or general and administrative expense, depending on the use of the assets.

Stock Offering Costs - During 2009, the Company recorded the organizational costs associated with the private placement offering as additional paid in capital and expensed the costs associated with taking the company public.

Impairment of Long Lived Assets - The Company evaluates its long-lived assets for impairment, in accordance with FASB ASC 360-10, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the discounted estimated future cash flows. Changes in significant assumptions underlying future cash flow estimates or fair values of assets may have a material effect on the Company's financial position and results of operations. No such impairment was indicated at March 31, 2010.

Shipping and Handling Costs - The Company includes shipping and handling costs that are billed to our customers in revenue and the actual costs incurred for shipping and handling are included in costs of goods sold in accordance with the provisions of FASB ASC 605-45-45-20. The related costs are considered necessary to complete the revenue cycle.

Revenue Recognition - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, shipment has occurred, the seller's price to the buyer is fixed or determinable and collectability is reasonably assured.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

3. Summary of Significant Accounting Policies: (continued)

Warranty Costs - Commencing April 1, 2009, the Company provided a five-year warranty covering the labor and materials associated with its installations. Effective September 1, 2009, the Company changed the coverage to ten years in the U.S. The Company's "advanced skylights" are warranted by the manufacturer for 10 years, generally. The Company (at its option) will repair, replace or give credit for the original purchase price on any of its products or parts. An accrual for a loss contingency has been made, since warranty expenses to date have been consistent and a reasonable estimate of future expenses can be made, in accordance with FASB ASC 460-10-50-8 (c).


Changes in the liability for product warranty were as follows:

                                                                         Product
                                                                        Warranty
                                                                        --------
Liability at December 31, 2009                                          $ 9,476
Settlements made during the period                                       (7,425)
Change in liability for warranties issued during the period               4,415
Change in liability for preexisting warranties                            3,010
                                                                        -------
Liability at March 31, 2010                                             $ 9,476
                                                                        =======

Research and Development Expenses - Research and development expenses are charged to operations in the period incurred. The amount expensed for the three month period ended March 31, 2010 was $6,572.

Selling and Marketing Expenses - Selling and marketing expenses are expensed as incurred. These expenses were $28,878 for the three month period ended March 31, 2010.

The Adams Agreement described in Note 1 above, also granted Mr. Adams a royalty fee of $20.00 for each Suntracker One(TM) and Suntracker Two(TM) unit or any future units that are based on the patent rights we acquired from him. The maximum royalty fees payable under the Adams Agreement is $2,000,000 based on the sale of 100,000 units. As of March 31, 2010, accrued royalties of $20,700 are due to Mr. Adams related to our sale of 1,035 units.

  General and Administrative Expenses - General and administrative expenses are expensed as incurred. These expenses were $342,595 and $34,890 for the three month periods ended March 31, 2010 and 2009, respectively.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of accounts receivable. As of March 31, 2010 one distributor had balances representing 32% or more of the Company's accounts receivable.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the Company's debt discount, and share-based compensation expense. Actual results could differ from these estimates.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

3. Summary of Significant Accounting Policies: (continued)

Stock-Based Compensation - The Company accounts for stock-based compensation under the provisions of FASB ASC 718 (Statement of Financial Accounting Standards No. 123 (revised 2004), "SHARE-BASED PAYMENT"), which requires the Company to measure the stock-based compensation costs of share-based compensation arrangements based on the grant date fair value and generally recognizes the costs in the financial statements over the employee's requisite service period. Stock-based compensation expense for all stock-based compensation awards granted was based on the grant date fair value estimated in accordance with the provisions of FASB ASC 718.

The Company measures compensation expense for its non-employee stock-based compensation under FASB ASC 505-10 and 50, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

By recording employee stock-based compensation using the fair value recognition provisions of Accounting Standards Codification ("ASC") Topic 718 ("ASC 718") using the modified prospective transition method, and recording non-employee stock-based compensation expense in accordance with ASC Topic 505, the Company recognized stock compensation expense of $178,111for the three months ended March 31, 2010.

Income Taxes - The Company accounts for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company provides a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

Convertible Notes Payable - The Company accounts for its convertible notes payable under the provisions of FASB ASC 470 (Staff Position No. APB 14-1 "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (including partial cash settlement"). FASB ASC 470 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by FASB ASC 470-20-65-1 (paragraph 12 of APB Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants"). Additionally, FASB ASC 470 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.

The Company accounts for uncertain tax positions in accordance with FASB ASC 740-10, 30 and 270, "Accounting for Uncertainty in Income Taxes." The
application of income tax law is inherently complex. As such, the Company is required to make certain assumptions and judgments regarding its income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interest and penalties related to uncertain tax provisions are recorded as a component of the provision for income taxes. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the Company's assumptions and judgments can materially affect amounts recognized in the Company's consolidated balance sheets and statement of operations.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

4. Balance Sheet Information:

Cash and Cash Equivalents consisted of the following at March 31, 2010:

               Checking account                         $211,442
               Savings accounts                               12
               Petty cash                                    300
                                                        --------
               Total Cash and cash equivalents          $211,754
                                                        ========

Notes receivable - related party - As of March 31, 2010, the Company holds a note receivable from the President and Chief Executive Officer of the Company, Randall Letcavage, with an original balance of $69,865. This note accrues interest at an annual rate of 8% from the effective date of January 15, 2010. Certain terms of this note receivable were amended and replaced on March 18, 2010, with the following terms: The Company was granted a security interest in and to 329,647 shares of Company common stock owned by Randall Letcavage as collateral for the repayment of the note receivable and the note receivable is due and payable on November 1, 2010. The balance of the note, including accrued interest, at March 31, 2010 was $71,026.

Inventory consisted of the following at March 31, 2010:

               Finished units and components            $218,249
               Packaging crates and materials             23,355
                                                        --------
               Total Inventory                          $241,604
                                                        ========


Prepaid expenses and other current assets consist of the following at March 31, 2010:

               Purchase order prepaid deposits          $76,538
               Deposits on account                        3,000
                                                        -------
               Total Prepayments and deposits           $79,538
                                                        =======

Purchase order prepaid deposits represent the prepayment required under the agreements with several suppliers of our inventory components.

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method with estimated lives ranging from 3 to 5 years as follows:

               Furniture and equipment                  $  7,950
               Vehicles                                    2,771
               Tooling costs                              22,983
               Convention display                          1,817
                                                        --------
               Property and equipment                     35,521
                                                        --------
               Less Accumulated depreciation             (19,254)
                                                        --------
               Total Property and equipment, net        $ 16,267
                                                        ========

Depreciation expense for the three month period ended March 31, 2010 was $4,070 and was recorded as cost of goods sold. The use of the above property and equipment determines if the depreciation is recorded as cost of goods sold or as general and administrative expenses.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

4. Balance Sheet Information: (continued)

Intangible  assets  are  stated  at  cost,  net  of  accumulated   amortization.
Amortization of intangible assets is provided using the straight-line method with estimated lives of 20 years as follows:

            Patent and patent applications                   $ 30,593
            Less Accumulated amortization                        (485)
                                                             --------
            Total Intangible assets, net                     $ 30,108
                                                             ========

Amortization expense for the three month period ended March 31, 2010 was $415, was related to the Company's patent rights and was recorded as cost of goods sold.

Organizational Costs - The Company's startup and organizational expenses were expensed as legal and accounting fees under general and administrative expenses.

Convertible Notes Payable - Related Parties - As of March 31, 2010, the Company had Convertible Notes Payable - Related Parties consisting of the following:

      Note payable - George Adams, Sr                        $253,828
      Note payable - Terry Adams                               75,348
                                                             --------
      Total Convertible notes payable - related parties      $329,176
                                                             ========

Notes Payable:

As of March 31, 2009, the Company had a loan payable to Mr. Feck, one of the Company's directors, in the amount of $35,629, relating to his payments of certain Company general and administrative expenses between March 13, 2009 and March 31, 2009. At September 30, 2009, the Company had a loan payable to Mr. Feck in the amount of $48,507, relating to his payments of certain Company expenses between March 13, 2009 and September 15, 2009. On October 1, 2009 the loan was converted into a convertible note, which was issued to Mr. Feck. On December 1, 2009, Mr. Feck elected to convert this note into 200,000 shares of our common stock.

As of March 31, 2010, the Company had two Notes Payable with related parties. On December 15, 2009, the Company secured the title to the one U.S. patent and patent applications pending in Canada, Europe, Mexico and the United States as provided in the Adams Agreement, described in Note 1, above. As required in the Adams Agreement, as amended, on December 15, 2009, the Company executed a Convertible Promissory Note in the amount of $250,000 to Mr. Adams and issued to Mr. Adams an additional 400,000 shares of common stock in consideration of Mr. Adams' transfer of ownership of the U.S. patent and the patent applications pending in Canada, Europe, Mexico and the United States to the Company. The $250,000 note with Mr. Adams bears interest at the prime rate plus 2%, is due on December 15, 2012 and Mr. Adams has the right to convert the principal amount of the note into shares of the Company's common stock at $.25 per share. The balance of the note, including accrued interest, at March 31, 2010 was $253,828. In addition, Terry Adams, the son of Mr. George Adams, Sr., loaned the Company $73,788 on November 5, 2009 in exchange for a Convertible Promissory Note for the amount loaned. The $73,788 note with Terry Adams bears interest at the prime rate plus 2%, is due on December 15, 2012 and Terry Adams has the right to convert the principal amount of the note into shares of the Company's common stock at $.25 per share. The balance of the note, including accrued interest, at March 31, 2010 was $75,348. Upon conversion of a note payable, the principal amount of the note would be converted into common stock shares of the Company at $.25 per share.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

4. Balance Sheet Information: (continued)

Other Payables - As of March 31, 2010, the Company had Other Payables consisting of the following:

                   Royalty fees payable              $20,700
                   Accrued warranty expense            9,476
                                                     -------
                   Total Other payables              $30,176
                                                     =======

Royalty Fees Payable - The Adams Agreement described in Note 1 above, granted Mr. Adams a royalty fee of $20.00 for each Suntracker One(TM) and Suntracker Two(TM) unit or any future units that are based on the patent rights we acquired from him. The maximum royalty fees payable under the Adams Agreement is $2,000,000 based on the sale of 100,000 units. As of March 31, 2010, accrued royalties of $20,700 are due to Mr. Adams related to our sale of 1,035 units.

5. Stockholders' Equity:

Common stock:

The Company is authorized to issue up to 50,000,000 shares of common stock with a par value of $0.001, under terms and conditions established by the Board of Directors.

The Company had 11,312,446 issued and outstanding common stock shares as of March 31, 2010. Details of the issued and outstanding common stock shares are shown below.


Common stock shares issued as of March 31, 2010 are as follows:

                                                                    Amount of
                 Description                                      Shares Issued
                 -----------                                      -------------
  Stock issued for acquisition of assets                            3,600,000
  Stock issued for legal services  (founder's  shares)                240,000
  Stock issued for consulting services (founder's shares)             240,000
  Stock issued as compensation  (founder's  shares)                 1,120,000
  Stock issued to private offering subscribers                      5,200,000
  Stock issued for compensation and services rendered                 712,446
  Stock issued for conversion of note payable                         200,000
                                                                   ----------
     Total common stock shares issued                              11,312,446
                                                                   ==========

On April 1, 2009, 3,200,000 shares of common stock were issued, at a value of $.09 per share, as a result of the Adams Agreement, described in Note 1, above. On April 1, 2009, 1,600,000 shares of common stock were issued as founder's shares, at a value of $.00 per share, for compensation expense and legal and consulting services rendered in the formation of the Company and for developmental work on our business plan. During the period from April 1, 2009 to December 31, 2009, 4,968,000 shares of common stock were issued, at a value of $.25 per share, resulting from sales of our stock through a Private Placement Offering. On December 1, 2009, 200,000 shares of common stock were issued, at a value of $.25 per share, resulting from the conversion of a $50,000 note payable, discussed in Note 8. In addition, also a result of the Adams Agreement, described in Notes 1 and 4, above, 400,000 shares of common stock were issued.

The assets acquired, as a result of the Adams Agreement, described in Notes 1 and 4, above, were in exchange for consideration of $354,200. The consideration consisted of 3,200,000 shares of common stock at $.09 per share equaling $288,000; 400,000 shares of common stock at $.25 per share equaling $100,000; 1,000,000 shares of preferred stock at par value equaling $1,000 and a note payable of $250,000. The assets acquired consisted of inventory, accounts receivable, property and equipment, a U.S. patent and patent applications

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

5. Stockholders' Equity: (continued)

pending in Canada, Europe, Mexico and the United States at a value of $274,076. The assets acquired were valued at their predecessor values, since George Adams was a related party of the predecessor company. Management recognized additional paid in capital for the difference of $80,124 between the predecessor value of the assets acquired and the value of the consideration paid, as additional acquisition costs, in order to properly recognize the predecessor cost of the assets involved and for other costs associated with this transaction.

During the three month period ended March 31, 2010, a total of 944,446 shares of common stock at $.25 per share were issued on January 15, 2010, consisting of 232,000 shares from sales of our stock through a Private Placement Offering, 352,941 shares as anti-dilution shares for compensation and services rendered and 359,505 shares for accrued compensation and bonus compensation.

Preferred stock:

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Currently, we have 1,000,000 shares of preferred stock issued and outstanding. As part of the purchase contract for the acquisition of assets, we issued 1,000,000 shares of Series A Preferred Stock to the seller of those assets, Mr. George Adams, Sr. The Series A Preferred Stock has the following rights and preferences:

Shares Issued: 1,000,000 shares have been issued to George Adams, Sr. No other shares of preferred stock shall be issued by the Company that would grant the holder(s) equal or superior rights to the Series A Preferred Stock.

Voting Rights: As long as the holder of our Series A Preferred Stock owns all 1,000,000 shares of the Company's Series A Preferred Stock and at least 3,200,000 shares of the Company's common stock, such holder shall have the right to vote 51% of the total votes necessary for the election of directors and for any acquisition or merger transaction.

Redemption Rights: The Company will have the right to redeem shares of the Series A Preferred Stock by paying Mr. Adams $1.00 per share. Such redemption may occur any time the Company has money legally available for such redemption.

6. Stock Options and Warrants:

As of March 31, 2010, the Company had not issued any warrants.

In January 2010, we entered into a stock option agreement with an individual in recognition of his past activities in the development of the products manufactured by the Company. The individual has the option to purchase up to 75,900 shares of common stock at $.75 per share. The option expires the sooner of one year after the effective date of the Company's registration statement or five years from the date of the stock option agreement.

Stock options exercisable into an aggregate of 75,900 shares of the Company's common stock were outstanding on March 31, 2010, of which all were vested. No options were exercised during the three months ended March 31, 2010. The Black-Scholes option-pricing model was used to estimate the option fair values , in accordance with the provisions of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure." This option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Since the Company's stock is not yet trading nor does it have an extended history of stock prices or volatility, expected volatility and average contractual life variables were estimated utilizing a weighted average of comparable published volatilities and contractual lives based on industry comparables. Expected pre-vesting forfeitures were estimated based on expected employee turnover. The fair value of options granted during the three months ended March 31, 2010 was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: a dividend yield of zero percent, an expected volatility of 86.5%, a risk-free interest rate of 0% and a remaining contractual life of between 1.0 and 5.7 years.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

6. Stock Options and Warrants: (continued)

The following table summarizes the activity of stock options for the three months ended March 31, 2010:

                                                                Weighted
                                              Number of          Average
                                               Shares           Exercise
                                             Outstanding          Price
         Balance, December 31, 2009                --            $   --
           Options granted                     75,900             0.017
           Options exercised                       --                --
           Options forfeited or expired            --                --
                                               ------            ------
         Balance, March 31, 2010               75,900            $0.017
                                               ======            ======

The weighted average fair value of options granted during the three months ended March 31, 2010 was $0.017 per option and there were no options exercised during the same period. The value recorded for the outstanding exercisable options at March 31, 2010 was $1,301.

7. Commitments and Contingencies:

Operating Leases -- The Company has not entered into any long term leases. The Company is currently leasing approximately 3,500 square feet of warehouse space in Corona, California, on a verbal month to month basis from one of our Directors, Frederick Feck. Commencing October 1, 2009, the Company paid $3,000 per month for the Corona, California warehouse space. For business office space, the Company has chosen to share space with iCapital to reduce its administrative cost by sharing costs, avoiding setup costs for phones, internet, furnishings, etc as well as office staffing. Commencing May 1, 2009, the Company paid $3,000 per month for the office space which is located in Irvine, California on a verbal month to month lease. Commencing April 1, 2010, we began renting an executive suite in Corona, California for $150 a month on a month to month basis and terminated the arrangement and rental payments for the executive offices in Irvine, California.

In February 2010, we entered into an eighteen month services agreement with a construction data company regarding Smart BIM; the construction and maintenance of databases relating to customers, sales leads and marketing strategies. As a result of the agreement, commencing April 1, 2010, we will pay $1,140 per month for a period of eighteen months.

The Company, as of March 31, 2010 has no additional financial commitments that would represent long term commitments on behalf of the Company.

Capital Leases - The Company has not entered into any kind of capital leases for furnishings, equipment or for any other purposes.

Prepaid Inventory - Our agreements with several of our inventory component suppliers generally provide that between 50% and 60% of the purchase order price is due upon the placement of an order, with the remaining balance due upon completion and shipment of the order, normally within 30 days. Purchase order prepaid deposits are included in the balance sheet as Prepaid expenses and other current assets. As of March 31, 2010, purchase order prepaid deposits totaled $76,538 with three of our major suppliers.

8. Related Party Transactions:

During fiscal 2009, the Company acquired assets through the Adams Agreement described in Note 1, above. Mr. Adams is considered a related party, since he was the largest secured creditor of Ciralight Inc., the company from which he acquired certain assets in foreclosure and subsequently sold the assets to the Company, and he is the largest shareholder in the Company. These assets were valued at their predecessor values. As described in Note 4 above, the Company borrowed money from Terry Adams, the son of Mr. George Adams, Sr., in exchange for a Convertible Promissory Note.

As described in Note 4, above, on March 31, 2010, the Company holds a note receivable from the President and Chief Executive Officer of the Company, Randall Letcavage.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

8. Related Party Transactions: (continued)

As described in Note 7, above, the Company leases warehouse space from one of our directors, Frederick Feck.

In January 2010, the Company entered into a non-exclusive distributorship agreement with Globalight Energy Solutions LLC, which is partly owned by Smokey Robinson, the legendary entertainer, Randall Letcavage, our Chief Executive Officer, Jeffrey Brain, our Chief Financial Officer and Chief Operating Officer, and some other persons not associated with the Company. Smokey Robinson is the single largest shareholder in the distribution company and has agreed to assist the Company in promotions and media relations to promote the company products. Randall Letcavage and Jeff Brain have had a business relationship with Smokey Robinson and secured his participation in the distribution company to help promote products. The value of having an icon celebrity involved is countless dollars in potential free media and promotions and, therefore, it was deemed a valuable arrangement for the Company. The distribution company will be a minority certified company that can assist in securing certain contracts. The distribution company will be non-exclusive and operate under the same terms, conditions and pricing as the other distribution companies and, therefore, will not receive any beneficial or special treatment over our other dealers or distributors.

In January 2010, we entered into a nonexclusive distributorship agreement with Chaparral Green Energy Solutions, LLC, an entity in which our securities attorney, David E. Wise, Esq., owns a 50% equity interest. This non-exclusive dealer agreement with the Company is to sell products in Texas and is on the same terms, conditions and pricing as other dealer agreements. Thus, Mr. Wise's company will not receive any beneficial or special treatment over our other dealers or distributors.

The terms and conditions of the dealer agreement with Chaparral Green Energy Solutions, LLC and the distributorship agreement with Globalight Energy
Solutions, LLC are the same as for the other dealer and distributorship agreements. Therefore, these two agreements do not contain preferential or more favorable terms or conditions than agreements with our other dealers or distributors, except for the fact that the Company did not require Globalight Energy Solutions, LLC to pay the standard distributorship fee of $15,000. In lieu of Globalight Energy Solutions, LLC paying the standard distributorship fee of $15,000, Smokey Robinson agreed to use his name, contacts and likeness to promote the Company products. Our board of directors believes that the value to the Company of Mr. Robinson's promotion of our products is greater than the $15,000 distributorship fee to the Company.

In January 2010, we also entered into nonexclusive dealer agreements with both Green Tech Design-Build, Inc., an entity located in Salt lake City, Utah, and Eco-Smart, Inc., an entity located in Sarasota, Florida. In addition, we entered into an exclusive international distribution agreement with Zeev Shimon & Sons, Ltd., an entity located in Petah-Tikva, Israel.

9. Share Based Compensation

In January 2010, 352,941 common stock shares at $.25 per share, with an aggregate value of $88,235, were issued as compensation and for services rendered in order to satisfy the anti-dilution rights. The Chief Executive Officer and Chief Financial Officer of the Company were each due $30,000 in aggregate compensation resulting from $3,000 per month accrued for each of them from March through December 2009. In addition, the Chief Financial Officer was due additional compensation of $29,876 for the period from February 26, 2009 (inception) to December 31, 2009. Our board of directors granted anti-dilution rights to Jeffrey Brain, iCapital Finance, Inc. (a company owned by Randall Letcavage, our former Chief Executive Officer, and his business partner, Rosemary Nguyen), Randall Letcavage and David E. Wise, our securities counsel. These anti-dilution rights entitled Jeffrey Brain, iCapital Finance, Inc., Randall Letcavage and David E. Wise to acquire additional shares of our common stock at $.25 per share in order to maintain their original percentage ownership in the our common stock. The rights entitled the holders to acquire additional shares as a result of the private offering conducted by the Company. The anti-dilution rights agreement entitled the holders to acquire their additional shares prior to March 31, 2010, at the same share price of $.25 that subscribers were purchasing stock for in the private offering. The holders exercised their rights during December 2009.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

10. Income Taxes:

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At December 31, 2009, the Company had net operating loss carryforwards of approximately $630,000 that may be offset against future taxable income from the year 2010 through 2029. No tax benefit has been reported in the March 31, 2010 or December 31, 2009 consolidated financial statements, since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

The Financial Accounting Standards Board ("FASB") has issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-like1y-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of FIN 48, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FIN 48. At the adoption date of April 1, 2009, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

11. Legal Matters:

On October 15, 2009, we filed a lawsuit in the Superior Court of the State of California for the County of Orange, Central Justice Center (Case No. 30-2009, 00314998) ("Complaint") against Jacque Stevens, Rex Miller, Greg Schmalz, A-1 Daylighting, Consultech, Daylight Specialist and DOES 1-25. The Complaint includes five causes of action by us against the defendants: Tortious Interference with Contract, Commercial Disparagement, Conspiracy, Breach of Contract, Unfair Business Practices and Libel. The Complaint alleges that we entered into a nondisclosure agreement as part of an agreement to work toward completing a joint venture/private label of our solar lighting systems with Firestone Building Products and that defendants attempted to interfere with our business relationship with Firestone Building Products by disparaging our products (misrepresentations regarding prior sales, installations and quality of service and that we provided or substituted defective or improper parts in our products). We are seeking general, special and punitive or exemplary damages and injunctive relief against the defendants.

While some of the defendants have answered the Complaint, none of them has filed a counterclaim against us in this case. We are in settlement negotiations with various defendants in this case. Recently, we dismissed Defendant Greg Schmaltz from the case as a result of a settlement agreement with Defendant Schmaltz pursuant to which we released him from any liability to us and he, in turn, released us from any liability to him or his company, First Team Marketing and Communications. As a result of this settlement agreement, Defendant Schmalz dismissed Lawsuits A and B described below. We do not believe we have any legal exposure in this case.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
        For the Three Months Ended March 31, 2010 and for the period from
                 February 26, 2009 (inception) to March 31, 2009
                                   (Unaudited)

11. Legal Matters: (continued)

On January 14, 2010, we were served with process in two lawsuits, which we deemed to be frivolous. Both of these lawsuits were filed in the Superior Court of the State of California for the County of Orange, Central Justice Center (Case No. 30-2010, 00334139) ("Lawsuit A"). Lawsuit A is styled First Team Marketing and Communications vs. Ciralight Global, Inc., Ciralight, Inc. and DOES 1-25. Lawsuit A is a suit on an open book account in the amount of approximately $62,000. We believe that this suit should have been brought against Ciralight, Inc., a defunct corporation, with whom we have no affiliation or relationship. The second of these lawsuits (Case No. 30-2010, 003344479) ("Lawsuit B") is styled Greg Schmalz Consultants LLC vs. Ciralight Global, Inc., Ciralight, Inc. and DOES 1-25. Lawsuit B is a suit on an open book account in the amount of approximately $34,000. As discussed above, Lawsuits A and B have been dismissed.

12. Change in Officers and Directors:

On March 18, 2010, Randall Letcavage resigned as Chief Executive Officer, President and a director of the Company in order to continue and concentrate on his other businesses. Going forward, Mr. Letcavage will be available to assist and contribute to the Company in a less demanding role.

On March 19, 2010, a majority of Company directors resolved to accept Randall Letcavage's resignation as of March 18, 2010, appointed Jeffrey Brain to serve as the Company's Chief Executive Officer and President in addition to his existing positions of Chief Operating officer and Chief Financial Officer and appointed Terry Adams a member of the Board of Directors of the Company at such time as the Company obtains Director and Officer liability insurance. As of March 23, 2009, Terry Adams is not a Director, since the insurance coverage has not been obtained

13. Subsequent Events:

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

      AUDITED FINANCIAL STATEMENTS OF CIRALIGHT GLOBAL, INC. FOR THE PERIOD
             FROM FEBRUARY 26, 2009 (INCEPTION) TO DECEMBER 31, 2009


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Ciralight Global, Inc.
Irvine, California

We have audited the accompanying balance sheet of Ciralight Global, Inc. as of December 31, 2009, and the related statement of operations, stockholders' equity, and cash flows for the period from February 26, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We were not engaged to examine management's assessment of the effectiveness of Ciralight, Global Inc.'s internal control over financial reporting as of December 31, 2009, and accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ciralight Global, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from February 26, 2009 (inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.


/s/ HJ Associates & Consultants, LLP
-----------------------------------------
HJ Associates & Consultants, LLP
Salt Lake City, Utah
March 23, 2010

                              CIRALIGHT GLOBAL, INC
                                  BALANCE SHEET
                             As of December 31, 2009


                                     ASSETS

Current assets:
  Cash & cash equivalents                                                         $   265,753
  Accounts receivable                                                                 300,547
  Notes receivable - related party                                                     69,865
  Inventory                                                                           176,521
  Prepaid expenses and other current assets                                           135,391
                                                                                  -----------
      Total current assets                                                            948,077

Property and equipment, net                                                            20,337

Intangible assets, net                                                                 30,523
                                                                                  -----------

      Total assets                                                                $   998,937
                                                                                  ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                $    54,419
  Convertible notes payable - related parties                                         324,927
  Other payables                                                                      202,847
                                                                                  -----------
      Total current liabilities                                                       582,193
                                                                                  -----------
Stockholders' equity
  Preferred stock - $.001 par value; 10,000,000 shares authorized,
   1,000,000 Redeemable Series A Preferred shares issued and outstanding                1,000
  Common stock - $.001 par value; 50,000,000 shares authorized,
   10,368,000 shares issued and outstanding                                            10,368
  Additional paid-in capital                                                        1,225,665
  Accumulated deficit                                                                (820,289)
                                                                                  -----------
      Total stockholders' equity                                                      416,744
                                                                                  -----------

      Total liabilities and stockholders' equity                                  $   998,937
                                                                                  ===========


   The accompanying notes are an integral part of these financial statements.

                             CIRALIGHT GLOBAL, INC.
                             STATEMENT OF OPERATIONS
     For the period from February 26, 2009 (inception) to December 31, 2009



Sales                                                                $  640,425

Cost of goods sold                                                      563,249
                                                                     ----------

Gross profit                                                             77,176
                                                                     ----------
Operating expenses
  Research and development expenses                                      22,229
  Selling and marketing expenses                                         72,847
  General and administrative expenses                                   802,425
                                                                     ----------
Total operating expenses                                                897,501
                                                                     ----------

Loss from operations                                                   (820,325)

Interest income                                                              36
                                                                     ----------

Net loss                                                             $ (820,289)
                                                                     ==========

Basic and diluted loss per share                                     $    (0.11)
                                                                     ==========

Weighted average shares  used in per share calculation                7,543,444
                                                                     ==========



   The accompanying notes are an integral part of these financial statements.

                              CIRALIGHT GLOBAL, INC
                        STATEMENT OF STOCKHOLDER'S EQUITY
     For the period from February 26, 2009 (inception) to December 31, 2009

                                             Common Stock        Preferred Stock
                                          -----------------     -----------------    Additional
                                                       Par                   Par      Paid in    Accumulated      Total
                                          Shares      Value     Shares      Value     Capital      Deficit       Equity
                                          ------      -----     ------      -----     -------      -------       ------
BALANCE AT INCEPTION FEBRUARY 26, 2009         --    $    --         --    $   --   $       --    $      --    $       --

Issuance of Founder's Shares            1,600,000      1,600         --        --       (1,600)          --            --

Common Stock Issued For Asset
 Acquisition at predecessor cost
 of $0.09 (Note 5)                      3,200,000      3,200         --        --      224,282           --       227,482

Preferred Stock Issued For Asset
 Acquisition at $0.01 (Note 5)                 --         --  1,000,000     1,000           --           --         1,000

Common Stock Issued For Private
 Placement at $0.25                     4,968,000      4,968         --        --    1,237,032           --     1,242,000

Stock Offering Costs                           --         --         --        --       (9,874)          --        (9,874)

Common Stock Issued For Asset
 Acquisition at predecessor cost
 (Note 5)                                 400,000        400         --        --     (291,975)          --      (291,575)

Common Stock Issued For Conversion
 of Note Payable and Interest at $0.25    200,000        200         --        --       49,800           --        50,000

Rent Donation By Related Party                 --         --         --        --       18,000           --        18,000

Net Loss                                       --         --         --        --           --     (820,289)     (820,289)
                                       ----------    -------  ---------    ------   ----------    ---------    ----------

BALANCE DECEMBER 31, 2009              10,368,000    $10,368  1,000,000    $1,000   $1,225,665    $(820,289)   $  416,744
                                       ==========    =======  =========    ======   ==========    =========    ==========


   The accompanying notes are an integral part of these financial statements.

                              CIRALIGHT GLOBAL, INC
                             STATEMENT OF CASH FLOWS
     For the period from February 26, 2009 (inception) to December 31, 2009


Cash flows from operating activities:
  Net Loss                                                          $  (820,289)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                       15,254
     Bad debt expense                                                        30
     Contribution of rent from a related party                           18,000
  Changes in operating assets and liabilities
     Increase in inventory                                              (17,425)
     Increase in accounts receivable                                   (270,817)
     Increase in notes receivable                                       (69,865)
     Increase in prepayments and deposits                              (135,391)
     Increase in accounts payable                                        54,419
     Increase in other payables                                         140,916
                                                                    -----------
Net cash used in operating activities                                (1,085,168)
                                                                    -----------
Cash flows from investing activities:
  Acquisition of business assets                                         (3,500)
                                                                    -----------
Net cash used in investing activities                                    (3,500)
                                                                    -----------
Cash flows from financing activities:
  Cash from sale of common stock                                      1,242,000
  Stock offering costs                                                   (9,874)
  Proceeds from notes payable                                           122,295
                                                                    -----------
Net cash provided by financing activities                             1,354,421
                                                                    -----------

Net increase in cash                                                    265,753

Cash, beginning of period                                                    --
                                                                    -----------

Cash, end of period                                                 $   265,753
                                                                    ===========

Supplemental cash flow information:
  Interest paid                                                     $        --
                                                                    ===========
  Income taxes paid                                                 $        --
                                                                    ===========
Non-cash investing and financing activities
  Conversion of note payable to common stock                        $    50,000
                                                                    ===========



   The accompanying notes are an integral part of these financial statements.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

1. Background and Basis of Presentation:

Ciralight Global, Inc. (the "Company") was incorporated in the State of Nevada on February 26, 2009. The Company is in the business of designing, developing, and distributing proprietary advanced day lighting systems for traditional non-residential markets that benefit from natural lighting.

In April 2009, we entered into an Exchange of Stock for Assets Agreement with Mr. George Adams, Sr. ("Adams Agreement") to acquire certain assets including, but not limited to, a U.S. patent, patent applications pending in Canada, Europe, Mexico and the United States, artwork, trademarks, equipment, furniture, databases, technical drawings, promotional materials, trade names and inventory parts and marketing rights related to the Suntracker One(TM) and Suntracker Two(TM) daylighting products previously owned and distributed by Ciralight, Inc., a Utah corporation, such assets having been foreclosed on by Mr. Adams, who was the secured creditor of Ciralight, Inc. Ciralight, Inc. is a predecessor to the Company, although we have no affiliation, contractual or otherwise, with Ciralight, Inc. or any of its employees, officers or directors.

Ciralight, Inc., the company whose assets were foreclosed on by Mr. Adams, was also in the business of designing, developing, and distributing proprietary advanced day lighting systems for traditional non-residential markets that benefit from natural lighting. Ciralight, Inc. ceased operations on March 14, 2009, following the foreclosure by Mr. Adams. Since the acquisition of the assets was through a foreclosure, the former company and its officers remain liable for the Ciralight Inc.'s debts and the Company has no financial responsibility for those debts. None of the employees or management of Ciralight Inc. are involved in the Company. The business operations of our Company are located in Irvine, California and the Company operates with four employees, the Chief Executive Officer, the Chief Financial Officer / Chief Operations Officer, a warehouse manager and an executive assistant.

In April 2009, we acquired all of the above described assets from Mr. Adams, except for the U.S. patent and the patent applications pending in Canada, Europe, Mexico and the United States, in exchange for 3,200,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock. On December 15, 2009, we acquired the U.S. patent and patent applications pending in Canada, Europe, Mexico and the United States from Mr. Adams in exchange for the issuance by us of an additional 400,000 shares of our common stock and a convertible promissory note in the amount of $250,000. The note is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. As a result of this transaction, Mr. Adams is our largest shareholder. Aside from our U.S. patent and our four pending patent applications, we have no other patent rights.

As described in the above paragraphs, Ciralight, Inc. is a predecessor to Ciralight Global, Inc., since the major portion of the business and assets of Ciralight, Inc. were acquired by Ciralight Global, Inc. in a series of related successions in each of which the acquiring person or entity acquired the major portion of the business and assets of Ciralight, Inc.

Since Mr. Adams is considered a related party, as described in Note 8, the assets acquired from Mr. Adams, by the Company, were valued at the historical value in which they were carried on the prior company's books. In this transaction, the Securities and Exchange Commission considers the assets acquired by the Company to meet the same criteria as if we had acquired the business.

In order to provide working capital, Ciralight Global, Inc. sold common stock through a private placement that raised $1,300,000 with the sale of 5,200,000 shares at a price of $.25 per share. As of December 31, 2009, the date of the annual financial statements, $1,242,000 worth of shares had been purchased. Subsequent to the date of the financial statements, the full $1,300,000 of the offering was sold to investors. Collectively the investors own 45.97% of the outstanding shares in the company.

The financial statements of which these Notes are a part reflect the operating results and financial condition of Ciralight Global, Inc. for the period from February 26, 2009 (inception) to December 31, 2009.

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

2. Liquidity and Operations:

The Company had a net loss of $820,289 for the period from February 26, 2009 (inception) to December 31, 2009.

The following unaudited pro forma combined results of operations for the year ended December 31, 2009 presents the operations of the Company and Ciralight Inc. as if our acquisition of the assets formerly owned by Ciralight Inc. occurred on March 15, 2009, the day after Ciralight Inc. ceased operations. The pro forma results are not necessarily indicative of the actual results that would have occurred had our acquisition been completed as of the beginning of the periods presented, nor are they necessarily indicative of combined results.

                                      Prior Company               Registrant
                                     Ciralight Inc.         Ciralight Global, Inc.    Pro forma Consolidated
                                   -------------------      ----------------------    ----------------------
                                   For the period from       For the period from             For the
                                    January 1, 2009 to        March 15, 2009 to            year ended
                                        March 14,                December 31,              December 31,
                                          2009                      2009                      2009
                                       -----------               -----------               -----------
Statement of Operations Data:
Sales                                  $   179,894               $   640,425               $   820,319
Cost of Sales                              124,749                   563,249                   687,998
                                       -----------               -----------               -----------
Gross Profit                                55,145                    77,176                   132,321
Total Operating Expenses                   145,748                   897,501                 1,043,249
Loss from Operations                       (90,603)                 (820,325)                 (910,928)
                                       -----------               -----------               -----------
Interest Income (Expense)                      (77)                       36                       (41)
                                       -----------               -----------               -----------
Net Loss                               $   (90,680)              $  (820,289)              $  (910,969)
                                       ===========               ===========               ===========

As of December 31, 2009, the Company had cash and cash equivalents of $265,753. As of December 31, 2009, the company had raised $1,242,000 of the $1,300,000 Private Placement Offering and raised the remaining balance by January 2010. In addition, the Company had accounts receivable of approximately $300,000, inventory on hand at a cost valuation of approximately $177,000, with a market valuation of over $370,000, all fully paid for, and accounts payable of approximately $54,000.

3. Summary of Significant Accounting Policies:

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

The Company maintains its cash accounts primarily with banks located in Utah. The total cash balances are insured by the FDIC up to $250,000 per bank. At times, the amount of the Company's cash and cash equivalent exceeds the balance insured by the FDIC.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

3. Summary of Significant Accounting Policies: (continued)

Accounts Receivable - The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Management continually monitors accounts receivable balances and provides for an allowance for doubtful accounts at the time collection becomes questionable based on payment history or age of the receivable. The Company sells products and services generally on terms of receiving a 50% deposit prior to shipment and the remaining 50% within 21 days of date of shipment. The Company charges nominal financing fees on late payments. Accounts receivable are charged to the allowance for bad debts when the Company has exhausted all reasonable means of collection. At December 31, 2009, management deemed that all accounts receivable were fully collectible and that no bad debt reserve was required.

Inventory - Inventory consists of finished units, parts and packaging materials and is stated at lower of historical cost or current cost. Management will establish a reserve for damaged and discontinued inventory when determined necessary. At December 31, 2009 no reserve was required.

Property and Equipment - Property and equipment are stated at historical cost, which consists of the net book value of the assets carried on the prior company's books. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3- to 5-year period. Leasehold improvements will be amortized on the straight-line method over the life of the related lease. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. Depreciation expense for property and equipment is recorded as either cost of goods sold or general and administrative expense, depending on the use of the assets.

Stock Offering Costs - During 2009, the Company recorded the organizational costs associated with the private placement offering as additional paid in capital and expensed the costs associated with taking the company public.

Impairment of Long Lived Assets - The Company evaluates its long-lived assets for impairment, in accordance with FASB ASC 360-10, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the discounted estimated future cash flows. Changes in significant assumptions underlying future cash flow estimates or fair values of assets may have a material effect on the Company's financial position and results of operations. No such impairment was indicated at December 31, 2009.

Shipping and Handling Costs - The Company includes shipping and handling costs that are billed to our customers in revenue and the actual costs incurred for shipping and handling are included in costs of goods sold in accordance with the provisions of FASB ASC 605-45-45-20. The related costs are considered necessary to complete the revenue cycle.

Revenue Recognition - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, shipment has occurred, the seller's price to the buyer is fixed or determinable and collectability is reasonably assured.

Warranty Costs - Commencing April 1, 2009, the Company provided a five-year warranty covering the labor and materials associated with its installations. Effective September 1, 2009, the Company changed the coverage to ten years in the U.S. The Company's "advanced skylights" are warranted by the manufacturer for 10 years, generally. The Company (at its option) will repair, replace or give credit for the original purchase price on any of its products or parts. An accrual for a loss contingency has been made, since warranty expenses to date have been consistent and a reasonable estimate of future expenses can be made, in accordance with FASB ASC 460-10-50-8 (c).

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

3. Summary of Significant Accounting Policies: (continued)

Changes in the liability for product warranty were as follows:

                                                                        Product
                                                                       Warranty
                                                                       --------
Liability at February 26, 2009 (inception)                             $     --
  Settlements made during the period                                     (3,355)
  Change in liability for warranties issued during the period            12,358
  Change in liability for preexisting warranties                            473
                                                                       --------
Liability at December 31, 2009                                         $  9,476
                                                                       ========

Research and Development Expenses - Research and development expenses are charged to operations in the period incurred. The amount expensed for the period from February 26, 2009 (inception) to December 31, 2009 was $22,229.

Selling and Marketing Expenses - Selling and marketing expenses are expensed as incurred. These expenses were $72,847 for the period from February 26, 2009 (inception) to December 31, 2009 and consisted of the following:

     Booth rental fees                                                 $ 16,570
     Event staffing, travel and shipping                                 22,193
     Marketing consultants and materials                                 10,665
     Royalty fees                                                        15,260
     Commissions                                                          6,736
     Sales support, recruitment and travel                                1,423
                                                                       --------
     Total Selling and Marketing Expenses                              $ 72,847
                                                                       ========

The Adams Agreement described in Note 1 above, also granted Mr. Adams a royalty fee of $20.00 for each Suntracker One(TM) and Suntracker Two(TM) unit or any future units that are based on the patent rights we acquired from him. The maximum royalty fees payable under the Adams Agreement is $2,000,000 based on the sale of 100,000 units. From February 26, 2009 through December 31, 2009, we accrued $15,260 in royalties due to Mr. Adams related to our sale of 763 units.

General and Administrative Expenses - General and administrative expenses are expensed as incurred. These expenses were $802,425 for the period from February 26, 2009 (inception) to December 31, 2009 and consisted of the following:

     Depreciation and amortization                                     $  1,817
     Computer and internet                                                9,567
     Insurance                                                            4,811
     Membership fees                                                      4,260
     Payroll and compensation                                           385,240
     Accounting fees                                                     61,204
     Legal fees                                                          74,012
     Consulting fees                                                    171,573
     Rent expense                                                        54,450
     Warehouse expenses                                                  11,083
     Travel expenses                                                     10,195
     Interest expense                                                     2,631
     Office expenses                                                     11,552
     Bad debt expense                                                        30
                                                                       --------
     Total General and Administrative Expenses                         $802,425
                                                                       ========

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

3. Summary of Significant Accounting Policies: (continued)

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of accounts receivable. As of December 31, 2009 one distributor had balances representing 30% or more of the Company's accounts receivable.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the Company's debt discount, and share-based compensation expense. Actual results could differ from these estimates.

Stock-Based Compensation - The Company accounts for stock-based compensation under the provisions of FASB ASC 718 (Statement of Financial Accounting Standards No. 123 (revised 2004), "SHARE-BASED PAYMENT"), which requires the Company to measure the stock-based compensation costs of share-based compensation arrangements based on the grant date fair value and generally recognizes the costs in the financial statements over the employee's requisite service period. Stock-based compensation expense for all stock-based compensation awards granted was based on the grant date fair value estimated in accordance with the provisions of FASB ASC 718.

The Company measures compensation expense for its non-employee stock-based compensation under FASB ASC 505-10 and 50, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Income Taxes - The Company accounts for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company provides a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

3. Summary of Significant Accounting Policies: (continued)

Convertible Notes Payable - The Company accounts for its convertible notes payable under the provisions of FASB ASC 470 (Staff Position No. APB 14-1 "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (including partial cash settlement"). FASB ASC 470 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by FASB ASC 470-20-65-1 (paragraph 12 of APB Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants"). Additionally, FASB ASC 470 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.

The Company accounts for uncertain tax positions in accordance with FASB ASC 740-10, 30 and 270, "Accounting for Uncertainty in Income Taxes." The
application of income tax law is inherently complex. As such, the Company is required to make certain assumptions and judgments regarding its income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interest and penalties related to uncertain tax provisions are recorded as a component of the provision for income taxes. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the Company's assumptions and judgments can materially affect amounts recognized in the Company's consolidated balance sheets and statement of operations.

4. Balance Sheet Information:

Cash and Cash Equivalents consisted of the following at December 31, 2009:

     Checking account                                              $265,583
     Savings accounts                                                    76
     Petty cash                                                          94
                                                                   --------
     Total Cash and cash equivalents                               $265,753
                                                                   ========

Notes receivable - related party - As of December 31, 2009, the Company holds a note receivable from the President and Chief Executive Officer of the Company, Randall Letcavage, with an outstanding balance of $69,865 (see Note 12). This unsecured note accrues interest at an annual rate of 8% from the effective date of January 15, 2010. The outstanding principal balance, plus all accrued and unpaid interest, is due on July 15, 2010. As described in Note 11, below, certain terms of this note receivable were amended and replaced on March 18, 2010, with the following terms: The Company was granted a security interest in and to 329,647 shares of Company common stock owned by Randall Letcavage as collateral for the repayment of the note receivable and the note receivable is due and payable on November 1, 2010.

Inventory consisted of the following at December 31, 2009:

     Finished units and components                                 $153,916
     Packaging crates and materials                                  22,605
                                                                   --------
     Total Inventory                                               $176,521
                                                                   ========

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

4. Balance Sheet Information: (continued)

Prepaid expenses and other current assets consist of the following at December 31, 2009:

     Purchase order prepaid deposits                               $ 98,468
     Private offering costs                                          33,823
     Deposits on account                                              3,000
     Employee advances                                                  100
                                                                   --------
     Total Prepayments and deposits                                $135,391
                                                                   ========

Purchase order prepaid deposits represent the prepayment required under the agreements with several suppliers of our inventory components.

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method with estimated lives ranging from 3 to 5 years as follows:

     Furniture and equipment                                       $  7,950
     Vehicles                                                         2,771
     Tooling costs                                                   22,983
     Convention display                                               1,817
                                                                   --------
     Property and equipment                                          35,521
                                                                   --------
     Less Accumulated depreciation                                  (15,184)
                                                                   --------
     Total Property and equipment, net                             $ 20,337
                                                                   ========

Depreciation expense for the annual period ended December 31, 2009 was $15,184. The use of the above property and equipment determines if the depreciation is recorded as cost of goods sold or as general and administrative expenses. For the period from February 26, 2009 (inception) to December 31, 2009, $13,367 of depreciation expense was recorded as cost of goods sold and $1,817 was recorded as general and administrative expenses.

Intangible  assets  are  stated  at  cost,  net  of  accumulated   amortization.
Amortization of intangible assets is provided using the straight-line method with estimated lives of 20 years as follows:

     Patent and patent applications                                $ 30,593
     Less Accumulated amortization                                      (70)
                                                                   --------
     Total Intangible assets, net                                  $ 30,523
                                                                   ========

Amortization expense for the period from February 26, 2009 (inception) to December 31, 2009 was $70 and was related to the Company's patent rights and recorded as cost of goods sold.

Organizational Costs - The Company's startup and organizational expenses in the amount of $34,429, for the period from February 26, 2009 (inception) to December 31, 2009, were expensed as legal and accounting fees, as shown in Note 3 above, under general and administrative expenses.

Convertible Notes Payable - Related Parties - As of December 31, 2009, the Company had Convertible Notes Payable - Related Parties consisting of the following:

     Note payable - George Adams, Sr                               $250,547
     Note payable - Terry Adams                                      74,380
                                                                   --------
     Total Convertible notes payable - related parties             $324,927
                                                                   ========

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

4. Balance Sheet Information: (continued)

Notes Payable - As of December 31, 2009, the Company had issued two Notes Payable to related parties. On December 15, 2009, the Company secured the title to the one U.S. patent and patent applications pending in Canada, Europe, Mexico and the United States as provided in the Adams Agreement, described in Note 1, above. As required in the Adams Agreement, as amended, on December 15, 2009, the Company executed a Convertible Promissory Note in the amount of $250,000 to Mr. Adams and issued to Mr. Adams an additional 400,000 shares of common stock in consideration of Mr. Adams' transfer of ownership of the U.S. patent and the patent applications pending in Canada, Europe, Mexico and the United States to the Company. The $250,000 note with Mr. Adams bears interest at the prime rate plus 2%, is due on December 15, 2012 and Mr. Adams has the right to convert the principal amount of the note into shares of the Company's common stock at $.25 per share. The balance of the note, including accrued interest, at December 31, 2009 was $250,547. In addition, Terry Adams, the son of Mr. George Adams, Sr., loaned the Company $73,788 on November 5, 2009 in exchange for a Convertible Promissory Note for the amount loaned. The $73,788 note with Terry Adams bears interest at the prime rate plus 2%, is due on December 15, 2012 and Terry Adams has the right to convert the principal amount of the note into shares of the Company's common stock at $.25 per share. The balance of the note, including accrued interest, at December 31, 2009 was $74,380. Upon conversion of a note payable, the principal amount of the note would be converted into common stock shares of the Company at $.25 per share.

Other Payables - As of December 31, 2009, the Company had Other Payables consisting of the following:

     Royalty fees payable                                          $ 15,260
     Accrued compensation                                           178,111
     Accrued warranty expense                                         9,476
                                                                   --------
     Total Other payables                                          $202,847
                                                                   ========

Royalty Fees Payable - The Adams Agreement described in Note 1 above, granted Mr. Adams a royalty fee of $20.00 for each Suntracker One(TM) and Suntracker Two(TM) unit or any future units that are based on the patent rights we acquired from him. The maximum royalty fees payable under the Adams Agreement is $2,000,000 based on the sale of 100,000 units. From February 26, 2009 through December 31, 2009, we accrued $15,260 in royalties due to Mr. Adams related to our sale of 763 units during the period.

Accrued Compensation - The Chief Executive Officer and Chief Financial Officer of the Company were each due $30,000 in aggregate compensation resulting from $3,000 per month accrued for each of them from March through December 2009. In addition, the Chief Financial Officer was due additional compensation of $29,876 for the period from February 26, 2009 (inception) to December 31, 2009. Additionally, the Company accrued $88,235 relating to anti dilution rights which was converted to common stock in January, 2010 (Note 11).

5. Stockholders' Equity:

Common stock:

The Company is authorized to issue up to 50,000,000 shares of common stock with a par value of $0.001, under terms and conditions established by the Board of Directors.

The Company had 10,368,000 issued and outstanding common stock shares as of December 31, 2009. Details of the issued and outstanding common stock shares are shown below. Adams receives a royalty of $20 per Suntracker unit sold on a quarterly basis. Additional shares of common stock are beneficially owned by Randall Letcavage, our Chief Executive Officer, Jeffrey Brain, our Chief Financial Officer and Chief Operating Officer, and David Wise, our securities attorney.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

5. Stockholders' Equity: (continued)

Common stock shares issued as of December 31, 2009 are as follows:

                                                                   Amount of
                       Description                               shares issued
                       -----------                               -------------

     Stock issued for acquisition of assets                        3,600,000
     Stock issued for legal services (founder's shares)              240,000
     Stock issued for consulting services (founder's shares)         240,000
     Stock issued as compensation (founder's shares)               1,120,000
     Stock issued to private offering subscribers                  4,968,000
     Stock issued for conversion of note payable                     200,000
                                                                  ----------
     Total common stock shares issued                             10,368,000
                                                                  ==========

On April 1, 2009, 3,200,000 shares of common stock were issued, at a value of $.09 per share, as a result of the Adams Agreement, described in Note 1, above. On April 1, 2009, 1,600,000 shares of common stock were issued as founder's shares, at a value of $.00 per share, for compensation expense and legal and consulting services rendered in the formation of the Company and for developmental work on our business plan. During the period from April 1, 2009 to December 31, 2009, 4,968,000 shares of common stock were issued, at a value of $.25 per share, resulting from sales of our stock through a Private Placement Offering. On December 1, 2009, 200,000 shares of common stock were issued, at a value of $.25 per share, resulting from the conversion of a $50,000 note payable, discussed in Note 8. In addition, also a result of the Adams Agreement, described in Notes 1 and 4, above, 400,000 shares of common stock were issued.

The assets acquired, as a result of the Adams Agreement, described in Notes 1 and 4, above, were in exchange for consideration of $354,200. The consideration consisted of 3,200,000 shares of common stock at $.09 per share equaling $288,000; 400,000 shares of common stock at $.25 per share equaling $100,000; 1,000,000 shares of preferred stock at par value equaling $1,000 and a note payable of $250,000. The assets acquired consisted of inventory, accounts receivable, property and equipment, a U.S. patent and patent applications pending in Canada, Europe, Mexico and the United States at a value of $274,076. The assets acquired were valued at their predecessor values, since George Adams was a related party of the predecessor company. Management recognized additional paid in capital for the difference of $80,124 between the predecessor value of the assets acquired and the value of the consideration paid, as additional acquisition costs, in order to properly recognize the predecessor cost of the assets involved and for other costs associated with this transaction.

The following table summarizes the predecessor values of the assets acquired relating to the Adams Agreement:

               Asset Description                          Predecessor Value
               -----------------                          -----------------

         Inventory                                            $159,096
         Accounts receivable                                    29,760
         Packaging crates and materials                         22,605
         Property and equipment                                 32,022
         Patent and patent applications                         30,593
                                                              --------
         Total predecessor value of assets                    $274,076
                                                              ========

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

5. Stockholders' Equity: (continued)

Preferred stock:

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Currently, we have 1,000,000 shares of preferred stock issued and outstanding. As part of the purchase contract for the acquisition of assets, we issued 1,000,000 shares of Series A Preferred Stock to the seller of those assets, Mr. George Adams, Sr. The Series A Preferred Stock has the following rights and preferences:

Shares Issued: 1,000,000 shares have been issued to George Adams, Sr. No other shares of preferred stock shall be issued by the Company that would grant the holder(s) equal or superior rights to the Series A Preferred Stock.

Voting Rights: As long as the holder of our Series A Preferred Stock owns all 1,000,000 shares of the Company's Series A Preferred Stock and at least 3,200,000 shares of the Company's common stock, such holder shall have the right to vote 51% of the total votes necessary for the election of directors and for any acquisition or merger transaction.

Redemption Rights: The Company will have the right to redeem shares of the Series A Preferred Stock by paying Mr. Adams $1.00 per share. Such redemption may occur any time the Company has money legally available for such redemption.

6. Stock Options and Warrants:

Stock Options and Warrants -- As of December 31, 2009, the Company had not issued any stock options or warrants.

7. Commitments and Contingencies:

Operating Leases -- The Company has not entered into any long term leases. The Company is currently leasing approximately 3,500 square feet of warehouse space in Corona, California, on a verbal month to month basis from one of our Directors, Frederick Feck. The Company leased the space rent-free from April 1, 2009 through September 30, 2009. Rent expense of $21,000 was recorded for the seven month rent-free period, based on a monthly value of $3,000, with an offset to additional paid in capital. Commencing October 1, 2009, the Company paid $3,000 per month for the Corona, California warehouse space. For business office space, the Company has chosen to share space with iCapital to reduce its administrative cost by sharing costs, avoiding setup costs for phones, internet, furnishings, etc as well as office staffing. Commencing May 1, 2009, the Company paid $3,000 per month for the office space which is located in Irvine, California on a verbal month to month lease. Commencing April 1, 2010, we intend to rent an executive suite in Corona, California for $150 a month on a month to month basis and terminate the arrangement and rental payments for the executive offices in Irvine, California.

The company as of December 31, 2009 has no additional financial commitments that would represent long term commitments on behalf of the Company.

Capital Leases - The Company has not entered into any kind of capital leases for furnishings, equipment or for any other purposes.

Prepaid Inventory - Our agreements with several of our inventory component suppliers generally provide that between 50% and 60% of the purchase order price is due upon the placement of an order, with the remaining balance due upon completion and shipment of the order, normally within 30 days. Purchase order prepaid deposits are included in the balance sheet as Prepaid expenses and other current assets. As of December 31, 2009, purchase order prepaid deposits totaled $98,468 and consisted of 60% of the total purchase order price of an order with one of our suppliers. The remaining 40% balance of the purchase order price will be due upon completion and shipment of the order.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

8. Related Party Transactions:

During fiscal 2009, the Company acquired assets through the Adams Agreement described in Note 1, above. Mr. Adams is considered a related party, since he was the largest secured creditor of Ciralight Inc., the company from which he acquired certain assets in foreclosure and subsequently sold the assets to the Company, and he is the largest shareholder in the Company. These assets were valued at their predecessor values. As described in Note 4 above, the Company borrowed money from Terry Adams, the son of Mr. George Adams, Sr., in exchange for a Convertible Promissory Note.

As described in Note 4, above, and Note 11, below, on December 31, 2009, the Company holds a note receivable from the President and Chief Executive Officer of the Company, Randall Letcavage.

As described in Note 7, above, the Company leases warehouse space from one of our directors, Frederick Feck. In addition, at September 30, 2009, the Company had a loan payable to Mr. Feck in the amount of $48,507, relating to his payments of certain Company expenses between March 13, 2009 and September 15, 2009. On October 1, 2009 the loan was converted into a convertible note, which was issued to Mr. Feck. On December 1, 2009, Mr. Feck elected to convert this note into 200,000 shares of our common stock.

The Company anticipates entering into a distribution agreement with Globalight Energy Solutions LLC, which is partly owned by Smokey Robinson, the legendary entertainer, Randall Letcavage, our Chief Executive Officer, Jeffrey Brain, our Chief Financial Officer and Chief Operating Officer, and some other persons not associated with the Company. Smokey Robinson will be the single largest shareholder in the distribution company and has agreed to assist the Company in promotions and media relations to promote the company products. Randall Letcavage and Jeff Brain have had a business relationship with Smokey Robinson and secured his participation in the distribution company to help promote products. The value of having an icon celebrity involved is countless dollars in potential free media and promotions and, therefore, it was deemed a valuable arrangement for the Company. The distribution company will be a minority certified company that can assist in securing certain contracts. The distribution company will be non-exclusive and operate under the same terms, conditions and pricing as the other distribution companies and, therefore, will not receive any beneficial or special treatment over our other dealers or distributors.

One of the attorneys for the Company, David Wise, along with a business associate will be entering a non-exclusive dealer agreement with the Company to sell products in Texas. This dealer agreement will be on the same terms, conditions and pricing as other dealer agreements and thus Mr. Wise's company will not receive any beneficial or special treatment over our other dealers or distributors.

9. Share Based Compensation

Certain contractual rights to receive restricted stock in accordance with the services rendered by such executives and anti-dilution rights granted to such executives during the period from February 26, 2009 (inception) to December 31, 2009. As described in Notes 4 and 5 above, restricted shares of the Company's common stock was issued as founder's shares and as anti-dilution shares for compensation and services rendered to the three executives of the Company. The aggregate value of the stock awards during the period from February 26, 2009 (inception) to December 31, 2009 was $161,825.

The Company determined the fair value of the share based payment awards described above based on issuances of the Company's common stock for cash and the fair value of the services rendered.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

10. Income Taxes:

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2009:

                                                                   2009
                                                                 ---------
     Deferred tax assets:
       NOL Carryover                                             $ 246,468
       Related party note payable                                      444

     Deferred tax liabilities
       Due to related parties

     Valuation allowance                                          (246,912)
                                                                 ---------
     Net deferred tax asset                                      $      --
                                                                 =========

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2008 and 2007 due to the following:

                                                                   2009
                                                                 ---------

     Book Income                                                 $(316,008)
     Related party note payable                                        444
     Stock for Service                                              69,465
     Meals & Entertainment                                           1,985
     Unrealized Loss
     Valuation allowance                                           244,114
                                                                 ---------
                                                                 $      --
                                                                 =========

At December 31, 2009, the Company had net operating loss carryforwards of approximately $630,000 that may be offset against future taxable income from the year 2010 through 2029. No tax benefit has been reported in the December 31, 2009 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

10. Income Taxes: (continued)

The Financial Accounting Standards Board ("FASB") has issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-like1y-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of FIN 48, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FIN 48. At the adoption date of April 1, 2009, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

11. Legal Matters:

On October 15, 2009, we filed a lawsuit in the Superior Court of the State of California for the County of Orange, Central Justice Center (Case No. 30-2009, 00314998) ("Complaint") against Jacque Stevens, Rex Miller, Greg Schmalz, A-1 Daylighting, Consultech, Daylight Specialist and DOES 1-25. The Complaint includes five causes of action by us against the defendants: Tortious Interference with Contract, Commercial Disparagement, Conspiracy, Breach of Contract, Unfair Business Practices and Libel. The Complaint alleges that we entered into a nondisclosure agreement as part of an agreement to work toward completing a joint venture/private label of our solar lighting systems with Firestone Building Products and that defendants attempted to interfere with our business relationship with Firestone Building Products by disparaging our products (misrepresentations regarding prior sales, installations and quality of service and that we provided or substituted defective or improper parts in our products). We are seeking general, special and punitive or exemplary damages and injunctive relief against the defendants.

While some of the defendants have answered the Complaint, none of them has filed a counterclaim against us in this case. We are in settlement negotiations with various defendants in this case. We do not believe we have any legal exposure in this case.

12. Subsequent Events:

LEGAL ISSUES -

On January 14, 2010, we were served with process in two lawsuits, which we deemed to frivolous. Both of these lawsuits was filed in the Superior Court of the State of California for the County of Orange, Central Justice Center (Case No. 30-2010, 00334139) ("Lawsuit A"). Lawsuit A is styled First Team Marketing and Communications vs. Ciralight Global, Inc., Ciralight, Inc. and DOES 1-25. Lawsuit A is a suit on an open book account in the amount of approximately $62,000. We believe that this suit should have been brought against Ciralight, Inc., a defunct corporation, with whom we have no affiliation or relationship. The second of these lawsuits (Case No. 30-2010, 003344479) ("Lawsuit B") is styled Greg Schmalz Consultants LLC vs. Ciralight Global, Inc., Ciralight, Inc. and DOES 1-25. Lawsuit B is a suit on an open book account in the amount of approximately $34,000. We believe this suit should have been brought against Ciralight, Inc., a defunct corporation, with whom we have no affiliation or relationship. We do not believe we have any exposure in either Lawsuit A or B. Our legal counsel is in the process of filing demurrers and motions to strike against both lawsuits.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

12. Subsequent Events: (continued)

AGREEMENTS -

In January 2010, 352,941 common stock shares at $.25 per share, with an aggregate value of $88,235, were issued as compensation and for services rendered in order to satisfy the anti-dilution rights. The Chief Executive Officer and Chief Financial Officer of the Company were each due $30,000 in aggregate compensation resulting from $3,000 per month accrued for each of them from March through December 2009. In addition, the Chief Financial Officer was due additional compensation of $29,876 for the period from February 26, 2009 (inception) to December 31, 2009. Our board of directors granted anti-dilution rights to Jeffrey Brain, iCapital Finance, Inc. (a company owned by Randall Letcavage, our former Chief Executive Officer, and his business partner, Rosemary Nguyen), Randall Letcavage and David E. Wise, our securities counsel. These anti-dilution rights entitled Jeffrey Brain, iCapital Finance, Inc., Randall Letcavage and David E. Wise to acquire additional shares of our common stock at $.25 per share in order to maintain their original percentage ownership in the our common stock. The rights entitled the holders to acquire additional shares as a result of the private offering conducted by the Company. The anti-dilution rights agreement entitled the holders to acquire their additional shares prior to March 31, 2010, at the same share price of $.25 that subscribers were purchasing stock for in the private offering. The holders exercised their rights during December 2009.

In January 2010, we entered into a nonexclusive distributorship agreement with Chaparral Green Energy Solutions, LLC, an entity in which our securities attorney, David E. Wise, Esq., owns a 50% equity interest.

In January 2010, we entered into a nonexclusive dealer agreement with Globalight Energy Solutions, LLC, an entity in which Randall Letcavage, our Chief Executive Officer, and Jeffrey Brain, our Chief Financial Officer, each own a 16.25% beneficial ownership interest.

The terms and conditions of the dealer agreement with Chaparral Green Energy Solutions, LLC and the distributorship agreement with Globalight Energy
Solutions, LLC are the same as for the other dealer and distributorship agreements. Therefore, these two agreements do not contain preferential or more favorable terms or conditions than agreements with our other dealers or distributors, except for the fact that the Company did not require Globalight Energy Solutions, LLC to pay the standard distributorship fee of $15,000. In lieu of Globalight Energy Solutions, LLC paying the standard distributorship fee of $15,000, Smokey Robinson agreed to use his name, contacts and likeness to promote the Company products. Our board of directors believes that the value to the Company of Mr. Robinson's promotion of our products is greater than the $15,000 distributorship fee to the Company.

In January 2010, we also entered into nonexclusive dealer agreements with both Green Tech Design-Build, Inc., an entity located in Salt lake City, Utah, and Eco-Smart, Inc., an entity located in Sarasota, Florida. In addition, we entered into an exclusive international distribution agreement with Zeev Shimon & Sons, Ltd., an entity located in Petah-Tikva, Israel.

In January 2010, we entered into a stock option agreement with an individual in recognition of his past activities in the development of the products manufactured by the Company. The individual has the option to purchase up to 75,900 shares of common stock at $.75 per share. The option expires the sooner of one year after the effective date of the Company's registration statement or five years from the date of the stock option agreement.

                             CIRALIGHT GLOBAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     For the period from February 26, 2009 (inception) to December 31, 2009

12. Subsequent Events: (continued)

In February 2010, we entered into an eighteen month services agreement with a construction data company regarding Smart BIM; the construction and maintenance of databases relating to customers, sales leads and marketing strategies.

On March 20, 2010, the note receivable with Randall Letcavage, see Notes 4 and 8, above, was amended from an unsecured note to a secured note, since the Company was granted a security interest in and to 329,647 shares of Company common stock owned by Randall Letcavage as collateral for the repayment of the note receivable and the note was amended to be due and payable on November 1, 2010.

CHANGE IN OFFICERS AND DIRECTORS -

On March 18, 2010, Randall Letcavage resigned as Chief Executive Officer, President and a director of the Company in order to continue and concentrate on his other businesses. Going forward, Mr. Letcavage will be available to assist and contribute to the Company in a less demanding role.

On March 19, 2010, a majority of Company directors resolved to accept Randall Letcavage's resignation as of March 18, 2010, appointed Jeffrey Brain to serve as the Company's Chief Executive Officer and President in addition to his existing positions of Chief Operating officer and Chief Financial Officer and appointed Terry Adams a member of the Board of Directors of the Company at such time as the Company obtains Director and Officer liability insurance. As of March 23, 2009, Terry Adams is not a Director, since the insurance coverage has not been obtained

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. Other than the events noted above, the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

       AUDITED FINANCIAL STATEMENTS OF CIRALIGHT, INC. FOR THE YEARS ENDED
                           DECEMBER 31, 2008 AND 2007


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Ciralight Global, Inc.
Irvine, California

We have audited the accompanying balance sheets of Ciralight, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ciralight, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years then ended, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Ciralight, Inc.'s internal control over financial reporting as of December 31, 2008 and 2007 and, accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses, has negative working capital, and subsequent to year end all assets were foreclosed on, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in
Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HJ Associates & Consultants, LLP
---------------------------------------------
HJ Associates & Consultants, LLP
Salt Lake City, Utah
February 10, 2010

                                 CIRALIGHT, INC.
                                 BALANCE SHEETS

                                                                                                 December 31,
                                                                                     -----------------------------------
                                                                                         2008                   2007
                                                                                     ------------           ------------
                                     ASSETS

Current assets
  Cash & cash equivalents                                                            $     14,163           $     69,544
  Accounts receivable, net of allowance of $52,083 and 0, respectively                    108,439                 28,419
  Inventory                                                                               341,595                140,336
  Prepaid expenses and other current assets                                               123,325                 57,755
                                                                                     ------------           ------------
      Total current assets                                                                587,522                296,054

Property and equipment, net                                                               137,379                249,785

Intangible assets, net                                                                     34,710                 52,908
                                                                                     ------------           ------------

      Total assets                                                                   $    759,611           $    598,747
                                                                                     ============           ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                                                   $  1,200,874           $    347,598
  Accrued expenses                                                                        370,958                814,136
  Notes payable, related party                                                          1,500,000                 29,211
  Convertible notes, net of debt discount of $196,560 and $592,532, respectively          444,537              1,442,223
                                                                                     ------------           ------------
      Total current liabilities                                                         3,516,369              2,633,168
                                                                                     ------------           ------------
Commitments and contingencies (Note 10)

Stockholders' deficit
  Redeemable preferred stock - $.01 par value; 100,000,000 shares authorized,
   0 and 425,000 shares issued and outstanding, respectively                                   --                  4,251
  Common stock - no par value; 100,000,000 shares authorized,
   25,061,137 and 23,953,673 shares issued and outstanding, respectively                8,984,328              5,701,843
  Additional paid-in capital                                                                   --                208,299
  Accumulated deficit                                                                 (11,741,086)            (7,948,814)
                                                                                     ------------           ------------
      Total stockholders' deficit                                                      (2,756,758)            (2,034,421)
                                                                                     ------------           ------------

      Total liabilities and stockholders' deficit                                    $    759,611           $    598,747
                                                                                     ============           ============


   The accompanying notes are an integral part of these financial statements.

                                 CIRALIGHT, INC.
                            STATEMENTS OF OPERATIONS

                                                                           For the years ended December 31,
                                                                           ---------------------------------
                                                                              2008                  2007
                                                                           -----------           -----------
Sales                                                                      $ 1,592,263           $   666,626

Cost of goods sold                                                           1,403,599               580,848
                                                                           -----------           -----------

Gross profit                                                                   188,664                85,778
                                                                           -----------           -----------

Operating expenses
  Research and development expenses                                              5,521                58,544
  Selling and marketing expenses                                               171,051               324,603
  General and administrative expenses                                        2,875,004             4,364,681
                                                                           -----------           -----------
      Total operating expenses                                               3,051,576             4,747,828
                                                                           -----------           -----------

Loss from operations                                                        (2,862,912)           (4,662,050)
                                                                           -----------           -----------

Other income (expense)
  Interest income (expense), net                                              (931,342)             (835,946)
  Other income (expense), net                                                    1,982                 1,454
                                                                           -----------           -----------
      Total other expenses                                                    (929,360)             (834,492)
                                                                           -----------           -----------

Net loss                                                                   $(3,792,272)          $(5,496,542)
                                                                           ===========           ===========

Basic and diluted loss per share                                           $     (0.15)          $     (0.23)
                                                                           ===========           ===========

Weighted average shares used in per share calculation                       24,577,743            23,597,143
                                                                           ===========           ===========


   The accompanying notes are an integral part of these financial statements.

                                 CIRALIGHT, INC
                   STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
           For the period from December 31, 2006 to December 31, 2008


                                   No Par Common Stock    Preferred Stock    Additional                        Total
                                 --------------------    ---------------      Paid in        Accumulated       Equity /
                                 Shares         Value    Shares      Par      Capital          Deficit         Deficit
                                 ------         -----    ------      ---      -------          -------         -------
BALANCE DECEMBER 31, 2006      23,015,401   $3,263,052       --    $    --    $      --    $ (2,452,272)    $   810,779

Common Stock Issued For Cash      938,272      790,531                                                          790,531

Preferred Stock For Cash                                  4,251      4,251      208,299                         212,550

Options Issued For Services                    351,714                                                          351,714

SAR's Issued For Services                        2,831                                                            2,831

Convertible Note Discount
 & Warrants                                  1,292,860                                                        1,292,860

Warrants                                           855                                                              855

Net Loss                                                                                     (5,496,542)     (5,496,541)
                               ----------   ----------  -------    -------    ---------    ------------     -----------
BALANCE DECEMBER 31, 2007      23,953,673    5,701,843    4,251      4,251      208,299      (7,948,814)     (2,034,421)

Common Stock Issued For Cash
 & Preferred Stock Conversion   1,107,464      448,732                                                          448,732

Preferred Stock Converted
 Into Common Stock                             212,550   (4,251)    (4,251)    (208,299)                              0

Options Issued For Services                    337,767                                                          337,767

Vesting SAR's                                    4,354                                                            4,354

Notes Payable & Interest
 Converted into Common Stock                 1,883,109                                                        1,883,109

Amortization of Debt
 Discount & Warrants                           395,973                                                          395,973

Net Loss                                                                                     (3,792,272)     (3,792,272)
                               ----------   ----------  -------    -------    ---------    ------------     -----------

BALANCE DECEMBER 31, 2008      25,061,137   $8,984,328       --    $    --    $      --    $(11,741,086)    $(2,756,758)
                               ==========   ==========  =======    =======    =========    ============     ===========


   The accompanying notes are an integral part of these financial statements.

                                 CIRALIGHT, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                For the years ended December 31,
                                                                               ---------------------------------
                                                                                  2008                  2007
                                                                               -----------           -----------
Cash flows from operating activities:
  Net Loss                                                                     $(3,792,272)          $(5,496,542)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                                 145,287               137,869
     Amortization of discount on convertible note                                  800,669               700,328
     Warrants granted                                                                   --                   855
     Options issued                                                                337,767               351,714
     Stock Appreciation Rights issuance                                              4,354                 2,831
     Issuance of common stock for services                                          26,558                    --
  Changes in operating assets and liabilities
     (Increase) decrease in inventory                                             (201,259)               49,471
     (Increase) decrease in accounts receivable                                    (80,020)                5,256
     Decrease (increase) in prepaid expenses and other current assets               14,104               (39,713)
     Increase in accounts payable                                                  853,276               219,275
     (Decrease) increase in accrued expenses                                      (399,754)              721,891
                                                                               -----------           -----------

Net cash used in operating activities                                           (2,291,290)           (3,346,765)
                                                                               -----------           -----------
Cash flows from investing activities:
  Purchases of equipment                                                           (14,683)              (65,778)
  Acquisition of intangibles                                                            --               (33,253)
                                                                               -----------           -----------

Net cash used in investing activities                                              (14,683)              (99,031)
                                                                               -----------           -----------
Cash flows from financing activities:
  Proceeds from notes payable                                                    2,583,367             2,136,301
  Repayments of notes payable                                                     (675,275)              (97,500)
  Proceeds from issuance of common stock                                           342,500               790,531
  Proceeds from issuance of preferred stock                                             --               212,550
                                                                               -----------           -----------

Net cash provided by financing activities                                        2,250,592             3,041,882
                                                                               -----------           -----------

Net decrease in cash                                                               (55,381)             (403,914)

Cash, beginning of period                                                           69,544               473,458
                                                                               -----------           -----------

Cash, end of period                                                            $    14,163           $    69,544
                                                                               ===========           ===========


   The accompanying notes are an integral part of these financial statements.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

1. Background and Basis of Presentation:

    Ciralight, Inc. (the "Company") was incorporated in the State of Delaware on September 15, 2005. The Company is in the business of designing, developing, and distributing proprietary advanced daylighting systems for traditional non-residential markets that benefit from natural lighting.

    Certain reclassifications have been made in the financial statements for 2008 and 2007 to conform to our financial statement presentation for 2009, specifically the depreciation and amortization expense for assets associated with cost of sales has been reclassified from general and administrative expenses to cost of sales.

2. Going Concern:

    The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business.

    The Company had a net loss of $3,792,272 in fiscal 2008 and a net loss of $5,496,542 in fiscal 2007. At December 31, 2008 and 2007, working capital deficits were $2,928,847 and $2,337,114, respectively and the accumulated deficits were $2,756,758 and $2,034,421, respectively. The company covered the deficits primarily from issuing short term convertable notes and selling stock of the Company. Additional funding will be required to continue to market its product and finance continuing research and development, production and general and administrative activities and ultimately achieve profitable operations. The Company ceased operations in March of 2009 and is now defunct, as a result of a secured creditor foreclosing on the Company's assets. See Subsequent Events Note 13, below.

3. Summary of Significant Accounting Policies:

    CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    The Company maintains its cash accounts primarily with banks located in Utah. The total cash balances are insured by the FDIC up to $250,000 per bank. At times, the amount of the Company's cash and cash equivalent exceeds the balance insured by the FDIC.

    ACCOUNTS RECEIVABLE - The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Management continually monitors accounts receivable balances and provides for an allowance for doubtful accounts at the time collection becomes questionable based on payment history or age of the receivable. The Company sells products and services generally on net 30 day terms. The Company does not normally charge financing fees on late payments. Accounts receivable are charged to the allowance for bad debts when the Company has exhausted all reasonable means of collection.

    INVENTORY - Inventory consists of raw materials and is stated at lower of cost or market on a first-in first-out method. Management will establish a reserve for damaged and discontinued inventory when determined necessary. At December 31, 2008 and 2007, no reserve was required.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

3. Summary of Significant Accounting Policies: (continued)

    PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3 to 5 year period. Leasehold improvements are amortized over the straight-line method over the life of the related lease. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. Depreciation expenses for property and equipment are recorded as either cost of goods sold or general and administrative expenses, depending on the use of the assets.

    INTANGIBLE ASSETS - Intangible assets with definite useful lives are amortized over such useful lives, which management determined to be three years, and are subject to tests for impairment whenever events or changes in circumstances indicate that impairment may exist. There was no impairment recorded in the fiscal years of 2008 and 2007 and amortization of $18,198 and $17,528 was recorded as cost of goods sold in the respective years. Amortization expense was related to the Company's patent rights and was recorded as cost of goods sold.

    IMPAIRMENT  OF LONG LIVED  ASSETS - The  Company  evaluates  its  long-lived assets for impairment, in accordance with SFAS No. 144, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the discounted estimated future cash flows. Changes in significant assumptions underlying future cash flow estimates or fair values of assets may have a material effect on the Company's financial position and results of operations. No such impairment was indicated at December 31, 2008 or 2007.

    REVENUE RECOGNITION - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, delivery has occurred, the seller's price to the buyer is fixed or determinable and collectability is reasonably assured.

    ADVERTISING COSTS - Costs associated with advertising are expensed as incurred. Advertising expense was $171,051 for the year ended December 31, 2008 and $324,603 for the year ended December 31, 2007.

    RESEARCH AND DEVELOPMENT COSTS - Research and development costs are charged to operations in the period incurred. The amounts expensed for the years ended December 31, 2008 and 2007 were $5,521 and $58,544, respectively.

    CONCENTRATIONS OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

3. Summary of Significant Accounting Policies: (continued)

    Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of accounts receivable. As of December 31, 2008, the accounts receivable total was $160,522 with a allowance for doubtful accounts of $52,083 and as of December 31, 2007, four customers had balances representing 10% or more of the Company's accounts receivable

    USE OF ESTIMATES - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the Company's debt discount, and share-based compensation expense. Actual results could differ from these estimates.

    SHARE-BASED COMPENSATION - On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

    The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

    INCOME TAXES - The Company accounts for its income taxes under the provisions of SFAS No. 109 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company provides a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

    The Company accounts for uncertain tax positions in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109." The application of income tax law is inherently complex. As such, the Company is required to make certain assumptions and judgments regarding its income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interest and penalties

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

3. Summary of Significant Accounting Policies: (continued)

    related to uncertain tax provisions are recorded as a component of the provision for income taxes. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the Company's assumptions and judgments can materially affect amounts recognized in the Company's consolidated balance sheets and statement of operations.

4. Inventory:

    Inventory consisted of the following at December 31,

                                                 2008                2007
                                               --------            --------
     Inventory:
       Inventory raw materials                 $341,595            $140,336
                                               --------            --------
                                               $341,595            $140,336
                                               ========            ========

5. Property and Equipment:

    Property and Equipment consisted of the following at December 31,

                                                 2008                2007
                                               --------            --------

     Property and Equipment                    $ 417,671           $ 402,988
       Accumulated depreciation                 (280,292)           (153,203)
                                               ---------           ---------
       Net property and equipment              $ 137,379           $ 249,785
                                               =========           =========

    Depreciation expense for property and equipment totaled $127,089 and $120,341, respectively, for the years ended December 31, 2008 and 2007. The use of the above property and equipment determines if the depreciation is recorded as cost of goods sold or as general and administrative expenses. For the year ended December 31, 2008, $43,210 of depreciation expense was recorded as cost of goods sold and $83,879 was recorded as general and administrative expenses. For the year ended December 31, 2007, $40,916 of depreciation expense was recorded as cost of goods sold and $79,425 was recorded as general and administrative expenses.

6. Notes Payable:

    Notes Payable activity for the year ended December 31, 2007:

    CONVERTIBLE NOTES - From March 2007 to April 2007, the Company received aggregate proceeds of $1,000,000 in exchange for convertible notes issued to five investors. Under the terms of the convertible notes, the notes accrue simple interest at an annual rate of 12%, with principal and interest due in one year from the date of the notes. The notes are secured by the assets of the Company. The note holders will also receive warrants to purchase 29,026 shares per $50,000 note that were issued with an exercise price equal to the 80% of the price per share of common stock issued by the Company with an expiration date of five years from the date of the notes. The notes are automatically convertible in the event that the Company subscribes $3 million of additional debt and equity (separate and apart from debt and equity raised under the convertible note subscription agreement) with the conversion price equal to 80% of the price per share of common stock issued by the Company in the transaction. The Company accounted for the beneficial conversion feature under EITF 00-27, APPLICATION OF ISSUE NO. 98-5, ACCOUNTING/OR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES, TO CERTAIN CONVERTIBLE INSTRUMENTS. After consideration of the allocation of the proceeds to the convertible notes ($768,833) and warrants ($231,167) in

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

6. Notes Payable: (continued)

    accordance with APB 14, the Company calculated that the convertible notes have an effective conversion price of $0.52 per share. This resulted in a beneficial conversion of $0.33 per share or $481,167. The beneficial conversion feature and allocation of proceeds to the warrants was recorded as a debt discount and an increase in additional paid-in capital. The debt discount is amortized over the term of the convertible notes and accordingly the Company recognized $543,155 within interest expense related to this amortization during the twelve months ended December 31, 2007.

    From July 2007 to November 2007, the Company received aggregate proceeds of $875,000 in exchange for convertible notes issued to twelve investors. Under the terms of the convertible notes, the notes accrue simple interest at an annual rate of 12%, with principal and interest due in one year from the date of the note. The notes are secured by the assets of the Company. The note holders will also receive warrants to purchase 29,026 shares per $50,000 note that were issued with an exercise price equal to the 80% of the price per share of common stock issued by the Company with an expiration date of five years from the date of the notes. The notes are automatically convertible in the event that the Company subscribes $4 million of additional debt and equity the "transaction") (separate and apart from debt and equity raised under the convertible note subscription agreement) with the conversion price equal to 80% of the price per share of common stock issued by the Company in the transaction. The Company accounted for the beneficial conversion feature under EITF 00-27, APPLICATION OF ISSUE NO. 98-5, ACCOUNTING/OR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION
    FEATURES, TO CERTAIN CONVERTIBLE INSTRUMENTS. After consideration of the allocation of the proceeds to the convertible notes ($745,502) and warrants ($128,498) in accordance with APB 14, the Company calculated that the convertible notes have an effective conversion price of $0.34 per share. This resulted in a beneficial conversion of $0.16 per share or $347,248. The beneficial conversion feature and allocation of proceeds to the warrants was recorded as a debt discount and an increase in additional paid-in capital. The debt discount is amortized over the term of the convertible notes and accordingly the Company recognized $126,865 within interest expense related to this amortization during the twelve months ended December 31, 2007.

    PROMISSORY NOTE - RELATED PARTY - On December 19, 2007, the Company issued a $125,000 promissory note payable to management (see Note 12). Under the terms of this agreement, the note accrues simple interest at an annual rate of 15%. The outstanding principal balance, plus all accrued and unpaid interest shall be due and payable upon maturity of March 1, 2008. Total interest expense related to this note in fiscal 2007 was $565. The Company also issued 3,125 warrants and the relative fair value of the warrants of $850, which was determined using the Black-Scholes option-pricing model, was recorded as common stock and recorded as an expense.

    NOTE PAYABLE - RELATED PARTY - Throughout the 2007 fiscal year, the Company received $76,711 from management (see Note 12). The Company repaid $47,500 during the year. The outstanding balance due to related parties at December 31, 2007 was $29,211, which was recorded as a short-term liability. Total interest expense related to this note was $0 in fiscal 2007.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

6. Notes Payable: (continued)

    All of the above notes payable, totaling $2,029,211 (before debt discount) were due in fiscal 2008. The above notes payable, excluding the note payable
    - related party, have warrants that entitle the holders to purchase up to 1,088,475 of the Company's common stock at a price of $0.40 per share. The weighted average fair-value of warrants granted during fiscal 2007 was $0.30. All warrants were outstanding at December 31, 2007 and have terms ending on various dates through 2012.

    Notes Payable activity for the year ended December 31, 2008:

    CONVERTIBLE NOTES - At December 31, 2007, the principal balance of the convertible notes payable was $1,875,000, held by fifteen investors.

    From January 2008 to March 2008, the Company received aggregate proceeds of $225,000 in exchange for convertible notes issued to four investors, two current convertible note holders and two additional investors. Under the terms of the convertible notes, the notes accrue simple interest at an annual rate of 12%, with principal and interest due in one year from the date of the notes. The notes are secured by the assets of the Company. The note holders will also receive warrants to purchase 29,026 shares per $50,000 note that were issued with an exercise price equal to the 80% of the price per share of common stock issued by the Company with an expiration date of five years from the date of the notes. The notes are automatically convertible in the event that the Company subscribes $3 million of additional debt and equity (separate and apart from debt and equity raised under the convertible note subscription agreement) with the conversion price equal to 80% of the price per share of common stock issued by the Company in the transaction. The Company accounted for the beneficial conversion feature under EITF 00-27, APPLICATION OF ISSUE NO. 98-5, ACCOUNTING/OR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES, TO CERTAIN CONVERTIBLE Instruments. After consideration of the allocation of the proceeds to the convertible notes ($191,627) and warrants ($33,373) in accordance with APB 14, the Company calculated that the convertible notes have an effective conversion price of $0.34 per share. This resulted in a beneficial conversion of $0.16 per share or $89,623. The beneficial conversion feature and allocation of proceeds to the warrants was recorded as a debt discount and an increase in additional paid-in capital. The debt discount is amortized over the term of the convertible notes and accordingly the Company recognized $25,760 within interest expense related to this amortization during the twelve months ended December 31, 2008.

    At March 31, 2008, the principal balance of the convertible notes payable was $2,100,000. During the second fiscal quarter of 2008, $1,300,000 of the convertible notes payable balance was satisfied and $200,000 of the balance was paid in cash, upon the request of one investor.

    At June 30, 2008, the principal balance of the convertible notes payable was $600,000. During the third fiscal quarter of 2008, $500,000 of the convertible notes payable balance was converted into shares of common stock upon the election by two of the investors and $86,698 of the balance was paid in cash, upon the request of two investors, which consisted of a portion of the two investors' balances.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

6. Notes Payable: (continued)

    The principal balance of the convertible notes payable of $13,302 at September 30, 2008, was disbursed to the remaining two investors during the fourth fiscal quarter of 2008.

    PROMISSORY NOTE - RELATED PARTY - On January 1, 2008, the balance in the promissory note payable to management account was $125,000. During 2008, the Company issued promissory notes payable to management for a total of $793,303 (see Note 12). Under the terms of the promissory notes, the notes accrue simple interest at an annual rate of 15%. The outstanding principal balance, plus all accrued and unpaid interest shall be due and payable upon maturity on March 1, 2008. During 2008, payments made to pay down the promissory notes totaled $288,303, leaving a balance at December 31, 2008 of $630,000. At December 31, 2008, accrued interest relating to the promissory notes totaled $225,897.

    NOTE PAYABLE - RELATED PARTY - Throughout the 2008 fiscal year, the Company received $65,062 from management (see Note 12). The Company repaid $94,275 during the year, leaving a zero balance in the Note Payable to Related Party account at December 31, 2008.

    NOTE PAYABLE - RELATED PARTY /SECURED CREDITOR -- During 2008, George Adams, Sr., became a secured creditor and related party of the Company (see Note
    12). During 2008, Mr. Adams loaned an aggregate total of $1,500,000 to the Company, at an annual interest rate of 7%, to be paid upon maturity at March 1, 2009. Upon default by the Company, Mr. Adams would have the right to foreclose on the Company's assets and become the sole owner. See Subsequent Events Note 13, below.

    Below is a summary of Notes Payable activity, including debt discount, for fiscal 2008:

                                          Balance at         Net Increase            Balance at
                                         December 31,       (Decrease) for          December 31,
            Description                     2007           fiscal year 2008            2008
            -----------                  -----------       ----------------         -----------
     Notes Payable                       $ 2,000,000          $(1,625,000)          $   375,000
     Notes Payable - Related Party            29,211            1,725,789             1,755,000
                                         -----------          -----------           -----------
         Total                           $ 2,029,211          $   100,789           $ 2,130,000
                                         ===========          ===========           ===========

7. Income Taxes:

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    Net deferred tax liabilities consist of the following components as of December 31, 2008 and 2007:

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

7. Income Taxes: (continued)

                                                  2008                  2007
                                              -----------           -----------
    Deferred tax assets:
      NOL Carryover                           $ 3,140,752           $ 2,529,486
      Accrued Expenses                            585,000
      Section 263(A) Capitalization                    --               145,768
      Allowance for Doubtful A/R                   20,312

    Deferred tax liabilities
    Depreciation                                       --                    --

    Valuation allowance                        (3,746,064)           (2,675,254)
                                              -----------           -----------
    Net deferred tax asset                    $        --           $        --
                                              ===========           ===========

    The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2008 and 2007 due to the following:

                                                  2008                  2007
                                              -----------           -----------

    Book Income                               $(1,478,986)          $(2,143,651)
    Options                                       139,232               138,273
    Meals & Entertainment                          41,036                52,813
    Interest Expense                              239,260               273,128
    Accrued Expenses                              593,959                    --
    Section 263(A) Capitalization                (145,678)               98,009
    Valuation allowance                           611,177             1,581,428
                                              -----------           -----------
                                              $        --           $        --
                                              ===========           ===========

    At December 31, 2008, the Company had net operating loss carryforwards of approximately $8,000,000 that may be offset against future taxable income from the year 2008 through 2028. No tax benefit has been reported in the December 31, 2008 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

    Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

8. Stockholders' Equity:

    The Company is authorized to issue up to 100,000,000 shares of common stock and 100,000,000 shares of preferred stock with no par value and $0.01 par value, respectively, under terms and conditions established by the Board of Directors.

    Prior to fiscal year 2007, the Company has issued a total of 23,953,673 shares of common stock. A total of 15,000,000 of these shares were issued to the Company's founders pursuant to director consent resolutions entered into upon the formation of the Company. The remaining 8,953,673 shares of common stock were issued to investors through private placements at offering prices varying from $0.20 to $0.75 per share.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

8. Stockholders' Equity: (continued)

    During fiscal year 2007, the Company has issued 938,272 shares of common stock to investors through private placements at offering prices varying from $0.50 to $0.85. Net proceeds on these shares issued totaled $790,531.

    During September 2007, the Company issued 425,000 of cumulative 12% Series A Preferred Stock with a $0.01 par value and $0.50 face value. Proceeds on this issuance totaled $212,550. The preferred stock was initially convertible into 425,100 shares of the Company's common stock at a conversion price of $0.50 per share.

    The holders of the Series A Preferred may require the Company to redeem its shares at any time after December 31, 2012 at face value plus dividends in arrears. In addition, the Company may call for redemption of these shares after December 31, 2012.

    During 2008, the Company issued 1,107,464 common shares, with total value of $ 448,732. Thus, at December 31, 2008, the cumulative number of common shares issued totaled 25,061,137.

    During 2008, all holders of the Series A Preferred stock redeemed their shares and converted them into common stock. A total of 425,000 Series A Preferred shares were converted into 425,000 shares of common stock at the same value of $212,550.

9. Stock Options and Warrants:

    STOCK OPTION PLAN -- The Company has adopted a 2007 Stock Option Plan. The maximum number of shares of common stock that may be issued pursuant to exercise of options are 5 million and the Board of Directors, or a designated committee, is to determine the exercise price of options. The options either vest immediately or at scheduled periods over approximately 3 or 4 years and have a life of 5 or 10 years.

    Share-based   compensation   expense  resulted  in  $337,767  and  $351,714,
    respectively, for the years ended December 31, 2008 and 2007..

    The Black-Scholes option-pricing model was used to estimate the option fair values. This option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was estimated utilizing a weighted average of comparable published volatilities based on industry comparables. Expected pre-vesting forfeitures were estimated based on actual historical and expected employee turnover. The expected option term was calculated using the "simplified" method permitted by SEC Staff Accounting Bulletin 107. The fair value of options granted during the years ended December 31, 2008 and 2007 were estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

                                                  2008 & 2007
                                                  -----------

            Expected volatility                     58 - 62%
            Risk-free interest rate                3.7 - 4.9%
            Expected dividends                         --
            Expected terms (in years)                  5-8
            Estimated forfeiture rate                  30%

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

9. Stock Options and Warrants: (continued)

    The following tables summarize stock options outstanding and activity as of and for the years ended December 31, 2008 and 2007:

                                                         Weighted     Remaining
                                                          Average    Contractual
                                                         Exercise       Term
                                             Shares       Price      (in years)
                                             ------       -----      ----------
    Outstanding at January 1, 2007
      Granted                              4,775,000       $0.73         8.7
      Exercised                                   --       $  --          --
      Forfeited                           (2,400,000)      $0.76         9.0
      Outstanding at December 31, 2007     2,375,000       $0.70         8.3
      Exercisable at December 31, 2007       450,000       $0.64         4.5

    Outstanding at January 1, 2008         2,375,000       $  --          --
      Granted                                818,333       $0.48        9.13
      Exercised                                   --       $  --          --
      Forfeited                             (375,000)      $0.05        8.18
      Outstanding at December 31, 2008     2,818,333       $0.96        8.72
      Exercisable at December 31, 2008     1,598,332       $1.15        4.06

    If not previously exercised, options expire as follows:

                                         Weighted Average           Range of
                 Number of Options        Exercise Price         Exercise Price
                 -----------------        --------------         --------------

     2011              200,000                  .12                $.50 - .75
     2012              450,000                  .31                $.50 - .75
     2013              518,333                  .35                $.50 - .50
     2017            1,550,000                  .36                $.50 - .85
     2018              100,000                   --                $.50 - .50
    Total            2,818,333

    The weighted average fair value of options granted during fiscal 2008 and 2007 was $0.27 and $0.33, respectively. The exercise price of options granted during fiscal years 2008 and 2007 equaled the estimated fair market value of the stock at the time of grant, except the exercise price for 250,000 options granted in 2007. These options have an exercise price of $0.75 when the estimated fair market value of the stock was $0.85. No options were exercised during the fiscal years 2008 and 2007. Accordingly, the Company did not realize any tax deductions related to the intrinsic value of exercised options.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

9. Stock Options and Warrants: (continued)

    Total unrecognized share-based compensation expense from unvested stock options granted in the year ended December 31, 2007 was $487,577.

    WARRANTS -- See Note 5 for description of warrants.

    The following tables summarize stock warrants outstanding and activity as of and for the years ended December 31, 2008 and 2007:

                                                        Weighted      Remaining
                                                         Average     Contractual
                                          Number of     Exercise        Term
                                           Warrants       Price      (in years)
                                           --------       -----      ----------

    Outstanding at January 1, 2007              --        $  --           --
      Granted                            1,088,475        $0.58         4.44
      Exercised                                 --        $  --           --
      Forfeited                                 --        $  --           --
      Outstanding at December 31, 2007   2,375,000        $0.58         4.44
      Exercisable at December 31, 2007   1,088,475        $0.58         4.44

    Outstanding at January 1, 2008       1,088,475        $  --            -
      Granted                              130,617        $0.05         5.14
      Exercised                                 --        $  --           --
      Forfeited                                 --        $  --           --
      Outstanding at December 31, 2008   1,219,092        $0.05         5.14
      Exercisable at December 31, 2008   1,219,092        $0.05         5.14

    The weighted average fair value of warrants granted during fiscal 2008 and 2007 was $0.05 and $0.49, respectively.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

10. Stock Appreciation Rights:

    On March 30, 2007 the Board of Directors adopted a Stock Appreciation Rights Plan (SARs) allowing for the issuance of up to 500,000 SARs to employees of the Company. Each SAR entitles the holder of the grant, if exercised, to participate in the appreciation of the common stock of the Company above the strike price of the grant. Exercised grants may, at the sole discretion of the Company, be settled in cash or shares of common stock.

    At December 31, 2008 and 2007, the Company had issued 0 and 90,000 SARs, respectively, under the plan. The grants vest over a period of three years and have a life of 10 years. The Black-Scholes option-pricing model was used to estimate the fair value of the grants. See Note 9, Stock Options, for the critical assumptions used in the Black-Scholes model.

    The following tables summarizes SARs outstanding and activity as of and for the years ended December 31, 2008 and 2007:

                                                    Weighted
                                                     Average    Weighted Average
                                                    Exercise     Remaining Term
                                          SAR         Price        (In Years)
                                          ---         -----        ----------

    Outstanding at January 1, 2007           --       $  --            --
      Granted                            90,000       $ .85           4.3 yrs
      Exercised                              --       $   0            --
      Forfeited                         (40,000)      $ .85           4.3 yrs
    Outstanding at December 31, 2007     50,000       $ .85           4.3 yrs
    Exercisable at December 31, 2007         --       $  --            --

    Outstanding at January 1, 2008       50,000          --            --
      Granted                                --          --            --
      Exercised                              --          --            --
      Forfeited                              --          --            --
    Outstanding at December 31, 2008     50,000       $ .85          3.35 yrs
    Exercisable at December 31, 2008                     --            --

    All outstanding SARs at December 31, 2008 and 2007 expire during 2012 if not previously exercised. There were no SARS granted during fiscal 2008 and the weighted average fair value of SARs granted during fiscal 2007 was $0.37.

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

11. Commitments and Contingencies:

    OPERATING   LEASES  --  The  Company  leases  office  space  pursuant  to  a non-cancelable operating lease agreement. Future minimum lease payments pursuant to the lease as of December 31, 2008 and 2007 were as follows:

                Years Ended December 31,
                ------------------------

                        2008                     $144,595
                        2009                       56,043
                        2010                       38,935
                        2011                       39,690
                        2012                       20,222
                                                 --------
                                                 $299,485
                                                 ========

    Rent expense totaled $185,417 and $134,721, respectively, for the years ended December 31, 2008 and 2007.

    CAPITAL LEASES - During 2007, the Company entered into capital lease agreements with vendors whereby the Company received assets with a fair value of $26,323 in exchange for capital leases. Under the terms of the capital leases, the Company makes monthly payments totaling $2,345 with implied interest rates ranging from 17.2% to 21.6% through March 2010 and the capital leases are depreciated in accordance with property and equipment policy. The following sets forth future minimum lease payments under the capital lease:

                                                    As of December 31,
                                                 -----------------------
                Years Ended December 31,           2007            2008
                ------------------------         -------         -------

                        2008                     $28,134         $    --
                        2009                      11,247          11,247
                        2010                       1,731           1,731
                                                 -------         -------
                                                  41,112          12,978
                                                 -------         -------
                Less: imputed interest            (6,356)         (1,881)
                                                 -------         -------
                                                 $34,756         $11,097
                                                 =======         =======

12. Related Party Transactions:

    During fiscal 2007, the Company borrowed money from management to repay vendors. The total borrowed was $76,711 (see Note 6).

    On December 19, 2007, the Company issued a $125,000 promissory note to a related party (see Note 6).

                                 CIRALIGHT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2008 and 2007

12. Related Party Transactions: (continued)

    During the 2007 fiscal year, the Company paid an entity, which is owned by a member of the Board of Directors, $115,002 for goods and services and at year end owed $21,052. The Company also received payments totaling $45,845 from this related party and at year end the Company recorded $ 1,248 in accounts receivable.

    During fiscal 2008, the Company repaid the $76,711 borrowed from management in 2007, the Company paid off the $125,000 promissory note issued to a related party in 2007 and the Company collected the $1,248 due from the entity as of December 31, 2007.

    In addition, during fiscal 2008, George Adams, Sr., became a secured creditor and related party of the Company (see Note 6). During 2008, Mr. Adams loaned a total of $1,500,000 to the Company to be paid upon maturity at March 1, 2009. Upon default by the Company, Mr. Adams would have the right to foreclose on the Company's assets and become the sole owner. See Subsequent Events Note 13, below.

13. Subsequent Events:

    DISCONTINUATION OF CIRALIGHT INC.

    In the first quarter of 2009, the Company defaulted on the loan from George Adams Sr. and Mr. Adams initiated a foreclosure action against the Company. Mr. Adam's loan was secured by the Company's assets including the product patents, assets, accounts receivable and inventory. The Board of Directors of Ciralight Inc. on January 27, 2009 assigned all manufacturing rights to Mr. Adams and instructed that the Company's inventory be moved from the Company warehouse in Salt Lake City Utah to Mr. Adams' facility in Anaheim California. On March 15, 2009 the Ciralight Inc. offices in Salt Lake City were closed and all the files, remaining inventory, as well as computers and equipment were moved to Southern California.

    The Company has evaluated events subsequent to the balance sheet date (December 31, 2008) through February 10, 2010 and concluded that no additional subsequent events have occurred that require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

     We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Ciralight Global, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     *    except the common stock covered by this prospectus
     * in any jurisdiction in which the distribution, offer or solicitation is not authorized
     * in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
     * to any person who is not a United States resident or who is outside the jurisdiction of the United States

     The delivery of this prospectus or any accompanying sale does not imply that:

     * there have been no changes in the affairs of Ciralight Global, Inc. after the date of this prospectus; or
     * the information contained in this prospectus is correct after the date of this prospectus.

     During the 150 days  following  the date of this  prospectus,  all  dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                   PROSPECTUS

                         966,049 SHARES OF COMMON STOCK

                             CIRALIGHT GLOBAL, INC.

                                __________, 2010

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We are bearing all expenses in connection with this registration statement other than sales commissions. Estimated expenses payable by us in connection with the registration and distribution of the common stock registered hereby are as follows.

      SEC Registration Fee                      $ 17.22
      Printing Expenses                         $     *
      Legal Fees and Expenses                   $     *
      Accounting Fees and Expenses              $     *
      Blue Sky Fees and Expenses                $     *
      Transfer Agent Fees and Expenses          $     *
      Miscellaneous Expenses                    $     *
      Mergent, Inc.                             $     *
                                                -------
      Total                                     $     *
                                                =======

----------
* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIABILITY OF DIRECTORS AND OFFICERS

     Article 9 of the Company's Articles of Incorporation provides that our directors and officers shall not be personally liable to the Company or our stockholders for damages for breach of fiduciary duty. However, Article 9 does not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (2) the unlawful payment of dividends.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 10 of the Company's Articles of Incorporation entitle any present and future director or executive officer to be indemnified and held harmless from any action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

     The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

     The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     Article 10 of the our Articles of Incorporation and Article VII of our By-Laws entitle any director or executive officer to be indemnified and held harmless from any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

     The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

ITEM 15. SALES OF UNREGISTERED SECURITIES.

RECENT ISSUANCES OF UNREGISTERED SECURITIES

     Since its incorporation on February 26, 2009, we have issued the following securities without registration under the Securities Act of 1933:

     In April 2009, we issued the following shares of our common stock at par value to our founders for services rendered in the formation of the Company and for developmental work on our business plan:

Name of Shareholder         Number of Shares Issued      Aggregate Consideration
-------------------         -----------------------      -----------------------

Jeffrey Brain                      320,000                        $320
Frederick Feck                     400,000                        $400
iCapital Finance, Inc.             240,000                        $240
Randall Letcavage                  400,000                        $400

SUB-TOTAL: 1,360,000 shares of common stock outstanding after this issuance.

     In April 2009, we issued 240,000 shares of our common stock at par value for an aggregate consideration of $330 to David E. Wise, our securities counsel, as payment for legal services previously rendered. The fair value of the services rendered slightly exceeded the amount of stock issued at par value.

SUB-TOTAL: 1,600,000 shares of common stock outstanding after this issuance.

     In April 2009, we entered into an Exchange of Stock for Assets Agreement with Mr. George Adams, Sr. ("Adams Agreement") to acquire certain assets including, but not limited to, a U.S. patent and patent applications pending in Canada, Europe, Mexico and the United States, artwork, trademarks, equipment, furniture, databases, technical drawings, promotional materials, trade names and inventory parts and marketing rights related to the Suntracker One(TM), Suntracker Two(TM) previously owned and distributed by Ciralight, Inc., a Utah corporation, such assets having been foreclosed on by Mr. Adams, who was the secured creditor of Ciralight, Inc. We have no affiliation, contractual or otherwise, with Ciralight, Inc. or any of its employees, officers or directors.

     In April 2009, we acquired all of the above described assets from Mr. Adams, except for the U.S. patent and the patent applications pending in Canada, Europe, Mexico and the United States, in exchange for 3,200,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock. In December 2009, we acquired the U.S. patent and patent applications pending in Canada, Europe, Mexico and the United States from Mr. Adams in exchange for the issuance by us of an additional 400,000 shares of our common stock and a convertible promissory note in the amount of $250,000. The note is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. As a result of this transaction, Mr. Adams is our largest shareholder.

SUB-TOTAL: 5,200,000 shares of common stock and 1,000,000 shares of preferred stock outstanding after this issuance.

     On October 1, 2009, we issued a Convertible Note to Mr. Frederick Feck (one of our directors) in the amount of $48,507.29 to evidence the our indebtedness to Mr. Feck for his payment of $48,507.29 of the Company's expenses. Mr. Feck paid these Company expenses between March 13, 2009 until September 15, 2009. These expenses included salaries, consulting fees, labor, legal fees for formation of the Company, legal and filing fees related to patents, travel expenses and the electric bills on our Corona, California warehouse facility. The Convertible Note issued to Mr. Feck had an interest rate of Prime Rate (as quoted in the Wall Street Journal) plus 2% per annum. On December 1, 2009, Mr. Feck elected to convert this note into 200,000 shares of our common stock.

SUB-TOTAL: 5,400,000 shares of common stock and 1,000,000 shares of preferred stock outstanding after this issuance.

     On November 5, 2009, we issued a Convertible Note in the principal amount of $73,788 to Terry Adams, the son of George Adams, Sr., to evidence monies loaned to us. The Convertible Note is due on or before December 15, 2012, bears interest at the rate of Prime Rate (as quoted in the Wall Street Journal) plus 2% per annum and is convertible into shares of our common stock at a conversion rate of one share per $.25 of outstanding principal and interest. No portion of the Convertible Note has been converted into shares of our common stock.

SUB-TOTAL: 5,400,000 shares of common stock and 1,000,000 shares of preferred stock outstanding after this issuance.

     Our board of  directors  granted  anti-dilution  rights to  Jeffrey  Brain,
iCapital Finance, Inc. (a company owned by Randall Letcavage, our Chief Executive Officer, and his business partner, Rosemary Nguyen), Randall Letcavage and David E. Wise, our securities counsel. These anti-dilution rights entitled Jeffrey Brain, iCapital Finance, Inc., Randall Letcavage and David E. Wise to acquire additional shares of our common stock at $.25 per share in order to maintain their original percentage ownership in the our common stock. Consequently, we issued as compensation and for services rendered the following anti-dilution shares in January 2010:


Name of Recipient                Number of Shares         Value of Shares
-----------------                ----------------         ---------------
Jeffry Brain                        94,118                   $23,529
iCapital Finance, Inc.              70,588                   $17,647
Randall Letcavage                  117,647                   $29,412
David E. Wise                       70,588                   $17,647


SUB-TOTAL: 5,752,941 shares of common stock and 1,000,000 shares of preferred stock outstanding after this issuance.

     In January 2010, we issued (i) 120,000 shares of our common stock to Bayport Holding Company, LLC, the personal holding company of Jeffrey Brain, our Chief Financial Officer, as $30,000 in aggregate compensation (at $.25 per share) accrued $3,000 per month from March through December 2009; and (ii) 119,505 shares of our common stock to Bayport Holding Company, LLC as bonus compensation due to Mr. Brain in the amount of $29,876.

SUB-TOTAL: 5,992,446 shares of common stock and 1,000,000 shares of preferred stock outstanding after this issuance.

     In January 2010, we issued 120,000 shares of our common stock to Randall Letcavage, our Chief Executive Officer, as $30,000 in aggregate compensation (at $.25 per share) accrued $3,000 per month from March through December 2009.

SUB-TOTAL: 6,112,446 shares of common stock and 1,000,000 shares of preferred stock outstanding after this issuance.

     The above shares were issued in reliance of the exemption from registration requirements of the Securities Act of 1933, as amended ("33 Act"), provided by
Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities. In connection with the above stock issuances, the offers and sales were made to a limited number of persons, all of whom were accredited investors, friends, family or business associates of the Company and its management and shareholders; transfer of the securities was restricted by the Company within the requirements of the 33 Act, since all certificates representing such securities bear a restrictive legend and appropriate stop transfer instructions are maintained in the stock records of the Company; there was no general solicitation of investors or advertising associated with the above offers and sales; and no underwriters were involved in such offers and sales. In addition to various representations made to us by such persons, we have made independent determinations that such persons were accredited or sophisticated investors and that they were capable of analyzing the merits and risks of their investment in our securities and that they understood that the speculative nature of their investment.

     Between April 30, 2009, and January 15, 2010, we issued an aggregate 5,200,000 shares of our common stock for an aggregate cash consideration of $1,300,000 (or $.25 per share) to 110 investors.

SUB-TOTAL: 11,312,446 shares of common stock and 1,000,000 shares of preferred stock outstanding after this issuance.

     The above shares were issued in reliance on the exemption from registration requirements of the 33 Act provided by Regulation D, Rule 506 promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

     *    the  investors   represented  to  us  that  they  were  acquiring  the
          securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

     * we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;

     * the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

     * each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

     * each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices in Irvine, California and our warehouse facility in Corona, California, pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

     * each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

     * we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

     * we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

     * we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

     *    we placed stop transfer instructions in our stock transfer records;

     *    we  sold   securities  to  less  than  35  individuals  who  were  not
          "accredited investors" as defined in Rule 501 of Regulation D promulgated under the 33 Act;

     * no underwriter was involved in the offering and the only registered broker-dealer involved in the offering was Marquis Financial Services to whom we paid commissions in the amount of $6,500 (equal to 10% of the $65,000 raised by Marquis Financial Services in the offering); and

     * we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

ITEM 16. EXHIBITS

Exhibit No.                               Description
-----------                               -----------

3(i).1* Articles of Incorporation of Ciralight West, Inc. filed February 26, 2009, with the Secretary of State of Nevada

3(i).2* Certificate of Amendment to the Articles of Incorporation filed on March 13, 2009, with the Secretary of State of Nevada (changing name to Ciralight Global, Inc.).

3(i).3* Certificate of Amendment to the Articles of Incorporation filed on April 22, 2009, with the Secretary of State of Nevada.

3(ii)*        By-Laws of Ciralight Global, Inc.

4.1* $250,000 Prime Rate Plus 2% Convertible Note Due 2012 payable to George Adams, Sr.

4.2* Certificate of Designation of Series A Preferred Stock filed on July 22, 2009, with the Secretary of State of Nevada


4.3*          Ciralight Global, Inc. Certificate of Common Stock (Specimen)


4.4* $48,507.29 Prime Rate Plus 2% Convertible Note Due 2012 payable to Frederick Feck

4.5* $73,788.00 Prime Rate Plus 2% Convertible Note Due 2012 payable to Terry Adams

4.6*          Stock Subscription Agreement (unsigned and undated prototype)

5.1**         Opinion of David E. Wise, Esq., Attorney at Law

10.1* Exchange of Stock for Assets Agreement dated as of April 1, 2009, by and between Ciralight Global, Inc. and George Adams, Sr.

10.2* Amendment to Exchange of Stock for Assets Agreement by and between Ciralight Global, Inc. and George Adams, Sr. dated December 15, 2009.

10.3* Assignment of Issued United States Patent and Pending United States Patent Application dated December 17, 2009

10.4* Domestic Non-Exclusive Dealer Agreement (undated and unsigned prototype)

10.5*         Domestic   Non-Exclusive   Distribution   Agreement  (undated  and
              unsigned prototype)

10.6* Domestic Non-Exclusive Dealer Agreement by and between Ciralight Global, Inc. and Globalight Energy Solutions, LLC dated as of December 1, 2009

10.7* Domestic Non-Exclusive Dealer Agreement by and between Ciralight Global, Inc. and Chaparral Green Energy Solutions, LLC dated as of January 1, 2010

10.8* Promissory Note in the principal amount of $69,865.00 dated January 15, 2010 from Randall Letcavage payable to Ciralight Global, Inc.

10.9* Assumption of the Financial Consulting Agreement - Memorandum of Understanding by and between Ciralight Global, Inc. and iCapital Finance, Inc. dated April 20,2009

10.10* Promissory Note and Security Agreement in the principal amount of $69,865 dated March 20, 2010 from Randall Letcavage payable to Ciralight Global, Inc. (in replacement of Promissory Note attached as Exhibit 10.8).


10.11* Domestic Non-Exclusive Dealer Agreement dated December 1, 2009, by and between Ciralight Global, Inc. and Green Tech Design-Build, Inc.

10.12* International Distribution Agreement dated January 15, 2010, by and between Ciralight Global, Inc. and ZEEV Shimon & Sons, Ltd.


10.13* International Dealership Agreement dated June 18, 2009, by and between Ciralight Global, Inc. and RSB Construction LTD.

10.14* Domestic Non-Exclusive Dealer Agreement dated April 1, 2010, by and between Ciralight Global, Inc. and J-MACS Consulting, LLC.

10.15* Domestic Non-Exclusive Dealer Agreement dated April 15, 2010, by and between Ciralight Global, Inc. and The Energy Solutions Group Worldwide, LLC.

10.16* Domestic Non-Exclusive Dealer Agreement dated April 15, 2010, by and between Ciralight Global, Inc. and Kemper & Associates, Inc., d/b/a Total Roofing & Reconstruction.

10.17* Domestic Non-Exclusive Dealer Agreement dated December 1, 2009, by and between Ciralight Global, Inc. and Eco-Smart, Inc.

10.18* Commercial Lease Agreement dated April 1, 2010, by and between Ciralight Global, Inc. and Frederick Feck.

10.19* Material Liability Agreement dated September 3, 2009, by and between Ciralight Global, Inc. and Suntron Corporation.

10.20*        Material   Terms  and  Conditions  of  Verbal  Office  Lease  for
              Executive Offices in Irvine, California.

10.21*        Material   Terms  and  Conditions  of  Verbal  Office  Lease  for
              Warehouse/Offices in Corona, California

14*           Code of Business Conduct and Ethics

21*           Subsidiaries.

23.1**        Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

23.2**        Consent of HJ Associates & Consultants, LLP

23.3**        Consent of HJ Associates & Consultants, LLP

24.1*         Power of Attorney (included in signature page).

----------
*   Previously filed.
**  Filed herewith.

     The exhibits are not part of the prospectus and will not be distributed with the prospectus, unless requested by the selling shareholders.

ITEM 17. UNDERTAKINGS

     We hereby undertake the following:

     1. Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     2. a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     3. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     5. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registrations statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on the 18th day of June, 2010.


Ciralight Global, Inc.


By: /s/ Jeffrey S. Brain
   -------------------------------------
   Jeffrey S. Brain
   President and Chief Executive Officer



     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                               Title                                     Date
       ---------                               -----                                     ----


/s/ Jeffrey S. Brain                  President                                       June 18, 2010
------------------------------        Chief Executive Officer
Jeffrey S. Brain                      (Principal Executive Officer)
                                      Chief Financial Officer
                                      (Principal Financial and Accounting Officer)
                                      Director


/s/ Frederick Feck                    Corporate Secretary and Director                June 18, 2010
------------------------------
Frederick Feck

Exhibit No.                               Description
-----------                               -----------

3(i).1* Articles of Incorporation of Ciralight West, Inc. filed February 26, 2009, with the Secretary of State of Nevada

3(i).2* Certificate of Amendment to the Articles of Incorporation filed on March 13, 2009, with the Secretary of State of Nevada (changing name to Ciralight Global, Inc.).

3(i).3* Certificate of Amendment to the Articles of Incorporation filed on April 22, 2009, with the Secretary of State of Nevada.

3(ii)*        By-Laws of Ciralight Global, Inc.

4.1* $250,000 Prime Rate Plus 2% Convertible Note Due 2012 payable to George Adams, Sr.

4.2* Certificate of Designation of Series A Preferred Stock filed on July 22, 2009, with the Secretary of State of Nevada


4.3*          Ciralight Global, Inc. Certificate of Common Stock (Specimen)


4.4* $48,507.29 Prime Rate Plus 2% Convertible Note Due 2012 payable to Frederick Feck

4.5* $73,788.00 Prime Rate Plus 2% Convertible Note Due 2012 payable to Terry Adams

4.6*          Stock Subscription Agreement (unsigned and undated prototype)

5.1**         Opinion of David E. Wise, Esq., Attorney at Law

10.1* Exchange of Stock for Assets Agreement dated as of April 1, 2009, by and between Ciralight Global, Inc. and George Adams, Sr.

10.2* Amendment to Exchange of Stock for Assets Agreement by and between Ciralight Global, Inc. and George Adams, Sr. dated December 15, 2009.

10.3* Assignment of Issued United States Patent and Pending United States Patent Application dated December 17, 2009

10.4* Domestic Non-Exclusive Dealer Agreement (undated and unsigned prototype)

10.5*         Domestic   Non-Exclusive   Distribution   Agreement  (undated  and
              unsigned prototype)

10.6* Domestic Non-Exclusive Dealer Agreement by and between Ciralight Global, Inc. and Globalight Energy Solutions, LLC dated as of December 1, 2009

10.7* Domestic Non-Exclusive Dealer Agreement by and between Ciralight Global, Inc. and Chaparral Green Energy Solutions, LLC dated as of January 1, 2010

10.8* Promissory Note in the principal amount of $69,865.00 dated January 15, 2010 from Randall Letcavage payable to Ciralight Global, Inc.

10.9* Assumption of the Financial Consulting Agreement - Memorandum of Understanding by and between Ciralight Global, Inc. and iCapital Finance, Inc. dated April 20,2009

10.10* Promissory Note and Security Agreement in the principal amount of $69,865 dated March 20, 2010 from Randall Letcavage payable to Ciralight Global, Inc. (in replacement of Promissory Note attached as Exhibit 10.8).


10.11* Domestic Non-Exclusive Dealer Agreement dated December 1, 2009, by and between Ciralight Global, Inc. and Green Tech Design-Build, Inc.

10.12* International Distribution Agreement dated January 15, 2010, by and between Ciralight Global, Inc. and ZEEV Shimon & Sons, Ltd.


10.13* International Dealership Agreement dated June 18, 2009, by and between Ciralight Global, Inc. and RSB Construction LTD.

10.14* Domestic Non-Exclusive Dealer Agreement dated April 1, 2010, by and between Ciralight Global, Inc. and J-MACS Consulting, LLC.

10.15* Domestic Non-Exclusive Dealer Agreement dated April 15, 2010, by and between Ciralight Global, Inc. and The Energy Solutions Group Worldwide, LLC.

10.16* Domestic Non-Exclusive Dealer Agreement dated April 15, 2010, by and between Ciralight Global, Inc. and Kemper & Associates, Inc., d/b/a Total Roofing & Reconstruction.

10.17* Domestic Non-Exclusive Dealer Agreement dated December 1, 2009, by and between Ciralight Global, Inc. and Eco-Smart, Inc.


10.18* Commercial Lease Agreement dated April 1, 2010, by and between Ciralight Global, Inc. and Frederick Feck.

10.19* Material Liability Agreement dated September 3, 2009, by and between Ciralight Global, Inc. and Suntron Corporation.

10.20*        Material   Terms  and  Conditions  of  Verbal  Office  Lease  for
              Executive Offices in Irvine, California.

10.21*        Material   Terms  and  Conditions  of  Verbal  Office  Lease  for
              Warehouse/Offices in Corona, California

14*           Code of Business Conduct and Ethics

21*           Subsidiaries.

23.1**        Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

23.2**        Consent of HJ Associates & Consultants, LLP

23.3**        Consent of HJ Associates & Consultants, LLP

24.1*         Power of Attorney (included in signature page).

----------
*   Previously filed.
**  Filed herewith.

     The exhibits are not part of the prospectus and will not be distributed with the prospectus, unless requested by the selling shareholders.